UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Cell Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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March 27, 2014

Dear Shareholder:

You are cordially invited to attend the Cell Therapeutics, Inc. Annual Meeting of Shareholders (the “Annual Meeting”), which will be held at 10:00 a.m. Eastern Daylight Time (EDT), on Thursday, May 22, 2014, at the W New York, 541 Lexington Avenue, New York, New York 10022, U.S.A.

Information concerning the business to be conducted at the Annual Meeting is included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement (the “Proxy Statement”).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. The Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Annual Report”) are available electronically at our website at http://www.celltherapeutics.com. We are utilizing the Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to their shareholders on the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the Proxy Statement and the 2013 Annual Report. The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each of those shareholders can receive a paper copy of the proxy materials, including the Proxy Statement, the 2013 Annual Report and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice, such as shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail. We believe this delivery method allows us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

If you are an Italian shareholder who does not hold shares in record name (i.e., you hold shares through an Italian bank), you may obtain a copy of the Proxy Statement and a proxy card from any of the following places:

•	the office of the Italian branch of our subsidiary, CTI Life Sciences Limited (Attention: Investor Relations, CTI Life Sciences Limited at +39 02 89659700), at Via Amedei 8, 20123 Milan, Italy;

•	the office of any of the depository banks having our shares in their accounts, subject to their availability to provide a copy of the Proxy Statement and/or the proxy card;

•	the SEC’s website at http://www.sec.gov; or

•	our website at http://www.celltherapeutics.com.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented.

If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or sign, date and return in the pre-addressed envelope provided the enclosed proxy or voting instruction card. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your Notice. You may also request a paper copy of the proxy materials by visiting the Internet site address listed on your Notice, calling the toll-free number listed on your Notice or sending an e-mail to the e-mail address listed on your Notice.

We urge our Italian shareholders to request and return an Italian proxy card, together with a completed certification of participation in the Italian Central Depository System. If your shares are held in a U.S. bank or brokerage account or if you are registered directly with us as the record holder of your shares, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

On behalf of the Board of Directors and management, I would like to express our appreciation for your support of Cell Therapeutics, Inc. and our mission of making cancer more treatable.

Sincerely,

James A. Bianco, M.D. President and Chief Executive Officer Shareholder

Cell Therapeutics, Inc., 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A.

CELL THERAPEUTICS, INC.

Notice of Annual Meeting of Shareholders

Thursday, May 22, 2014

To the Shareholders of Cell Therapeutics, Inc.:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Cell Therapeutics, Inc. (the “Company”) will be held at 10:00 a.m. Eastern Daylight Time (EDT), on Thursday, May 22, 2014, at the W New York, 541 Lexington Avenue, New York, New York 10022, U.S.A., for the following purposes:

(1)	to approve an amendment to our Amended and Restated Articles of Incorporation, as amended (the “Articles”), to declassify our Board of Directors and provide for an annual election of all directors (“Proposal 1”);

(2)	if Proposal 1 is approved, to elect three directors to the Board of Directors to serve one-year terms, or if Proposal 1 is not approved, to elect three Class II directors to serve three-year terms (“Proposal 2”);

(3)	to approve an amendment to our 2007 Equity Incentive Plan, as amended and restated (the “2007 Equity Plan”), to increase the number of shares available for issuance thereunder by 11,000,000 shares (“Proposal 3”);

(4)	to ratify the selection of Marcum LLP as our independent auditors for the year ending December 31, 2014 (“Proposal 4”);

(5)	to approve, by non-binding advisory vote, the compensation of the Company’s named executive officers (“Proposal 5”);

(6)	to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of Proposals 1 through 5 (“Proposal 6” and, collectively with Proposals 1 through 5, the “Proposals”); and

(7)	to transact such other business as may properly come before the Annual Meeting and all adjournments and postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice (the “Proxy Statement”).

The Board of Directors has approved the Proposals described in the Proxy Statement and recommends that you vote “FOR” the foregoing Proposals 1, 3, 4, 5 and 6 and “FOR” the nominees for directors listed in Proposal 2.

All shareholders are cordially invited to attend the Annual Meeting. Only shareholders of record at the close of business on March 17, 2014, the record date fixed by the Board of Directors, are entitled to vote at the Annual Meeting and all adjournments and postponements thereof. A complete list of shareholders entitled to notice of, and to vote at, the Annual Meeting will be open to examination by the shareholders beginning ten (10) days prior to the Annual Meeting for any purpose germane to the Annual Meeting during normal business hours at the office of our secretary at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A.

If you are an Italian shareholder who does not hold shares in record name (i.e., you hold shares through an Italian bank), you may obtain a copy of the Proxy Statement and a proxy card from any of the following places:

•	the office of the Italian branch of our subsidiary CTI Life Sciences Limited (Attention: Investor Relations, CTI Life Sciences Limited at +39 02 89659700), at Via Amedei 8, 20123 Milan, Italy;

•	the office of any of the depository banks having our shares in their accounts, subject to their availability to provide a copy of the Proxy Statement and/or the proxy card;

•	the Securities and Exchange Commission website at http://www.sec.gov; or

•	our website at http://www.celltherapeutics.com.

The Proxy Statement will be available for our Italian shareholders at least twenty (20) days before the Annual Meeting date of May 22, 2014.

Whether or not you intend to be present at the Annual Meeting, your vote is important. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or sign, date and return in the pre-addressed envelope provided the enclosed proxy or voting instruction card. If you received only a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you may vote your shares at the Internet site address listed on your Notice. You may also request a paper copy of the proxy materials by visiting the Internet site address listed on your Notice, calling the toll-free number listed on your Notice or sending an e-mail to the e-mail address listed on your Notice.

If you are one of our Italian shareholders, please remember to request a certification of participation in the Italian Central Depository System from your broker and include it in the same envelope as your Italian proxy card in order for your vote to be counted. If your shares are held in a bank or brokerage account in the United States, or if you are registered directly with us as the record holder of your shares, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

By Order of the Board of Directors

Louis A. Bianco
Executive Vice President, Finance & Administration

Seattle, Washington

March 27, 2014

YOUR VOTE IS IMPORTANT. IF YOU ARE ONE OF OUR SHAREHOLDERS IN ITALY, PLEASE REMEMBER TO PRINT AN ITALIAN PROXY CARD FROM OUR WEBSITE, OR ANY OF THE LOCATIONS LISTED IN THE PROXY STATEMENT, SIGN AND DATE THE ITALIAN PROXY CARD, REQUEST A CERTIFICATION OF PARTICIPATION IN THE ITALIAN CENTRAL DEPOSITORY SYSTEM FROM YOUR BROKER AND INCLUDE THE ITALIAN PROXY CARD AND CERTIFICATION OF PARTICIPATION IN THE SAME ENVELOPE OR TELECOPY THEM TOGETHER TO THE FACSIMILE NUMBER PROVIDED ON THE ITALIAN PROXY CARD (SEE PAGE 5 FOR MORE INFORMATION ON ITALIAN VOTING PROCEDURES).

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting, Which Will Be Held on Thursday, May 22, 2014:

Notice of Annual Meeting of Shareholders and Proxy Statement are available on our website at

http://www.celltherapeutics.com.

i

CELL THERAPEUTICS, INC.

3101 Western Avenue, Suite 600

Seattle, Washington 98121, U.S.A.

PROXY STATEMENT

PROXY SUMMARY

This summary highlights information described in more detail elsewhere in this Proxy Statement. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are provided to help you find further information.

The Annual Meeting of Shareholders (the “Annual Meeting”) of Cell Therapeutics, Inc. (the “Company” or “we”) will be held at the following time and location:

Date and Time:	May 22, 2014 10:00 a.m. Eastern Daylight Time

Location:	W New York 541 Lexington Avenue New York, New York 10022, U.S.A.

Delivery of Proxy Materials (page 5)

On or about March 28, 2014, proxy materials for the Annual Meeting, including this Proxy Statement, are being made available to shareholders entitled to vote at the Annual Meeting. We are utilizing the Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to their shareholders on the Internet.

Eligibility to Vote (page 8)

You may vote if you were a shareholder of record at the close of business on March 17, 2014.

How to Cast Your Vote (for non-Italian shareholders) (page 10)

•      Log on to www.proxyvote.com and follow the instructions, using the Control Number shown on the Notice of Internet Availability of Proxy Materials (or paper proxy or voting instruction card if you receive one), until 11:59 p.m. Eastern Daylight Time on May 21, 2014;

•      If you receive a proxy card, call the telephone number and follow the instructions shown on the proxy or voting instruction card, using the Control Number shown on the card, until 11:59 p.m. Eastern Daylight Time on May 21, 2014;

• If you receive a proxy or voting instruction card, mark, sign and date the card and promptly return it in the prepaid envelope; and

•      In person, if you are a shareholder of record, by voting your shares at the Annual Meeting. If your shares are held in the name of a broker, nominee or other intermediary, you must obtain a proxy, executed in your favor, to bring to the meeting.

If you are an Italian shareholder (as such term is defined below), please refer to the section entitled “General Information Concerning the Annual Meeting—Important Information for our Shareholders in Italy about Voting Procedures” for information pertaining to applicable voting procedures.

Summary of Voting Matters

	Board Vote Recommendation	Page Reference
1. Approval of an amendment to our Amended and Restated Articles of Incorporation, as amended, to declassify the Board of Directors (the “Board”) and provide for an annual election of directors (“Proposal 1”).	FOR	11
2. If Proposal 1 is approved, election of three directors to the Board to serve one-year terms, or if Proposal 1 is not approved, election of three Class II directors to serve three-year terms.	FOR each nominee	14
3. Approval of an amendment to our 2007 Equity Incentive Plan, as amended and restated, to increase the number of shares available for issuance thereunder by 11,000,000 shares.	FOR	23
4. Ratification of selection of Marcum LLP as our independent auditors for the year ending December 31, 2014.	FOR	36
5. Approval by non-binding advisory vote of the compensation of the Company’s named executive officers.	FOR	39
6. Approval of adjournment of the Annual Meeting if necessary or appropriate.	FOR	41

Your Vote Matters! (page 8)

It is very important that you cast your vote and play a part in the future of the Company. Under rules of the New York Stock Exchange (the “NYSE”), if you hold your shares through a broker, bank or other nominee, they cannot vote on your behalf on the foregoing proposals 1, 2, 3 or 5 at the Annual Meeting because they are considered non-routine matters. Thus, it is important that you cast your vote on these and all proposals to make sure your voice is heard.

Director Nominees (see page 14)

Nominee	Age	Director Since
James A. Bianco, M.D.	57	1991
Karen Ignagni	60	2014
Frederick W. Telling, Ph.D.	62	2006

Governance Highlights (page 19)

•	Eight of our current ten directors are independent and meet regularly in executive sessions.

•	Board policy stipulates that the positions of Chief Executive Officer and Chairman of the Board are to be held by separate individuals.

•	The Board, its committees and director performance evaluations are performed annually.

•	The Board and its committees, as applicable, are responsible for risk oversight.

•	Senior executives, financial officers and directors are subject to codes of ethics.

•	The Board is diverse as to gender, ethnicity, experience and skills.

•

Consistent with best corporate governance practices, the agenda at this year’s Annual Meeting includes a proposal to declassify the Board and provide for annual elections of directors to one-year terms.

•	In 2013, we formed a Scientific Advisory Board comprised of industry veterans to, among other things, assist the Board in its oversight of the Company’s oncology portfolio and clinical trial design.

Business Highlights (page 42)

The year-ended December 31, 2013 (“fiscal 2013”) was a very successful year for us. We achieved several key milestones, including the following:

•

We entered into a worldwide license agreement with Baxter International, Inc. (“Baxter”) to develop and commercialize pacritinib pursuant to which the Company and Baxter will jointly commercialize pacritinib in the U.S., and Baxter will commercialize pacritinib for all indications outside the U.S.

•

We reached agreement with the U.S. Food and Drug Administration (the “FDA”) on a Special Protocol Assessment for the PERSIST-2 trial for pacritinib, which, together with our ongoing PERSIST-1 trial, is intended to support registration for pacritinib in the U.S. and the E.U.

•

By year-end, we were close to reaching an agreement with Novartis International Pharmaceutical Ltd. (“Novartis”) to regain rights to PIXUVRI and Opaxio™ (paclitaxel poliglumex) (“Opaxio”), providing us with the flexibility to manage these assets within the context of our overall product portfolio strategy, and by early January 2014, we had entered into the definitive agreement transferring such rights back to us.

•

We reached agreement for funding and reimbursement for PIXUVRI® (pixantrone) (“PIXUVRI”) from the National Association of Statutory Health Insurance Funds (GKV-Spitzenverband) in Germany, and the National Institute for Health and Care Excellence in England/Wales issued final guidance recommending prescription of PIXUVRI.

With respect to our financial performance, we successfully raised approximately $89 million in funds in fiscal 2013, thereby significantly improving our liquidity and cash position at year-end 2013 as compared to the prior year-end. We raised these funds through a combination of the following: (i) our collaboration with Baxter pursuant to which we received an upfront payment (a portion of which was paid as a licensing fee, and the other portion of which was paid in exchange for an issuance of our equity securities); (ii) the successful negotiation and entry into our senior secured term loan agreement; and (iii) the closing of a registered direct equity offering.

Executive Compensation (page 42)

Our executive compensation program embraces a number of features intended to reflect best practices in the market and help ensure that the program reinforces shareholder interests. Such features include the following:

•	Executives’ bonuses under our annual incentive program are principally based on the achievement of specific performance objectives established early in the fiscal year by the Compensation Committee.

•	Vesting of a substantial percentage of executives’ equity awards is contingent on the achievement of specific performance goals established by the Compensation Committee.

•

During the past three years, the Compensation Committee approved arrangements for each of the named executive officers that eliminated any tax gross-up payment for parachute payment taxes under Section 280G of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Our executive compensation program is designed to align the compensation of our named executive officers with shareholders’ interests. To this end, as noted above, a significant portion of such compensation is “at-risk” such that this aspect of compensation is tied to performance-based vesting criteria, time-based vesting criteria (whereby the awards will generally be forfeited unless the executive remains at the Company for the designated period of time) and/or stock price. Under the program, the portion of compensation guaranteed for any fiscal year represents only a fraction of the total potential compensation. Specifically, only 26% of the value of the named executive officers’ aggregate fiscal 2013 annual compensation (as such values are reflected in the Summary Compensation Table included herein) was assured in the form of salary and perquisites/miscellaneous compensation (not at-risk pay), whereas 74% of such compensation was at-risk compensation, comprised of the following at-risk components: (i) performance-based bonus incentives; (ii) performance-based equity awards; and (iii) time-based equity awards. The following illustrates such pay mix:

Consistent with our executive compensation program’s emphasis on pay-for-performance, compensation awarded to our named executive officers for fiscal 2013 reflected our operational performance and significant milestones achieved. For more information on our named executive officer compensation, see the Compensation Discussion and Analysis starting on page 42.

GENERAL INFORMATION CONCERNING THE ANNUAL MEETING

Annual Meeting Agenda

This Proxy Statement and the accompanying form of proxy card are furnished in connection with the solicitation of proxies by the Board for use at our Annual Meeting.

At the Annual Meeting, shareholders will be asked:

(1)	to approve an amendment (the “Amendment”) to our Amended and Restated Articles of Incorporation, as amended (the “Articles”), to declassify our Board and provide for an annual election of directors (“Proposal 1”);

(2)	if Proposal 1 is approved, to elect three directors to the Board to serve one-year terms, or if Proposal 1 is not approved, to elect three Class II directors to serve three-year terms (“Proposal 2”);

(3)	to approve an amendment to our 2007 Equity Incentive Plan, as amended and restated (the “2007 Equity Plan”), to increase the number of shares available for issuance thereunder by 11,000,000 shares (“Proposal 3”);

(4)	to ratify the selection of Marcum LLP as our independent auditors for the year ending December 31, 2014 (“Proposal 4”);

(5)	to approve, by non-binding advisory vote, the compensation of the Company’s named executive officers (“Proposal 5”);

(6)	to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of Proposals 1 through 5 (“Proposal 6” and, collectively with Proposals 1 through 5, the “Proposals”); and

(7)	to transact such other business as may properly come before the Annual Meeting and all adjournments and postponements thereof.

Shareholder approval of Proposals 1, 2 and 3 are required by statutes or regulations applicable to us based on our listing on The NASDAQ Stock Market LLC (“NASDAQ”) and our incorporation in the State of Washington.

Delivery of Proxy Material

On or about March 28, 2014, proxy materials for the Annual Meeting, including this Proxy Statement, are being made available to shareholders entitled to vote at the Annual Meeting. We are utilizing the SEC rules that allow issuers to furnish proxy materials to their shareholders on the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Annual Report”). The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each of those shareholders can receive a paper copy of the proxy materials, including this Proxy Statement, the 2013 Annual Report and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice, such as shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

Important Information for our Shareholders in Italy about Voting Procedures

If you hold shares of our common stock as a result of a merger with Novuspharma S.p.A. or if you acquired shares of our common stock through an account with an Italian bank on the Mercato Telematico Azionario stock market in Italy, you most likely hold these shares indirectly through the facilities of the Monte Titoli, S.p.A., the Italian central clearing agency (“Monte Titoli”), and through the banks and brokers participating in the Monte

Titoli system (unless you or your broker has taken action to remove your shares from the Monte Titoli system and requested to have shares registered in your name). Persons holding shares of our common stock through Monte Titoli are referred to as our shareholders in Italy or our Italian shareholders in this Proxy Statement. Monte Titoli, in turn, holds these shares of our common stock through the U.S. clearing agency, the Depository Trust Company (“DTC”). Pursuant to U.S. law, DTC will transfer its voting power over the shares in Monte Titoli’s account to Monte Titoli. Monte Titoli has agreed with us that it will re-transfer its voting power over such shares to the persons holding certifications of participation (each, a “Certification”) in the Italian Central Depository System issued pursuant to Italian law (Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and the Commissione Nazionale per le Società e la Borsa (“CONSOB”) on February 22, 2008).

In order to increase the number of shares owned by our Italian shareholders that vote at the Annual Meeting so that we can achieve a quorum and take action at the Annual Meeting and facilitate voting regarding the matters submitted for approval at the Annual Meeting, all of which has been difficult in the past, we have requested that certain Italian banks, in the absence of the shareholder’s instructions to the contrary, make book-entry transfers of our common stock, in part or all of the shares, held in the name of and in the customer’s account by such banks to an account opened in the name of the same banks at a U.S. broker-dealer on the record date. Under the securities laws of the U.S. and the rules of the NYSE, this will permit such U.S. broker-dealers who hold shares transferred to them from Italian banks to vote these shares for certain routine matters to be presented at the Annual Meeting to the extent that the Italian shareholders have not instructed their broker to vote the shares pursuant to the procedures provided for in this Proxy Statement and on the proxy card prepared for our shareholders in Italy, which may be obtained from our website at http://www.celltherapeutics.com. Our Italian shareholders will, however, maintain their right to instruct the U.S. broker-dealer so that the broker-dealer refrains from taking any action in relation to such shareholder’s shares, including voting the shares. Accordingly, if you do not vote your shares by valid proxy or you do not provide any specific instruction in relation thereto on or before the date of the Annual Meeting and your shares are held through an Italian bank participating in this transfer procedure, your shares will be voted by the U.S. broker-dealer pursuant to the discretionary authority granted them under Rule 452 of the NYSE. However, you may still vote your shares yourself as provided below.

Copies of this Proxy Statement may be obtained by our Italian shareholders from any of the following places:

•	the office of the Italian branch of our subsidiary CTI Life Sciences Limited (Attention: Investor Relations, CTI Life Sciences Limited at +39 02 89659700), at Via Amedei 8, 20123 Milan, Italy;

•	the office of any of the depository banks having our shares in their accounts, subject to their availability to provide a copy of the Proxy Statement and/or the proxy card;

•	the SEC’s website at http://www.sec.gov; or

•	our website at http://www.celltherapeutics.com.

This Proxy Statement will be available for our Italian shareholders at least twenty (20) days before the Annual Meeting date of May 22, 2014. All of our shareholders, including our Italian shareholders, are cordially invited to attend the Annual Meeting. If you hold shares of our common stock in Italy through Monte Titoli, your broker is required by Italian law, upon your request, to provide you with a Certification in the Italian Central Depository System.

Italian shareholders who have requested and received a Certification may vote in the following manner:

•	In person. You may attend the Annual Meeting and vote in person. To do so, please present your Certification at the door, together with proof of your identity.

•

By mail or facsimile. You may print an Italian proxy card from our website at http://www.celltherapeutics.com and use that proxy card to vote by mail or facsimile. Please mark your votes on the Italian proxy card and return it and your Certification by mail to the address shown on the card or by facsimile to the facsimile number shown on the card by the deadline shown on the card. Your name as you write it on your Italian proxy card must exactly match your name as printed on your Certification. Italian privacy law prevents us from learning in advance the names of the persons holding Certifications. Thus, you must include your Certification (or a complete copy) in the same envelope as your Italian proxy card in order for your vote to be counted (that is, in order to prove to our inspector of election that you have the right to vote).

•

By proxy. You may name another person as a substitute proxy by any means permitted by Washington law and our second amended and restated bylaws (our “bylaws”). That substitute proxy may then attend the Annual Meeting, provided that he or she provides your Certification or a complete copy thereof, together with your written authorization naming such person as your proxy, to our inspector of election at the Annual Meeting in order to verify the authenticity of your proxy designation.

We strongly encourage our Italian shareholders to obtain a Certification and an Italian proxy card and submit them by mail to the address shown on the Italian proxy card or, if possible, send by facsimile to the facsimile number shown on the Italian proxy card. A significant percentage of our shares are held by persons in Italy. If our Italian shareholders do not take the time to vote, then we will not be able to obtain a quorum, in which case we would be unable to conduct any business at the Annual Meeting, and will not be able to obtain approval of the Proposals. Your vote is important. Please obtain a Certification and an Italian proxy card and vote today.

For future meetings, an Italian shareholder may also vote via Internet or by phone if the shares owned by such Italian shareholder are held directly by a U.S. brokerage account in that shareholder’s name. If you are an Italian shareholder and wish to use this method of voting for future meetings, then prior to the record date for such future meeting you will need to instruct your bank to transfer your shares to a U.S. brokerage account (to be held in your name and for your account). Once your shares are held by a U.S. broker-dealer in your name, you will receive the Annual Meeting documentation for any future meetings (including the Proxy Statement) at your address, together with a security code and instructions on how to vote your shares through the relevant website or by calling the telephone number provided in connection with that meeting. You will not need to transfer your shares before every meeting; once the transfer has been made and your shares are held in a U.S. brokerage account, you will be able to vote your shares via Internet or phone for all future meetings so long as your shares continue to be held in a U.S. brokerage account. If you wish to make such a transfer to allow voting via Internet or phone for future meetings, please contact your bank to understand the procedure and the costs associated with that transfer. Please note that you will be required by your bank to bear the costs relating to such a transfer, including those debited or claimed by the U.S. broker-dealer for the management of the account in the U.S.

Our Italian shareholders who are registered directly with us as a record holder (i.e., you hold your shares in registered form) may also vote via Internet or by phone. If you do not hold your shares in registered form, you may request to be registered directly with us as a record holder, which will entitle you to receive shareholder materials for future meetings directly at your address as indicated in the registration. If you are interested in having your shares registered directly with us for the purposes of receiving shareholder information directly for future meetings, please contact your bank for more information on the procedures required for such registration, which would include, among other things, the submission of a registration request (together with a Certification) to our transfer agent, the removal of your shares from Monte Titoli’s account and the transfer of such shares to the U.S. directly in your name. Please note that registration in our shareholder books may require you to take additional steps if and when you decide to dispose of your shares.

Solicitation of Proxies

This solicitation is made on behalf of the Board. All expenses in connection with the solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers, directors or other regular employees may solicit proxies by telephone, facsimile, electronic communication or in person. These individuals will not receive any additional compensation for these services. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a service fee, plus customary disbursements, which are not expected to exceed $30,000 in the aggregate.

Record Date, Eligibility to Vote, Voting Rights and Outstanding Shares

Only shareholders of record on our shareholder books at the close of business on March 17, 2014 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting. Each holder of record of our common stock, no par value per share, outstanding on the record date will be entitled to one vote per share on all matters to be voted upon at the Annual Meeting. As of the close of business on the record date, there were 149,618,307 shares of the Company’s common stock issued and outstanding. As of the close of business on the record date, we do not have any other class of capital stock outstanding.

Dissenters Rights or Appraisal Rights

Pursuant to applicable Washington law, there are no dissenters or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Quorum, Required Vote, Abstentions and Broker Non-Votes

Overview

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, withheld votes and broker non-votes. Abstentions represent a shareholder’s affirmative choice to decline to vote on a proposal. Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Brokers, banks and other nominees typically do not have discretionary authority to vote on non-routine matters. Under the rules of the NYSE, as amended, which apply to all NYSE-licensed brokers (the “NYSE Rules”), brokers have discretionary authority to vote on routine matters when they have not received timely voting instructions from the beneficial owner. The routine versus non-routine matters to be voted upon at the Annual Meeting are discussed in greater detail below.

Quorum

A quorum of shareholders must be established at the Annual Meeting in order to transact business at the Annual Meeting. Under the Washington Business Corporation Act, a quorum may be established in one of two ways. Pursuant to the first quorum standard, the presence in person, by telephone or by proxy of the holders of at least one-third of the shares outstanding and entitled to vote at the Annual Meeting constitutes a quorum (“Quorum Standard 1”). Therefore, we will need at least 49,872,769 shares of our common stock present in person, by telephone or by proxy at the Annual Meeting for Quorum Standard 1 to be established. Alternatively, we may establish a quorum under the second quorum standard. In order to satisfy the second quorum standard, a majority of the shares outstanding and entitled to vote at the Annual Meeting other than shares held of record by DTC and credited to the account of stock depositories located in a member state of the European Union must be present in person, by telephone or by proxy at the Annual Meeting, provided the number of votes comprising such majority equals or exceeds one-sixth of the shares outstanding and entitled to vote at the Annual Meeting (“Quorum Standard 2”). As of the close of business on the record date, there were 113,538,187 shares of our common stock issued and outstanding other than shares held of record by DTC and credited to the account of stock depositories located in a member state of the European Union. Accordingly, 56,769,094 of the shares of our common stock, other than shares held of record by DTC and credited to the account of stock depositories located in a member state of the European Union, must be present in person, by telephone or by proxy at the Annual

Meeting for Quorum Standard 2 to be established. All shares of our common stock are eligible to vote for the Proposals. Under Quorum Standard 2, certain shares are not counted for quorum purposes. However, even if a quorum is established under Quorum Standard 2, all shares are eligible to vote and all such votes will be counted.

Abstentions and broker non-votes will be counted in determining whether a quorum is present, except that abstentions and broker non-votes of shares credited to the account of stock depositories located in a member state of the European Union (including shares that are held through Monte Titoli) and not transferred in accordance with the procedure described in “Important Information for our Shareholders in Italy about Voting Procedures” above will not be counted in determining whether a quorum is present for purposes of establishing Quorum Standard 2.

If a quorum is established at the Annual Meeting, all shares of our common stock represented by properly executed proxies that are not revoked will be voted in accordance with the instructions, if any, given therein. In the absence of a quorum, the Chairman of the Annual Meeting may adjourn the Annual Meeting. Proxy cards that are signed and returned without specifying a vote or an abstention on any proposal specified therein will be voted according to the recommendations of the Board on such proposals, which recommendations are in favor of all of the Proposals, and will be voted, in the proxies’ discretion, upon such other matter or matters that may properly come before the Annual Meeting and any such postponements or adjournments thereof. All proxy cards, whether received prior to or after the original date of the Annual Meeting, will be valid as to any postponements or adjournments of the Annual Meeting.

Vote Required and Effect of Abstentions on Vote

The affirmative vote of a majority of votes actually cast that are present in person, by telephone or by proxy, is required to approve Proposal 1, provided that the affirmative vote for Proposal 1 equals or exceeds 15% of the votes entitled to be cast. If the affirmative vote does not equal or exceed 15% of the votes entitled to be cast, abstentions will have the effect of votes cast against Proposal 1. However, if the affirmative vote equals or exceeds the 15% threshold, then abstentions will not be counted and will have no effect on the outcome of Proposal 1.

The nominees for director seats who receive the most votes cast in Proposal 2 at the Annual Meeting in person, by telephone or by proxy shall be elected. Abstentions will have no effect on the outcome of Proposal 2. No cumulative voting for directors is permitted under our Articles.

The affirmative vote of a majority of votes actually cast that are present in person, by telephone or by proxy is required to approve Proposals 3, 4, 5 and 6. Abstentions will not be counted as votes cast against Proposals 3, 4, 5 and 6 and will have no effect on the outcome of Proposals 3, 4, 5 and 6 because approval is based on the number of votes actually cast.

Effect of Broker Non-Votes on Vote

Proposals 4 and 6 are considered to be routine matters under the NYSE Rules and, accordingly, if you do not instruct your broker, bank or other nominee on how to vote the shares in your account for Proposals 4 and 6, brokers will be permitted to exercise their discretionary authority to vote for such proposals. Because Proposals 1, 2, 3 and 5 are considered to be non-routine matters under the NYSE Rules, if you do not instruct your broker, bank or other nominee on how to vote the shares in your account for Proposals 1, 2, 3 and 5, brokers will not be permitted to exercise their voting authority and uninstructed shares will constitute broker non-votes. However, broker non-votes for Proposals 2, 3 and 5 will have no effect on the outcome of such proposals because approval is based on the number of votes actually cast. With respect to Proposal 1, if the affirmative vote does not equal or exceed 15% of the votes entitled to be cast, broker non-votes will be counted as votes against Proposal 1. However, if the affirmative vote equals or exceeds the 15% threshold, then broker non-votes will be disregarded and will have no effect on the outcome of Proposal 1.

Methods of Voting (for holders of shares that are registered in the name of a bank or brokerage firm in the United States)

You may vote by proxy or in person at the Annual Meeting. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or mail your signed and dated proxy or voting instruction card to our tabulator in the self-addressed envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares online by proxy at the Internet site address listed on your Notice. You may also request a paper copy of our proxy materials by visiting the Internet site address listed on your Notice, calling the toll-free number listed on your Notice or sending an e-mail to the e-mail address listed on your Notice. Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy prior to the Annual Meeting.

Revocability of Proxies

Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter by delivering written notice to our secretary, Louis A. Bianco, at our principal executive offices, and executing and delivering another proxy dated as of a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy. For our Italian shareholders, any written notice of revocation or another proxy, in either case dated as of a later date, must also be accompanied by another Certification.

Voting Agreement

At the time of our merger with Novuspharma, S.p.A., we entered into an agreement with Monte Titoli in order to ensure that persons receiving beneficial interests in shares of our common stock as a result of the merger or subsequently acquiring shares of our common stock through an account with an Italian bank on the Mercato Telematico Azionario stock market in Italy would be able to vote those shares. Monte Titoli agreed that each time it is designated as proxy by DTC, Monte Titoli will execute a further omnibus proxy transferring its voting power to the persons who hold Certifications issued pursuant to Italian law (Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008).

PROPOSAL 1

APPROVAL OF AMENDMENT TO THE ARTICLES

TO DECLASSIFY OUR BOARD OF DIRECTORS

Summary

Our Articles and bylaws currently establish three classes of Directors (Class I, Class II and Class III), each with a term of three years. The Board has unanimously adopted, and we are submitting for shareholder approval at the Annual Meeting, this Proposal 1 to effect an Amendment to the Company’s Articles to declassify the Company’s Board and to provide for the annual election of directors to one-year terms. If this Proposal 1 is approved by our shareholders, we intend to make the requisite filing with the Secretary of State of the State of Washington to effect the Amendment promptly following such shareholder approval. A corresponding amendment to our bylaws will become automatically effective upon such filing.

The Amendment would phase-in the declassification of the Board over the next two years, and, as such, the Board would be fully declassified following the 2016 annual meeting of shareholders. More specifically, as the term of the Class II directors expires at the Annual Meeting, such directors will stand for a one-year term at the Annual Meeting, whereas directors whose terms expire after the Annual Meeting will complete those terms as previously scheduled and will stand for election to one-year terms once their current terms expire, as follows:

•	the eligible Class III directors will stand for election to a one-year term at the 2015 annual meeting of shareholders; and

•	the eligible Class I directors will stand for election to a one-year term at the 2016 annual meeting of shareholders.

Therefore, all directors will stand for one-year terms starting at the 2016 annual meeting of shareholders.

At present, because the Board is classified, the Articles provide that the Company’s directors are removable only “for cause” (within the meaning of the Articles). Such procedural provision is intended to protect the classified board structure and will no longer be necessary if the Board is declassified. As a result, if Proposal 1 is approved, the Amendment will also reflect the removal of such “for cause” provision, and all directors of the Company may thereafter be removed with or without cause.

The following text shows the changes to Article III of the Articles that would result from the Amendment, with deletions indicated by strike-outs and additions indicated by underlining:

The number of directors of the Corporation shall be as set forth in the bylaws. ~~The Board of Directors shall be divided into three classes, with the classes to be as equal in number as may be possible. Upon such division, the Board of Directors shall designate the class in which each then current director shall serve for the terms set forth below:~~

~~Class~~	~~Term~~
~~Class I~~	~~1 year~~
~~Class II~~	~~2 year~~
~~Class III~~	~~3 year~~

~~At each annual meeting of shareholders thereafter, the number of directors equal to the number of directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders.~~

~~At a meeting of shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed from office at any time, but only (a) for Cause and (b) if the number of votes cast to remove the director by holders of shares then entitled to vote in an election of directors exceed the number of votes cast not to remove the director. For purposes of this Article III, “Cause” shall be limited to~~

~~(a) action by a director involving willful malfeasance having a material adverse effect on the Corporation or (b) a director being convicted of a felony; provided that any action by a director shall not constitute “Cause” if, in good faith, the director believed such action to be in or not opposed to the best interests of the Corporation, or if a director shall be entitled, under applicable law, these Articles of Incorporation, the bylaws of the Corporation or a contract with the Corporation, to be indemnified with respect to such action.~~

Commencing at the annual meeting of shareholders that is held in calendar year 2014 (the “2014 Annual Meeting”), directors shall be elected annually for terms of one year, and until their successors are elected and qualified, subject to their earlier death, resignation or removal from the Board of Directors; provided that any director in office at the 2014 Annual Meeting whose term does not expire until the annual meeting of shareholders held in calendar year 2015 or calendar year 2016 (a “Continuing Classified Director”) shall continue to hold office until the end of the term for which such Continuing Classified Director was previously elected and until such Continuing Classified Director’s successor is duly elected and qualified, subject to such Continuing Classified Director’s earlier death, resignation or removal from the Board of Directors.

Background of the Proposal

The Board is committed to good corporate governance. Accordingly, in determining whether to propose the declassification of the Board, the Board carefully reviewed the various arguments for and against a classified Board structure.

In formulating its recommendation, the Board considered the view of some shareholders who believe that classified boards have the effect of reducing the accountability of directors to shareholders because classified boards limit the ability of shareholders to evaluate and elect all directors on an annual basis. The election of directors is the primary means for shareholders to influence corporate governance policies. The Board believes that implementing annual elections for all directors would support the Board’s ongoing effort to adopt “best practices” that are in-line with evolving corporate governance practices, as the Board noted that many U.S. public companies have eliminated their classified Board structures in recent years.

The Board recognizes that a classified structure may offer certain advantages, such as promoting continuity and stability in the management of the business and affairs of a company because a majority of directors always have prior experience as directors of the company. Proponents of classified boards also assert that such a structure reduces a company’s vulnerability to coercive takeover tactics, forcing an entity seeking control of a target company to initiate arms-length discussions with the target’s board because it cannot replace the entire board in a single election. While the Board recognizes these potential benefits, it also notes that even without a classified board, we have other means to compel a takeover bidder to negotiate with the Board, including as a result of our Shareholder Rights Agreement, dated December 28, 2009, as amended, and certain provisions of Washington law.

After weighing the foregoing considerations, and with the recommendation of the Nominating and Governance Committee, the Board determined that it is in the best interests of the Company and our shareholders to eliminate both the classified Board structure and the accompanying provision in the Articles that limits the shareholders’ ability to remove directors only “for cause”. As stated above, the Nominating and Governance Committee and the Board also determined that the declassification should be implemented in stages to ensure a smooth transition and to not shorten the terms of the directors elected at the prior annual meetings. The Board believes that by taking this action, it can provide shareholders further assurance that the directors are accountable to shareholders while maintaining appropriate defenses to respond to inadequate takeover bids.

Vote Required for Approval of the Amendment to Articles

Approval of the Amendment to the Articles requires the affirmative vote of the holders of a majority of shares of common stock voting on this Proposal 1 in person, by telephone or by proxy at the Annual Meeting, provided that the affirmative vote for this Proposal 1 equals or exceeds 15% of the votes entitled to be cast. If the affirmative vote does not equal or exceed 15% of the votes entitled to be cast, abstentions will have the effect of votes cast against Proposal 1. However, if the affirmative vote equals or exceeds the 15% threshold, then abstentions will not be counted and will have no effect on the outcome of Proposal 1.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF THE AMENDMENT TO THE ARTICLES

TO DECLASSIFY OUR BOARD.

PROPOSAL 2

ELECTION OF DIRECTORS

Current Directors

Our Board currently consists of three classes of directors, each of which is elected for a staggered three-year term, as follows:

Class I	Class II	Class III
Term Expires at 2016 Annual Meeting	Term Expires at This Annual Meeting	Term Expires at 2015 Annual Meeting

Mr. John H. Bauer	Dr. James A. Bianco	Mr. Richard L. Love

Dr. Phillip M. Nudelman	Dr. Vartan Gregorian*	Dr. Mary O. Mundinger

Dr. Reed V. Tuckson	Ms. Karen Ignagni	Dr. Jack W. Singer

Dr. Frederick W. Telling

*	Dr. Gregorian has elected not to stand for reelection as a director at the Annual Meeting.

Nomination for Election as Director

This Proposal 2 concerns the election of directors under two alternative scenarios:

1. If the shareholders approve Proposal 1, then each of the following three directors whose terms expire at the Annual Meeting will stand for election to serve a one-year term extending until the 2015 annual meeting of shareholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal from the Board:

Dr. James A. Bianco

Ms. Karen Ignagni

Dr. Frederick W. Telling

2. If the shareholders do not approve Proposal 1, then the election of our three Class II director nominees will proceed under our Articles as currently in effect. Accordingly, if Proposal 1 is not approved, then each of the following three individuals will stand for election as Class II directors to serve a three-year term extending until the 2017 annual meeting of shareholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal from the Board:

Dr. James A. Bianco

Ms. Karen Ignagni

Dr. Frederick W. Telling

Vote Required and Board Recommendation

The three nominees for director seats who receive the most votes cast at the Annual Meeting in person, by telephone or by proxy shall be elected. No cumulative voting for directors is permitted under our Articles. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Information about Nominees and Continuing Directors

The table below provides biographical information as of February 24, 2014 for each nominee for director and each person whose term of office as a director will continue after the Annual Meeting.

Name(1)	Age	Director Since	Class	Term Expiration
John H. Bauer(2)	73	2005	I	2016 Annual Meeting
James A. Bianco, M.D.(3)	57	1991	II	2014 Annual Meeting
Karen Ignagni(4)	60	2014	II	2014 Annual Meeting
Richard L. Love(3)(5)(6)	70	2007	III	2015 Annual Meeting
Mary O. Mundinger, DrPH(5)(6)	76	1997	III	2015 Annual Meeting
Phillip M. Nudelman, Ph.D.(2)(3)(5)(6)(7)	78	1994	I	2016 Annual Meeting
Jack W. Singer, M.D.	71	1991	III	2015 Annual Meeting
Frederick W. Telling, Ph.D.(2)(5)	62	2006	II	2014 Annual Meeting
Reed V. Tuckson, M.D.(6)	63	2011	I	2016 Annual Meeting

(1)	On March 6, 2014, current director Vartan Gregorian elected not to stand for reelection at the Annual Meeting.
(2)	Member of the Audit Committee.
(3)	Member of the Executive Committee.
(4)	Effective January 31, 2014, the Board appointed Ms. Ignagni as a director.
(5)	Member of the Compensation Committee.
(6)	Member of the Nominating and Governance Committee.
(7)	Chairman of the Board.

Nominees for Election as Director at the Annual Meeting

The following directors currently serve as Class II directors and are standing for election for a one-year term, if Proposal 1 is approved, or for a three-year term, if Proposal 1 is not approved:

Dr. Bianco is our principal founder and served as our President, Chief Executive Officer and director from February 1992 to July 2008. With the addition of Craig W. Philips as President in August 2008, Dr. Bianco served as our Chief Executive Officer and director. Dr. Bianco was appointed President in July 2012 upon the resignation of Craig W. Philips and currently serves as our President and Chief Executive Officer. Prior to co-founding the Company, Dr. Bianco was an assistant professor of medicine at the University of Washington, Seattle, and an assistant member in the clinical research division of the Fred Hutchinson Cancer Research Center. From 1990 to 1992, Dr. Bianco was the director of the Bone Marrow Transplant Program at the Veterans Administration Medical Center in Seattle. Dr. Bianco received his B.S. in biology and physics from New York University and his M.D. from Mount Sinai School of Medicine. Dr. Bianco is the brother of Louis A. Bianco, our Executive Vice President, Finance and Administration.

Ms. Ignagni has been one of our directors since January 31, 2014. Ms. Ignagni is the President and Chief Executive Officer of America’s Health Insurance Plans and has served in that capacity since November 2003. Currently, Ms. Ignagni also serves on the board of directors at National Quality Forum and holds advisory positions at the Altarum Institute Center for Sustainable Health Spending, Healthcare Financial Management Association and Partnership for Prevention. In addition, Ms. Ignagni is on the board of directors at the Columbia University School of Nursing and serves on the board of advisors at The Health Industry Forum at Brandeis University. Ms. Ignagni received her B.A. in political science from Providence College and her executive M.B.A. from Loyola University in Baltimore, Maryland.

Dr. Telling has been one of our directors since December 2006. Prior to his retirement in 2007, Dr. Telling was a corporate officer of Pfizer, most recently as Vice President of Corporate Policy and Strategic Management since 1994. He joined Pfizer in 1977 and was responsible for strategic planning and policy development throughout the majority of his career. He currently serves as chairman of Organics, Inc. and on the board of directors of Eisai N.A., and Aequus Biopharma, Inc., our majority-owned subsidiary (“Aequus”). Dr. Telling is also a member of the board of directors and executive committees of the Committee for Economic Development, the EAA, and the United Hospital Fund. Dr. Telling received his B.A. from Hamilton College and his Masters of Industrial and Labor Relations and Ph.D. in Economics and Public Policy from Cornell University.

Directors Continuing in Office until the 2015 Annual Meeting

The following directors currently serve as Class III directors and have terms that are scheduled to expire at the Company’s 2015 annual meeting of shareholders:

Mr. Love has been one of our directors since September 2007. Mr. Love is presently a manager of Translational Accelerators, LLC. Mr. Love is also a director of Parexel International (NASDAQ: PRXL), a publicly traded company, and is a director of the following private companies: Applied MicroArrays Inc., SalutarisMD Inc., SynDevRx Inc., Cancer Prevention Pharmaceuticals Inc. and CerRx Inc. He was previously a director of ImaRx Therapeutics Inc., and, prior to its acquisition by us in July 2007, served as chairman of the board of Systems Medicine, Inc. He started two biopharmaceutical companies, Triton Biosciences Inc. and ILEX Oncology Inc., and he served as chief executive officer for Triton Biosciences from 1983 to 1991 and as chief executive officer for ILEX Oncology 1994 to 2001. In addition, Mr. Love has served in executive positions at not-for-profit organizations, including the Cancer Therapy and Research Center, The San Antonio Technology Accelerator Initiative and the Translational Genomics Research Institute. Mr. Love received his B.S. and M.S. in chemical engineering from Virginia Polytechnic Institute.

Dr. Mundinger has been one of our directors since April 1997. From 1986 to 2010, she was a dean and professor at the Columbia University School of Nursing and an associate dean on the faculty of medicine at Columbia University. In July 2010, Dr. Mundinger was appointed the Edward M. Kennedy Professor in Health Policy and Dean Emeritus at the Columbia University School of Nursing. Dr. Mundinger has served on the board of directors of United Health Group and Gentiva Health Services and is an elected member of the Institute of Medicine of the National Academies, the American Academy of Nursing and the New York Academy of Medicine. Dr. Mundinger received her doctorate in public health from Columbia’s School of Public Health.

Dr. Singer is one of our founders and directors and currently serves as our Interim Chief Medical Officer, Executive Vice President, Global Medical Affairs and Translational Medicine, and Chief Compliance Officer. Dr. Singer has been one of our directors since our inception in September 1991. From July 1995 to January 2004, Dr. Singer was our Executive Vice President, Research Program Chairman and from April 1992 to July 1995, he served as our Executive Vice President, Research and Development. Prior to joining us, Dr. Singer was a professor of medicine at the University of Washington and a full member of the Fred Hutchinson Cancer Research Center. From 1975 to 1992, Dr. Singer was the Chief of Medical Oncology at the Veterans Administration Medical Center in Seattle. Dr. Singer received his M.D. from State University of New York, Downstate Medical College.

Directors Continuing in Office until the 2016 Annual Meeting

The following directors currently serve as Class I directors and have terms that are scheduled to expire at the Company’s 2016 annual meeting of shareholders:

Mr. Bauer has been one of our directors since October 2005. Mr. Bauer serves as an executive advisor and Chief Financial Officer at DigiPen Institute of Technology. He was formerly Executive Vice President for Nintendo of America Inc. from 1994 to 2004. While at Nintendo of America Inc., he had direct responsibility for all administrative and finance functions. He has also served as a consultant to Nintendo of America Inc. From 1963 to 1994, he worked for Coopers & Lybrand, including serving as the business assurance (audit) practice partner. He was also a member of Coopers & Lybrand’s Firm Council, the senior policy making and governing board for the firm. Mr. Bauer is also a member of the board of directors of RIPL Corporation and Zones, Inc. Mr. Bauer received his B.S. in accounting from St. Edward’s University.

Dr. Nudelman has been one of our directors since March 1994. From 2000 to 2007, he served as the President and Chief Executive Officer of The Hope Heart Institute. From 1998 to 2000, he was the Chairman of the board of directors of Kaiser/Group Health. He held various positions at Group Health and, from 1990 to 2000, Dr. Nudelman was the President and Chief Executive Officer of Group Health Cooperative of Puget Sound, a health maintenance organization. He retired from Group Health as President and CEO Emeritus. He also currently serves on the board of directors of OptiStor Technologies, Inc. Dr. Nudelman served on the White House Task Force for Health Care Reform from 1992 to 1994 and the President’s advisory Commission on Consumer Protection and Quality in Health Care from 1996 to 1998. He has also served on the Pew Health Professions Commission, the AMA Task Force on Ethics and the Woodstock Ethics Commission, and he is the past Chairman of the American Association of Health Plans. Dr. Nudelman received his B.S. in microbiology, zoology and pharmacy from the University of Washington, and holds an M.B.A. and a Ph.D. in health systems management from Pacific Western University.

Dr. Tuckson has been one of our directors since September 2011. Dr. Tuckson serves as the Managing Director of Tuckson Health Connections, a private consulting company. From December 2006 to March 2014, Dr. Tuckson served as the Executive Vice President and Chief of Medical Affairs of UnitedHealth Group and, from November 2000 to December 2006, he served as Senior Vice President of Clinical Affairs of UnitedHealth Group. Dr. Tuckson also served as Senior Vice President, Professional Standards, for the American Medical Association, President of the Charles R. Drew University of Medicine and Science in Los Angeles, Senior Vice President for Programs of the March of Dimes Birth Defects Foundation and Commissioner of Public Health for the District of Columbia. He currently serves on the board of directors of the Alliance for Health Reform, the American Telemedicine Association, Project Sunshine, the Arnold P. Gold Foundation and the Advisory Committee to the Director of the National Institutes of Health. Dr. Tuckson received his B.S. in zoology from Howard University and his M.D. from the Georgetown University School of Medicine, and he completed the Hospital of the University of Pennsylvania’s General Internal Medicine Residency and Fellowship programs.

Board and Committee Meetings

The Board held 13 meetings during the year ended December 31, 2013. None of the directors then serving other than Dr. Gregorian attended less than 75% of the total number of meetings of the Board and of all committees of the Board during 2013. Independent directors of the Board meet in regularly scheduled sessions without management. Our policy is to encourage attendance at the Annual Meeting. Two of the directors in office at the time of our 2013 annual meeting of shareholders were in attendance at our 2013 annual meeting of shareholders.

The Board has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating and Governance Committee. The Company also has a Scientific Advisory Board, which serves an advisory role to management and the Board.

Audit Committee

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has responsibility for assisting the Board in overseeing our accounting and financial reporting processes and audits of our financial statements. The Audit Committee assists the Board in oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance and (iv) our internal controls over financial reporting and systems of disclosure controls and procedures. The Board has adopted a written charter for the Audit Committee, a copy of which is available on our website at http://www.celltherapeutics.com. The composition of the Audit Committee, the attributes of Audit Committee members and the responsibilities of the Audit Committee as reflected in its charter adopted by the Board are intended to be in accordance with SEC rules and NASDAQ Listing Rules (“NASDAQ Listing Rules”) with regard to corporate audit committees.

The Audit Committee held four meetings during the year ended December 31, 2013. The Audit Committee currently consists of four non-employee directors: Mr. Bauer (Chairperson), Dr. Gregorian, Dr. Nudelman and Dr. Telling.

The Board has determined that each of the current members of the Audit Committee meets the requirements of “independence” as set forth in Section 10A(m)(3) of the Exchange Act, the rules and regulations promulgated by the SEC and the NASDAQ Listing Rules. Additionally, the Board has determined that Mr. Bauer qualifies as an “audit committee financial expert” as defined under the rules and regulations of the SEC and that he has accounting and related financial management expertise within the meaning of the NASDAQ Listing Rules.

Compensation Committee

The Compensation Committee has responsibility for assisting the Board in carrying out the Board’s responsibilities relating to compensation of the Company’s Chief Executive Officer, all other officers with the title of Executive Vice President and above and any other employee of the Company to the extent required under applicable law or NASDAQ Listing Rules. The Compensation Committee has overall responsibility for approving and evaluating all compensation and benefit plans, policies and programs of the Company, and for approving and evaluating the specific compensation and benefits for the executive officers. The Compensation Committee administers our equity compensation plans and reviews and approves our annual compensation disclosure and analysis included in our annual report and proxy statement. The Compensation Committee held eight meetings during the year ended December 31, 2013. The Compensation Committee currently consists of four non-employee directors: Dr. Telling (Chairperson), Mr. Love, Dr. Mundinger and Dr. Nudelman, each of whom meets the requirements of independence as set forth in the rules and regulations promulgated by the SEC and the NASDAQ Listing Rules. The Compensation Committee has a written charter, which is available at our website at http://www.celltherapeutics.com. For a discussion of the processes and procedures for determining compensation for our named executive officers, including the role of our Chief Executive Officer in evaluating the compensation of executives other than himself, and the manner in which we utilize our outside compensation consultant, please see Compensation Discussion and Analysis.

Executive Committee

In May 2013, the Board formed an Executive Committee, which serves to (i) assure that Board advice and counsel are available to management on urgent issues between regularly-scheduled Board meetings and (ii) determine content and areas of strategic discussion for the full Board’s deliberation. The Executive Committee meets on an ad hoc basis in its sole discretion. The members of the Executive Committee are Dr. Bianco, Mr. Love and Dr. Nudelman.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for establishing standards and processes so that the Board can be properly constituted to meet its fiduciary obligations to us and our shareholders and so that we have and follow appropriate governance standards. The Nominating and Governance Committee is responsible for overseeing the evaluation of the Board and our management, and reviewing with the Board, on an annual basis, the desired Board qualifications, expertise, characteristics and other factors for potential consideration, which review includes consideration of diversity, skills and experience. The Nominating and Governance Committee is responsible for conducting searches for potential Board members with corresponding attributes and evaluating and proposing nominees for election to the Board. The Nominating and Governance Committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of our business, particularly industries and growth segments that we serve, as well as key experience with regulatory agencies such as the FDA and the European Medicines Agency. Each of the nominees for election as a director at the Annual Meeting and each of our current directors holds or has held senior executive positions in, and/or has experience serving on the boards of directors and board committees of, large, complex organizations and has operating experience that meets this objective. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development.

The Nominating and Governance Committee also believes that each of the nominees and current directors has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience and thought; and the commitment to devote significant time and energy to service on the Board and its committees.

The Nominating and Governance Committee ensures that nominations to the Board are made such that the Board is properly constituted in terms of overall composition and governance of the Board. Although we do not have a policy regarding diversity, the Nominating and Governance Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, profession, public service) of directors and prospective nominees to the Board. The Nominating and Governance Committee will consider nominees to the Board presented by a shareholder in accordance with the procedures set forth below under “Shareholder Proposals”.

The Nominating and Governance Committee held six meetings during the year ended December 31, 2013. The Nominating and Governance Committee currently consists of five non-employee directors: Dr. Mundinger (Chairperson), Dr. Gregorian, Mr. Love, Dr. Nudelman and Dr. Tuckson, all of whom meet the independence requirements as set forth in the rules and regulations promulgated by the SEC and the NASDAQ Listing Rules. The Nominating and Governance Committee has a written charter, which is available at our website at http://www.celltherapeutics.com.

Scientific Advisory Board

In September 2013, the Company formed a Scientific Advisory Board (the “SAB”). The SAB assists management with respect to the strategic development of the Company’s oncology portfolio and clinical programs, its business development relating to in-licensing and out-licensing opportunities and research and development activities in general, regulatory matters, and the Company’s use of translational and personalized approaches to therapeutic targets. The SAB also assists the Board in its oversight of these activities. The SAB meets on an ad hoc basis in its sole discretion. The current members of the SAB are Dr. Bianco and Dr. Singer, together with the following four non-management members: Daniel Von Hoff, Chair; Brian Druker; Ross Levine; and Alan List.

Director Attributes and Independence

We believe that the Board as a whole should encompass a range of talent, skill, diversity, and expertise enabling it to provide sound guidance with respect to our operations and interests. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our business.

The Board has also adopted standards concerning director independence that meet the NASDAQ independence standards and, with respect to the Audit Committee, the rules of the SEC. Our policy is to have at least a majority of directors qualify as “independent” under the NASDAQ Listing Rules and our Corporate Governance Guidelines, which are available at our website at http://www.celltherapeutics.com. The Company, the Nominating and Governance Committee and the Board are involved in the process of determining the independence of acting directors and director nominees. We solicit relevant information from directors and director nominees via a questionnaire, which covers material relationships, compensatory arrangements, employment and any affiliation with us. In addition to reviewing information provided in the questionnaire, we ask our executive officers on an annual basis regarding their awareness of any existing or currently proposed transactions, arrangements or understandings involving us in which any director or director nominee has or will have a direct or indirect material interest. We share our findings with the Nominating and Governance Committee and the Board regarding the NASDAQ and SEC independence requirements and any information regarding the director or director nominee that suggests that such individual is not independent. The Board discusses all relevant issues, including consideration of any transactions, relationships or arrangements that are not required to be disclosed under Item 404(a) of Regulation S-K, prior to making a determination with respect to the independence of each director. In making the independence determination with respect to Dr. Nudelman, the Board considered the fact that Dr. Nudelman’s son, Mark Nudelman, served as the President and Chief Executive Officer of the Hope Heart Institute from April 2007 until June 2013. The Company made charitable donations to the Hope Heart Institute in 2013; however, the amount falls within NASDAQ prescribed limits.

Based on the review described above, the Board affirmatively determined that:

•

A majority of the directors are independent, and all members of the Audit, Compensation and Nominating and Governance Committees are independent, under the applicable NASDAQ standards and, in the case of the Audit Committee, the SEC standard.

•

All of the non-management directors of the Board are independent under the NASDAQ standard. The independent directors are: John H. Bauer, Vartan Gregorian, Ph.D., Karen Ignagni, Richard L. Love, Mary O. Mundinger, DrPH, Phillip M. Nudelman, Ph.D., Frederick W. Telling, Ph.D. and Reed V. Tuckson, M.D.

•	James A. Bianco, M.D. and Jack W. Singer, M.D. are not independent by virtue of their officer positions with the Company.

Other than as described above, in 2013, there were no transactions, relationships or arrangements not disclosed as related person transactions that were considered by the Board in determining that the applicable independence standards were met by each of the directors.

Leadership Structure

In 2013, the Board adopted a formal policy that the positions of Chief Executive Officer and Chairman of the Board shall continue to be held by separate individuals. Dr. Nudelman has served as the Chairman of the Board since October 2005. Because Dr. Nudelman meets the independence standards of the NASDAQ Listing Rules, he also presides over separate meetings for the independent directors. The Board regularly provides such independent directors separate meeting time. This structure ensures a greater role for the independent directors in our oversight and active participation of the independent directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the management of our day-to-day operations, while the Chairman of the Board presides at all meetings of the Board and shareholders at which he is present; calls and prepares the agenda for and presides over separate sessions of the independent directors; acts as a liaison between the independent directors and our management; and performs such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by our bylaws.

Risk Oversight

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. The Board believes an effective risk management system will (i) timely identify the material risks that we face, (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee of the Board, (iii) implement appropriate and responsive risk management strategies consistent with our risk profile and (iv) integrate risk management into our decision-making.

The Board takes the lead in overseeing risk management, and the Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors, as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of our risk management processes. Material risks are identified and prioritized by management, and each prioritized risk is referred to a committee of the Board or the full Board for oversight. For example, management refers strategic risks to the full Board, while financial risks are referred to the Audit Committee. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each, and annually reviews our risk management program as a whole. Also, the Compensation Committee periodically reviews our compensation programs to help ensure that they do not encourage excessive risk-taking. Please see the “Risk Considerations” section of the “Compensation Discussion and Analysis” for more information.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board also continually works, with the input of our executive officers, to assess and analyze the most likely areas of future risk for us.

Code of Ethics

We have adopted a code of ethics for our senior executive and financial officers (including our principal executive officer and principal financial officer), as well as a code of ethics applicable to all employees and directors. Both codes of ethics are available on our website at http://www.celltherapeutics.com. Shareholders may request a free copy of the codes of ethics from:

Cell Therapeutics, Inc.

Attention: Investor Relations

3101 Western Avenue, Suite 600

Seattle, Washington 98121 U.S.A.

(206) 282-7100

Any waivers of or amendments to our code of ethics will be posted on our website, at http://www.celltherapeutics.com.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, which are available on our website at http://www.celltherapeutics.com. Shareholders may request a free copy of the Corporate Governance Guidelines at the address and phone number set forth above.

Shareholder Proposals

Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act and intended for inclusion in the proxy statement related to the next annual meeting of shareholders should be sent to our secretary at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A. and must be received by November 27, 2014. Under our bylaws, a shareholder may recommend a person as a nominee for director by writing to our secretary in accordance with the delivery methods and other specifications described in our bylaws. Notice of a nomination of a candidate for election as a director or any other shareholder proposal to be made at the Annual Meeting (whether or not included in the proxy statement) must be received by February 21, 2015. If a shareholder gives notice of such proposal after such date, proxy holders will be allowed to use their discretionary voting authority to vote the shares they represent as the Board may recommend, which may include a vote against the shareholder proposal when and if the proposal is raised at our 2015 annual meeting of shareholders. If we change the date of our next annual meeting of shareholders by more than 30 days from the date of the previous year’s annual meeting of shareholders, then the deadlines are a reasonable time before we begin to print and send proxy materials to our shareholders.

As set forth in our bylaws, each notice of nomination should contain the following information: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected. All the director nominees named in this Proxy Statement met the Board’s criteria for membership and were recommended by the Nominating and Governance Committee for election by shareholders at the Annual Meeting.

The Nominating and Governance Committee considers shareholder recommendations of nominees for election to the Board if they comply with the foregoing bylaw requirements and are accompanied by a comprehensive written resume of the recommended nominee’s business experience and background and a consent in writing, signed by the recommended nominee, that he or she is willing to be considered as a nominee and, if nominated and elected, he or she will serve as a director. Properly communicated shareholder recommendations will be considered in the same manner as recommendations received from other sources. Shareholders should send their written recommendations of nominees accompanied by the aforesaid documents to our principal executive offices addressed to: Cell Therapeutics, Inc., 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A. Attention: Secretary.

Communicating Concerns to Directors

Shareholders who wish to communicate with our directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the Audit Committee procedures for the receipt of such communication. The procedures allow submitting the complaint or concern either online or telephonically, with a more detailed description of the procedures set forth in our Whistleblower Policy, which is contained in our Code of Business Conduct & Ethics available on our website at http://www.celltherapeutics.com.

Shareholders and other interested parties may communicate with the Board and the Chairman of the Board on other matters by writing to Dr. Nudelman, c/o Cell Therapeutics, Inc., Director, Legal Corporate Development & Securities, 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A. The Director, Legal Corporate Development & Securities, will perform a legal review in the normal discharge of duties to ensure that communications forwarded to Dr. Nudelman are appropriate. Items that are unrelated to the duties and responsibilities of the Board such as mass mailings, junk mail, personal employee complaints not related to accounting, internal controls, auditing or officer conduct (which are reviewed and forwarded by the Director, Legal Corporate Development & Securities), inquiries regarding clinical trials or our operations generally, job inquiries, surveys, business solicitations or advertisements will not be forwarded to Dr. Nudelman. In addition, material that is threatening or similarly unsuitable will not be forwarded to Dr. Nudelman. Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year and made available to Dr. Nudelman and any other independent director on request. The independent directors have granted the Director, Legal Corporate Development & Securities, discretion to decide what correspondence shall be forwarded to Dr. Nudelman and what shall be shared with our management, in all cases with specific instructions that any personal employee complaints be forwarded as set forth in our Whistleblower Policy. If items are forwarded to Dr. Nudelman, he will decide in his own discretion whether to circulate them to other members of the Board.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR 2007 EQUITY INCENTIVE PLAN

Summary

We are asking you to approve an amendment to our 2007 Equity Plan. The Board approved the proposed amendment on March 6, 2014, subject to shareholder approval. The proposed amendment would increase the maximum number of shares of our common stock authorized for issuance under the 2007 Equity Plan by 11,000,000 shares.

The Board has determined that it is advisable to increase the maximum number of shares available for issuance under the 2007 Equity Plan in order to provide flexibility for us to continue to award meaningful incentives to our directors, executive officers and employees. At our 2013 annual meeting of shareholders, our shareholders approved an amendment to the 2007 Equity Plan to increase the shares of our common stock available for issuance under the 2007 Equity Plan by 12,000,000 shares to 21,522,036 shares. However, in light of the equity grants made over the past year as part of our ongoing efforts to retain our senior management team and other key employees, and to provide a competitive compensation package to directors and employees at all levels, the Board determined that the number of shares currently available under the 2007 Equity Plan does not give us sufficient authority and flexibility to adequately provide for future incentives.

Please see the discussion below under “New Plan Benefits,” “Award Burn Rate” and “Dilution” for detailed information on past award grants under the 2007 Equity Plan and the potential dilutive impact of this Proposal 3.

Reasons for Approving the Proposal

The proposed share increase would facilitate our ability to continue to grant equity incentives pursuant to the 2007 Equity Plan, which are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Our employees are some of our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. Equity is a significant component of total compensation for our employees and other service providers. If we were to grant fewer equity awards to employees and other service providers, we believe that we would nonetheless need to provide compensation in other forms (such as cash) to provide a total compensation package that is competitive with other companies. We strongly believe that the approval of the proposed share increase is instrumental to our continued success.

Vote Required and Board Recommendation

Approval of the proposed amendment to the 2007 Equity Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are voting on this Proposal 3 in person, by telephone or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be counted and will have no effect on the outcome of this Proposal 3. In the event the shareholders fail to approve the amendment to the 2007 Equity Plan, the 2007 Equity Plan will continue in operation pursuant to its existing terms with no change in the number of shares authorized for issuance under the 2007 Equity Plan. In addition, whether or not the amendment to the 2007 Equity Plan is approved, the Board may, pursuant to the terms of the 2007 Equity Plan and subject to the NASDAQ Listing Rules, make any other changes to the 2007 Equity Plan that it believes would be in our and our shareholders’ best interests.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENT TO THE 2007 EQUITY PLAN.

Summary of the 2007 Equity Plan

The following is a summary of the principal features of the 2007 Equity Plan and its operation. Because it is not a complete description of all of the terms and conditions of the 2007 Equity Plan, the summary is qualified in its entirety by reference to the full text of the 2007 Equity Plan (as proposed to be amended), as set forth in Appendix A. Except for the proposed amendment described above in this Proposal 3, our shareholders are not being asked to approve any other amendments to the 2007 Equity Plan.

Purpose of the 2007 Equity Plan

The 2007 Equity Plan is intended to attract, motivate and retain employees, consultants and non-employee directors and to encourage their stock ownership in us.

Types of Awards Granted under the 2007 Equity Plan

The 2007 Equity Plan permits the grant of the following types of incentive awards: (i) stock options, including incentive stock options and nonqualified stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; and (iv) cash awards (each, an “Award”).

Administration of the 2007 Equity Plan

A committee of at least two non-employee members of the Board (the “Plan Administrator”) administers the 2007 Equity Plan. To make grants to certain of our officers and key employees, the members of the Plan Administrator must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that we can receive a federal tax deduction for certain compensation paid under the 2007 Equity Plan). The Board has delegated general administrative authority for the 2007 Equity Plan to the Compensation Committee.

Subject to the terms of the 2007 Equity Plan, the Plan Administrator has the discretion to select the employees, consultants and directors who will receive Awards, to determine the terms and conditions of such Awards (for example, the number of shares subject to an Award, the exercise price and vesting schedule), to interpret the provisions of the 2007 Equity Plan and outstanding Awards, to amend outstanding Awards (including the authority to accelerate vesting), to extend an option’s post-termination exercise period (but not beyond the original option term), to adopt procedures and subplans as are necessary or appropriate to permit participation in the 2007 Equity Plan by employees and directors who are foreign nationals or employed outside the United States and to adopt, interpret, amend or revoke rules for the administration, interpretation and application of the 2007 Equity Plan.

The Plan Administrator may delegate any part of its authority and powers under the 2007 Equity Plan to one or more of our directors and/or officers, but only the Plan Administrator itself can make Awards to participants who are our executive officers. References to the Plan Administrator in this Proposal 3 include the Plan Administrator and any directors or officers to whom the Plan Administrator properly delegates authority.

Authorized Shares

The aggregate number of shares of our common stock that currently may be issued pursuant to Awards under the 2007 Equity Plan is 21,522,036 shares. If shareholders approve the proposed amendment, this limit would be increased to 32,522,036 shares. The maximum number of shares that may be subject to stock options and stock appreciation rights granted under the 2007 Equity Plan to any individual in a calendar year is 2,700,000 shares, and the maximum number of shares that may be subject to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (other than stock options and stock appreciation rights) granted under the 2007 Equity Plan to any individual in a calendar year is 2,700,000 shares.

If an Award is settled in cash, or is cancelled, terminates, expires or lapses for any reason (with the exception of the termination of a tandem stock appreciation right upon exercise of the related option, or the termination of a related option upon exercise of the corresponding tandem stock appreciation right), any shares subject to such Award again shall be available for subsequent Awards under the 2007 Equity Plan. Shares that are exchanged by a participant or withheld by us as full or partial payment in connection with any Award under the 2007 Equity Plan, as well as any shares exchanged by a participant or withheld by us or one of our affiliates to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the 2007 Equity Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or option granted under the 2007 Equity Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits above, as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under the 2007 Equity Plan with respect to such exercise.)

In the event that any dividend or other distribution (whether in the form of cash, shares of our common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of our common stock or other securities, or other change in our corporate structure affecting our common stock occurs such that an adjustment is determined by the Plan Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2007 Equity Plan, the Plan Administrator shall, in such manner as it may deem equitable, (a) adjust the number and class of shares (or other securities) available for issuance under the 2007 Equity Plan and the number, class and price of shares (or other securities) subject to outstanding Awards or (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon the distribution or consideration payable to holders of our common stock upon or in respect of such event.

Eligibility to Receive Awards

The Compensation Committee selects the employees (including executive officers) and consultants of the Company and its affiliates, and recommends to the full Board for Board approval the directors of the Company, who will be granted Awards under the 2007 Equity Plan. As of February 24, 2014, there were approximately 109 officers and employees (including all of our named executive officers who are still serving in that capacity as of February 24, 2014) and eight non-employee directors who were eligible to receive Awards under the 2007 Equity Plan. The actual number of individuals who will receive an Award under the 2007 Equity Plan cannot be determined in advance because the Plan Administrator has the discretion to select the participants.

Stock Options

A stock option is the right to acquire shares of our common stock at a fixed exercise price for a fixed period of time. Under the 2007 Equity Plan, the Plan Administrator may grant nonqualified stock options and/or incentive stock options. The Plan Administrator will determine the number of shares covered by each option.

The exercise price of the shares subject to each option is set by the Plan Administrator, but generally cannot be less than 100% of the fair market value on the date of grant. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value (on the grant date) if the participant owns stock possessing more than 10% of the total combined voting power of all classes of our stock and any of our subsidiaries. However, we may grant certain options with exercise prices equal to less than the fair market value of our common stock on the date of grant in connection with its acquisition of another company. The fair market value of our common stock is generally the last quoted sales price for the shares on The NASDAQ Capital Market (“The NASDAQ Capital Market”) on the applicable date.

Options vest and become exercisable at the times and on the terms established by the Plan Administrator at the time of grant. Options granted under the 2007 Equity Plan expire at the times established by the Plan Administrator, but not later than 10 years after the grant date (such term is limited to five years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of our stock and any of our subsidiaries). The Plan Administrator may determine the effect of termination of employment or service on the rights and benefits under options and in doing so may make distinctions based upon the cause of termination or other factors.

The exercise price of each option granted under the 2007 Equity Plan must be paid in full in cash or its equivalent at the time of exercise. The Plan Administrator also may permit payment through the tender of shares that are already owned by the participant, or by any other form of legally permissible method that the Plan Administrator determines to be consistent with the purpose of the 2007 Equity Plan.

Stock Appreciation Rights

Awards of stock appreciation rights may be granted in tandem with or in connection to all or any part of an option, either concurrently with the grant of an option or at any time thereafter during the term of the option, or may be granted independently of options. The Plan Administrator has complete discretion to determine the number of stock appreciation rights granted to any employee, consultant or director.

The Plan Administrator determines the terms of stock appreciation rights, except that the exercise price of a stock appreciation right that is granted independently of an option may not be less than 100% of the fair market value of the shares on the date of grant and the exercise price of a stock appreciation right that is granted in tandem with or in connection to an option may not be less than the exercise price of the related option. In addition, the Plan Administrator may determine the effect of termination of employment or service on the rights and benefits under stock appreciation rights and in doing so may make distinctions based upon the cause of termination or other factors.

A stock appreciation right granted in tandem with an option will entitle the participant to exercise the stock appreciation right by surrendering to us a portion of the unexercised related option. The participant will receive in exchange from us an amount equal to the excess of the fair market value of the shares on the date of exercise of the stock appreciation right covered by the surrendered portion of the related option over the exercise price of the shares covered by the surrendered portion of the related option. When a stock appreciation right granted in tandem with an option is exercised, the related option, to the extent surrendered, will cease to be exercisable. A stock appreciation right granted in connection with an option will be exercisable until, and will expire no later than, the date on which the related option ceases to be exercisable or expires. A stock appreciation right granted in connection with an option will automatically be deemed exercised after the related option is exercised.

Stock appreciation rights may also be granted independently of options. Such a stock appreciation right will entitle the participant, upon exercise, to receive from us an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. A stock appreciation right granted without a related option will be exercisable, in whole or in part, at such time as the Plan Administrator will specify in the stock appreciation right agreement. Stock appreciation rights granted under the 2007 Equity Plan expire at the times established by the Plan Administrator, but not later than ten years after the date of grant.

Our obligation arising upon the exercise of a stock appreciation right may be paid in shares, in cash or any combination thereof, as the Plan Administrator may determine.

Restricted Stock and Restricted Stock Units

Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Plan Administrator. Restricted stock units represent a promise to deliver shares of our common stock, or an amount of cash or property equal to the underlying shares, at a future date. The Plan Administrator will determine the number of shares subject to a restricted stock Award or restricted stock unit Award granted to any employee, consultant or director and the other terms of the Award (including the purchase price, if any, and transfer restrictions).

In determining whether an Award of restricted stock or restricted stock units should be made, and/or the vesting schedule for any such Award, the Plan Administrator may impose whatever conditions to vesting as it determines to be appropriate or determine that fully-vested shares should be awarded. For example, the Plan Administrator may determine to grant an Award of restricted stock or restricted stock units that will vest only if the participant continues employment and certain performance goals established by the Plan Administrator are satisfied.

The Plan Administrator may also provide that Awards of restricted stock or restricted stock units include rights to receive dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of our common stock, provided that as to any dividend equivalent rights granted in connection with an Award granted under the 2007 Equity Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the Award are satisfied (or, in the case of a restricted stock or similar Award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).

Cash Awards

Cash awards may be granted either alone, in addition to, or in tandem with other Awards granted under the 2007 Equity Plan. After the Plan Administrator determines that it will offer a cash award, it shall advise the participant, by means of an award agreement, of the terms, conditions and restrictions related to the cash award. The grant or vesting of a cash award may be made contingent on the achievement of performance goals established by the Plan Administrator. The maximum amount payable pursuant to a cash award granted under the 2007 Equity Plan for any fiscal year to any participant that is intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code may not exceed $650,000. Nothing in the 2007 Equity Plan prevents us from granting cash awards outside of the 2007 Equity Plan in any amount to any employee or other service provider.

Deferred Payments

The 2007 Equity Plan authorizes the Plan Administrator to permit the deferred payment of Awards in accordance with and subject to such rules and procedures determined by the Plan Administrator in its sole discretion.

Performance Goals

Awards under the 2007 Equity Plan may be made subject to performance-based conditions as well as time-vesting conditions. Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may include performance-based conditions based on an objective formula or standard utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Plan Administrator: annual revenue, cash position, earnings per share, individual objectives, net income, operating cash flow, operating income, regulatory approvals, return on assets, return on equity, return on sales, stock price and total shareholder return. Performance goals may differ from participant to participant and from Award to Award. However, there is no guarantee that any form of compensation is tax deductible and, in particular as to any awards that we may intend to qualify as performance-based compensation under Section 162(m), there is no guarantee that performance goals, specifically, or our administration of the performance-based compensation, generally, complies in every respect with Section 162(m).

Change in Control

In the event of our “change in control”, the Plan Administrator may provide for the successor corporation to either assume or provide a substitute award for each outstanding stock option and stock appreciation right. In the event the successor corporation refuses to assume or provide a substitute award, the Plan Administrator will provide at least 15 days’ notice that the options or stock appreciation rights under the 2007 Equity Plan will immediately vest and become exercisable as to all of the shares subject to such Award and that such Award will terminate upon the expiration of such notice period. If the successor corporation assumes or provides a replacement Award and the participant is terminated by the successor corporation for reasons other than “misconduct” during the 12-month period following the change in control, then such participant’s options and stock appreciation rights will immediately vest and become exercisable as to all of the shares subject to such Award.

Additionally, in the event of our “change in control”, the Plan Administrator may provide for any vesting conditions or our repurchase or reacquisition rights with respect to restricted stock and restricted stock units to be assigned to the successor corporation. In the event the successor corporation refuses to assume any such vesting conditions or repurchase or reacquisition rights, such vesting conditions or repurchase or reacquisition rights will lapse and the participant will be fully vested in such shares of restricted stock or restricted stock units. If the vesting conditions or repurchase or reacquisition rights are assigned to the successor corporation and the participant is terminated by the successor corporation for reasons other than “misconduct” during the 12-month period following such change in control, then any vesting conditions or repurchase or reacquisition rights will lapse with respect to such participant’s restricted stock and restricted stock units (or the property for which the restricted stock and restricted stock units were converted upon the change in control), and the participant will be fully vested in such restricted stock and restricted stock units (or the property for which the restricted stock and restricted stock units were converted upon the change in control).

The Plan Administrator may provide for cash awards to be assumed or an equivalent award substituted by the successor corporation in the event of a “change in control.” In the event that the successor corporation refuses to assume or substitute for the award, the participant will become fully vested in the award. If the award is assumed or substituted for and within 12 months following the “change in control” the participant is terminated by the successor corporation for reasons other than “misconduct,” the participant will become fully vested in the award.

The Plan Administrator may also provide in the Award agreement or other agreements that one or more Awards will be subject to different vesting rules than those described above in connection with our change in control.

Limited Transferability of Awards

Awards granted under the 2007 Equity Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Plan Administrator, transfer nonqualified stock options (i) pursuant to a court-approved domestic relations order relating to child support, alimony payments or marital property rights and (ii) by bona fide gift to (1) a member of the participant’s immediate family, (2) a trust or other entity for the sole benefit of the participant and/or his or her immediate family, (3) a partnership, limited liability company or other entity whose members are the participant and/or his or her immediate family or (4) certain limited tax-qualified charities.

Amendment and Termination of the 2007 Equity Plan

The Board generally may amend, suspend or terminate the 2007 Equity Plan at any time and for any reason (subject to shareholder consent as may be required by applicable law). However, no amendment or termination of the 2007 Equity Plan may alter or impair the rights of a participant with respect to an outstanding Award without his or her consent, provided that such consent shall not be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension or termination is required or advisable in order for us, the 2007 Equity Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Authorized Shares” above or any repricing that may be approved by shareholders) will the Board or the Plan Administrator (i) amend an outstanding stock option or stock appreciation right to reduce the exercise price of the Award, (ii) cancel, exchange or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the Award or (iii) cancel, exchange or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise price that is less than the exercise price of the original Award.

Unless terminated by the Board, the 2007 Equity Plan does not have a term. However, no incentive stock option may be granted under the 2007 Equity Plan after ten years from the latest date our shareholders approve the 2007 Equity Plan, including any subsequent amendment or restatement of the 2007 Equity Plan approved by our shareholders. Outstanding Awards generally will continue following the expiration or termination of the 2007 Equity Plan until they expire pursuant to the terms of such Awards. If our shareholders approve the amendment to the 2007 Equity Plan at the Annual Meeting, we will be able to grant incentive stock options under the terms of the 2007 Equity Plan for ten years from the date of such approval.

Federal Income Tax Consequences

The following is a brief summary of the general federal income tax consequences to U.S. taxpayers and us with respect to the grant, vesting and exercise of Awards granted under the 2007 Equity Plan. This summary does not purport to be complete and does not discuss the tax consequences of a participant’s death, the tax consequences of an Award that is subject to but does not satisfy the deferred compensation rules of Section 409A of the Internal Revenue Code, or the tax laws of any locality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Nonqualified Stock Options

No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise of a nonqualified stock option with respect to vested shares, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with exercise of a nonqualified stock option would be added to the tax basis of the shares and, with respect to an employee, is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Incentive Stock Options

No taxable income is recognized when an incentive stock option is granted or exercised although the excess (if any) of the fair market value of the shares at exercise over the exercise price is treated as an item of income for alternative minimum tax purposes and may subject the participant to alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax that must be paid each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that the alternative minimum tax exceeds “ordinary” federal income tax for the year (computed without regard to certain credits and special taxes).

If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as long-term capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two-or one-year holding periods described above, (i) if the sale price exceeds the exercise price, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option, and the excess (if any) between the sales price and the fair market value of the shares on the exercise date will be taxed as capital gain, or (ii) if the sale price is less than the exercise price, the participant will recognize a capital loss equal to the difference between the exercise price and the sale price.

In the case of both nonqualified stock options and incentive stock options, special federal income tax rules apply if our common stock is used to pay all or part of the option exercise price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Appreciation Rights

No taxable income is recognized when a stock appreciation right is granted to a participant. Upon exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received as of the payment date. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Restricted Stock and Restricted Stock Units

No taxable income is generally recognized when restricted stock or restricted stock units are granted to a participant if the shares are subject to vesting requirements. Upon vesting (or at grant as to any shares that are vested at grant), the participant will generally recognize income in an amount equal to the excess of the fair market value of the shares over any amount the participant paid for the shares. A participant who receives unvested shares of stock under a stock Award may make an election at the time of transfer of the shares to recognize income based upon the fair market value of the stock on the date of transfer. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

The ordinary income on an Award of restricted stock or restricted stock units recognized by an employee will be subject to tax withholding by us.

Cash Awards

Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received by an employee will be subject to tax withholding by us.

Tax Effect for the Company

We believe we generally will be entitled to a tax deduction in connection with an Award under the 2007 Equity Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option), except as noted below. Special rules limit the deductibility of compensation paid to the chief executive officer and to certain of our other executive officers. If compensation attributable to Awards to such individuals is not “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code, we may not be permitted to deduct compensation paid to such individuals to the extent that aggregate non-performance-based compensation exceeds $1,000,000 per individual in any tax year. Furthermore, if an Award is accelerated under the 2007 Equity Plan in connection with a “change in control” (as this term is used under the Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered).

However, there is no guarantee that any form of compensation is tax deductible and, in particular as to any awards that we may intend to qualify as performance-based compensation under Section 162(m), there is no guarantee that performance goals, specifically, or our administration of the performance-based compensation, generally, complies in every respect with Section 162(m).

Accounting Treatment

We will recognize compensation expense in connection with Awards granted under the 2007 Equity Plan as required under applicable accounting standards. We currently amortize compensation expense associated with equity Awards over an Award’s requisite service period and establish the fair value of equity Awards in accordance with applicable accounting standards.

New Plan Benefits

Except as described below, we have not approved any Awards that are conditioned upon shareholder approval of the proposed amendment to the 2007 Equity Plan, and we are not currently considering any other specific Award grants under the 2007 Equity Plan. Future grants under the 2007 Equity Plan will be determined by the Compensation Committee or the Board, as applicable, and may vary from year to year and from participant to participant and are not determinable at this time.

If the proposed amendment to the 2007 Equity Plan had been in effect in fiscal 2013, we expect that our Award grants for fiscal 2013 would not have been substantially different from those actually made in that year under the 2007 Equity Plan.

As described in more detail in the Compensation Discussion and Analysis, each director and officer of the Company has been granted Long-Term Performance Awards that will be payable in fully vested shares of the Company’s common stock upon the achievement of the performance goals identified in the Compensation Discussion and Analysis, subject to the goal’s achievement by the applicable deadline. If one or more of the performance goals of the Long-Term Performance Awards is timely achieved, the number of underlying shares in the aggregate (including the number of shares subject to restricted shares and restricted share units granted to the recipient that vest in connection with the attainment of such performance goal(s)) that will ultimately vest with respect to such award will be determined by multiplying (1) an award percentage corresponding to the particular performance goal by (2) the total number of outstanding shares of our common stock, determined on a non-fully diluted basis, as of the vesting date, subject to the then applicable share limits of our 2007 Equity Plan. Applying such formula and assuming the satisfaction of all of the vesting conditions applicable to the awards, the total number of additional shares to be issued with respect to the Long-Term Performance Awards would be 17,209,628 based on the total number of outstanding shares of our common stock as of February 24, 2014. This amount exceeds the 1,933,503 shares available for new award grants under the 2007 Equity Plan as of February 24, 2014 by 15,276,125 shares. Even after giving effect to the proposed amendment to the 2007 Equity Plan under Proposal 3, there would still be a shortfall of shares available with respect to the payout of the Long-Term Performance Awards in the amount of 4,276,125 shares (assuming their full vesting as of February 24, 2014 and based on our outstanding shares as of February 24, 2014). Upon any vesting, the number of shares we would deliver in payment of the Long-Term Performance Awards would be limited to the number of shares then available for issuance under the 2007 Equity Plan, although the Company may, but is not required to, settle the deficiency in cash or any other asset.

Subject to share availability under the 2007 Equity Plan, we expect to grant equity awards to our non-employee directors who continue in office after the Annual Meeting (see “Director Compensation—Non-Employee Director Compensation” for additional information pertaining to the annual grants under our Director Compensation Policy). These annual grants are determined based on the closing price of our common stock on the date of the grant of the awards. Assuming, for illustrative purposes only, that the price of the common stock used to convert the $100,000 (and, in the case of the Board chair, $125,000) grant date dollar amounts for the non-employee director awards into shares was $3.56 (which was the price of our common stock on February 24, 2014), the aggregate number of shares that would be granted to our non-employee directors in connection with the Annual Meeting would be 203,652, assuming seven non-employee directors continue in office after the Annual Meeting. The number of shares we award to the non-employee directors in any year will vary based on such factors as the number of non-employee directors and new non-employee directors in the year, and our stock price. The Board may also modify our non-employee director compensation program from time to time. In addition, as noted in the Compensation Discussion and Analysis under “Time-Based Restricted Stock Awards” and under the section “Director Compensation”, we intend to grant restricted stock awards at the beginning of fiscal 2015 to each of our named executive officers and each of our non-employee directors. The number of shares subject to each of these awards will be a percentage of the total number of our outstanding shares of common stock at the time of grant and, accordingly, cannot be determined at this time. However, based on our outstanding shares as of February 24, 2014, the number of shares subject to each of these awards is as follows: James A. Bianco, 1,346,739 shares; each of Louis A. Bianco, Jack W. Singer and Matthew Plunkett 404,022 shares; Phillip M. Nudelman, 224,456 shares; and each of our other non-employee directors, 149,638 shares. In each case, the executive or director will be eligible to receive the grant only if his or her service with the Company continues through the grant date.

The following table shows information regarding the distribution of the aggregate vested shares that would be deliverable as of February 24, 2014 to each of the persons and groups identified below under the Long-Term Performance Awards (including shares underlying the restricted stock and restricted stock unit components comprising such awards), assuming that all of the vesting conditions applicable to such awards were satisfied and that sufficient shares were available under the 2007 Equity Plan, and based on the total number of outstanding shares of our common stock as of February 24, 2014 in the amount of 149,637,666.

Name and Position	Number of Shares
Named Executive Officers:
James A. Bianco, M.D.	5,756,561
Chief Executive Officer and President
Louis A. Bianco	2,350,809
Executive Vice President, Finance and Administration
Jack W. Singer, M.D.	2,350,809
Interim Chief Medical Officer, and Executive Vice President, Global Medical Affairs and Translational Medicine
Steven E. Benner, M.D.(1)	—
Former Executive Vice President, Chief Medical Officer
Matthew Plunkett, Ph.D.	1,725,324
Executive Vice President, Corporate Development
Total for All Current Executive Officers as a Group (4 persons):	12,183,503
Non-Executive Directors:
John H. Bauer	745,195
Vartan Gregorian, Ph.D.	745,195
Karen Ignagni(2)	—
Richard L. Love	745,195
Mary O. Mundinger, DrPH	745,195
Phillip M. Nudelman, Ph.D.	1,118,542
Frederick W. Telling, Ph.D.	745,195
Reed V. Tuckson, M.D.	745,195
Total for All Current Non-Executive Directors as a Group (8 persons)	5,589,712
All employees, excluding current executive officers and directors, as a group	930,747
Total	18,703,962

(1)	Dr. Benner resigned on June 25, 2013, and his Long-Term Performance Awards terminated on such date.
(2)	Ms. Ignagni was appointed to the Board effective January 31, 2014.

Aggregate Past Grants Under the 2007 Equity Plan

As of February 24, 2014, Awards covering 23,221,254 shares of our common stock had been granted under the 2007 Equity Plan since inception. This number of shares includes shares subject to Awards that expired or terminated without having been exercised and paid and became available for new Award grants under the 2007 Equity Plan. This number of shares, and the information reflected in the table below, includes the shares underlying the restricted stock component of the Long-Term Performance Awards described in the Compensation Discussion and Analysis. However, this table does not include the shares underlying the restricted stock unit component of the Long-Term Performance Awards, and as such, this table should be read in conjunction with the immediately preceding table, which does reflect the combined restricted stock and restricted stock unit components of the Long-Term Performance Awards. The following table shows information regarding the distribution of those Awards among the persons and groups identified below, option exercises and restricted stock vesting prior to and option and unvested restricted stock holdings as of that date, as well as restricted stock grants that were forfeited prior to that date without being vested or paid.

	STOCK OPTIONS				RESTRICTED STOCK/UNITS(3)
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired on Exercise	Number of Shares Underlying Options as of February 24, 2014		Number of Shares/ Units Subject to Past Awards	Number of Shares/ Units Vested as of February 24, 2014	Number of Shares/Units Outstanding and Unvested as of February 24, 2014	Number of Shares/ Units Cancelled as of February 24, 2014
			Exercisable	Unexercisable
Named Executive Officers:
James A. Bianco, M.D.	500,844	—	250,741	250,000	4,154,546	1,095,467	2,556,558	502,521
Chief Executive Officer
Louis A. Bianco	200,477	—	100,428	100,000	1,371,193	338,885	828,860	203,448
Executive Vice President, Finance and Administration
Jack W. Singer, M.D.	200,490	—	100,428	100,000	1,371,193	338,885	828,860	203,448
Interim Chief Medical Officer, and Executive Vice President, Global Medical Affairs and Translational Medicine
Steven E. Benner, M.D.
Former Executive Vice President, Chief Medical Officer(1)	—	—	—	—	396,705	33,334	—	363,371
Matthew Plunkett, Ph.D.
Executive Vice President, Corporate Development	300,000	—	150,000	150,000	790,904	132,236	658,668	—
Total for All Named Executive Officers as a Group (5 persons):	1,201,811	—	601,597	600,000	8,084,541	1,938,807	4,872,946	1,272,788
Non-Executive Directors:
John H. Bauer	103,179	—	53,179	50,000	628,972	509,340	58,320	61,312
Vartan Gregorian, Ph.D.	103,200	—	53,192	50,000	628,972	509,340	58,320	61,312
Karen Ignagni(2)	—	—	—	—	31,348	31,348	—	—
Richard L. Love	103,180	—	53,180	50,000	628,478	508,846	58,320	61,312
Mary O. Mundinger, DrPH	103,203	—	53,203	50,000	628,472	508,840	58,320	61,312
Phillip M. Nudelman, Ph.D.	153,210	—	78,210	75,000	900,899	721,140	87,481	92,278
Frederick W. Telling, Ph.D.	103,169	—	53,169	50,000	628,970	509,338	58,320	61,312
Reed V. Tuckson, M.D.	102,200	—	51,800	50,400	564,753	477,140	59,520	28,093
Total for All Current Non-Executive Directors as a Group (8 persons)	771,341	—	395,933	375,400	4,640,864	3,775,332	438,601	426,931
Each other person who has received 5% or more of the options, warrants or rights under the 2007 Equity Plan	—	—	—	—	—	—	—	—
All others, including all current officers who are not executive officers or directors, as a group	2,728,933	24	580,560	1,960,456	5,793,764	2,179,699	1,869,178	1,744,887
Total	4,702,085	24	1,578,090	2,935,856	18,519,169	7,893,838	7,180,725	3,444,606

(1)	Dr. Benner’s employment with us terminated effective June 25, 2013.
(2)	Ms. Ignagni was appointed to the Board effective January 31, 2014.
(3)	As disclosed in the introduction paragraph to this table, the restricted stock unit component of the Long-Term Performance Awards is not reflected herein and is instead set forth in the immediately preceding table.

Award Burn Rate

The following table presents information regarding the Company’s burn rate for the past three complete fiscal years, with the average burn rate over such three years being 8.1%. For this purpose, the “burn rate” for any one particular fiscal year means the total number of shares of the Company’s common stock issuable upon exercise or payment, as the case may be, of the equity-based awards granted by the Company in that fiscal year divided by the Company’s weighted average total number of shares of common stock issued and outstanding during that particular fiscal year. In calculating the burn rate, shares issuable upon exercise or payment, as the case may be, of equity-based awards other than options and stock appreciation rights are counted as 1.5 shares for each share actually issuable in respect of the award. In addition, shares subject to performance-based awards are included in this calculation only as to those shares that vest and are issued based on performance and are included for the fiscal year in which such vesting occurs (as opposed to counting all of the shares subject to these performance awards at the time of grant).

	Fiscal Years Ended December 31,
	2013	2012	2011
Total options granted	4,351,590	178,790	125,745
Time based restricted stock awards granted	6,375,238	1,221,560	1,631,400
Performance restricted stock awards earned and released	—	399,830	5,682

Total dilution	10,726,828	1,800,180	1,762,827
Weighted average basic common shares outstanding	114,195,403	58,124,519	34,293,540
Burn rate(1)(2)	12.2%	4.5%	7.5%

(1)	Burn rate is equal to the sum of (x) divided by (y), where (x) is equal to the sum of total options granted during the fiscal year + (time based restricted stock awards granted during the fiscal year x 1.5) + (performance restricted stock awards earned and released during the fiscal year x 1.5), and where (y) is equal to the weighted average basic common shares outstanding for each respective year. The full-value award multiplier of 1.5 is based on a December 1, 2013, 3-year volatility of 86.07%.
(2)	For the three-year period ended December 31, 2013, the Company’s average burn rate using the methodology described in note (1) above was 8.1%.

Dilution

The following table shows the total number of shares of our common stock that (i) were subject to outstanding restricted stock awards granted under the 2007 Equity Plan, (ii) were subject to outstanding stock options granted under the 2007 Equity Plan and (iii) were available for new award grants under the 2007 Equity Plan, in each case, as of each of December 31, 2013 and February 24, 2014. (In this Proposal 3, the number of shares of our common stock subject to awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of our common stock covered by those awards.)

	December 31, 2013	February 24, 2014
Shares subject to outstanding restricted stock awards (excluding Long-Term Performance Awards)(1)	3,193,830	5,686,391
Shares subject to outstanding stock options	4,518,884	4,513,946
Shares available for new award grants	5,575,007	1,933,503

(1)	This table does not include the shares that may vest pursuant to the Long-Term Performance Awards as the vesting of these shares is contingent on achievement of performance goals and, as to any such goal that may be achieved, the number of shares that would vest depends on the total number of shares of our common stock outstanding at the time the goal is achieved. See the table above under “New Plan Benefits” for the number of shares subject to these awards that would vest if all of the applicable performance goals were achieved and determined based on our outstanding shares as of February 24, 2014.

Assuming a level of grants consistent with the number of equity-based awards granted during 2013 (excluding the Long-Term Performance Awards that were granted during 2013), and without giving effect to any potential payout in 2014 of any portion of the Long-Term Performance Awards, it is expected that the 11,000,000 additional shares requested for the 2007 Equity Plan under Proposal 3 (together with shares remaining available for new award grants under the 2007 Equity Plan immediately prior to the Annual Meeting) will provide the Company with flexibility to continue to grant equity-based awards under the 2007 Equity Plan through approximately the end of fiscal year 2014. However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are awarded under the 2007 Equity Plan in any one year or from year-to-year may change based on any number of variables, including, without limitation, the value of our common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of our employees, changes in the number of our directors and officers, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards we grant, the extent to which any applicable performance-based vesting requirements are satisfied and how we choose to balance total compensation between cash and equity-based awards. The type and terms of awards granted may also change in any one year or from year-to-year based on any number of variables, including, without limitation, changes in competitors’ compensation practices or change in compensation practices generally, and the need to attract, retain and incentivize key talent.

To help assess the potential dilutive impact of Proposal 3, the number of shares of our common stock outstanding in each of the last three fiscal years is as follows: 40,613,545 shares outstanding at the end of fiscal year 2011 (as adjusted to reflect the one-for-five reverse stock split in September 2012); 109,823,748 shares outstanding at the end of fiscal year 2012; and 145,508,767 shares outstanding at the end of fiscal year 2013. The number of shares of our common stock outstanding as of February 24, 2014 was 149,637,666. For these purposes, outstanding shares include unvested restricted shares of our common stock awarded and outstanding as of the applicable date. As noted above, the closing market price of our common stock on the NASDAQ Capital Market on February 24, 2014 was $3.56 per share.

Equity Compensation Plan Information

For information concerning our equity compensation plans, please see the information under the heading “Other Information—Equity Compensation Plan Information”.

PROPOSAL 4

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Summary

Marcum LLP served as our independent auditors and independent registered public accounting firm for the completion of our audit for the year ended December 31, 2013. The Audit Committee has again approved the appointment of Marcum LLP as our independent auditors for the year ending December 31, 2014, and the Board has further directed that we submit the selection of independent auditors and independent registered public accounting firm for 2014 for ratification by the shareholders at the Annual Meeting.

Representatives of Marcum LLP will have an opportunity to make a statement if they so desire at the Annual Meeting and are expected to be available to respond to appropriate questions.

Although ratification is not required by our bylaws or otherwise, we are submitting the selection to our shareholders for ratification as a matter of good corporate practice and because we value our shareholders’ views. In the event the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different auditor/independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in our and our shareholders’ best interests.

Independent Auditors’ Fees and Services

The following table provides the aggregate fees billed for professional services rendered by our principal accountants during each of the past two fiscal years ended December 31:

Services Rendered	2013	2012
Audit Fees(1)	$530,000	$588,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

(1)	Audit Fees. This category includes fees for professional services provided in conjunction with the audit of our financial statements and with the audit of management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, review of our quarterly financial statements, assistance and review of documents filed with the SEC, consents and comfort letters and attestation services provided in connection with statutory and other regulatory filings and engagements.
(2)	Audit Related Fees. This category pertains to fees for assurance and related professional services associated with due diligence related to mergers and acquisitions, consultation on accounting standards or transactions, internal control reviews and assistance with internal control reporting requirements, services related to the audit of employee benefit plans and other attestation services not required by statute or regulation.
(3)	Tax Fees. This category pertains to fees for professional services provided related to tax compliance, tax planning and tax advice.
(4)	Other Fees. There were no other fees for services not included above.

Pre-Approval Policy

Pursuant to the Amended and Restated Charter for the Audit Committee, the Audit Committee pre-approves all auditing services and non-audit services to be performed by our independent auditors. The Audit Committee also pre-approves all associated fees.

Vote Required and Board Recommendation

Ratification of the selection of Marcum LLP as our independent auditors for the year ending December 31, 2014 requires the affirmative vote of the holders of a majority of the shares of common stock voting on this Proposal 4 in person, by telephone or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be counted in the ratification of the selection of independent auditors and will have no effect on the outcome of the selection of the independent auditors.

Report of the Audit Committee

The Audit Committee reviews and monitors the Company’s financial reporting process on behalf of the Board and reviews the Company’s system of internal controls. We act only in an oversight capacity, however, and it is management that has the primary responsibility for the financial statements, establishing and maintaining adequate internal controls, and the reporting process. Marcum LLP, the Company’s independent auditor, is responsible for expressing opinions on the conformity of the Company’s financial statements in accordance with generally accepted accounting principles, on management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and on the effectiveness of the Company’s internal control over financial reporting. Each member of the Audit Committee is an independent director as determined by the Board, based on the NASDAQ Listing Rules promulgated by the NASDAQ Stock Market and the SEC’s independence requirements for members of audit committees. In addition, the Board has determined that John H. Bauer is an “audit committee financial expert,” as defined by SEC rules.

We operate under a written charter, a copy of which is available on the Company’s website at http://www.celltherapeutics.com. As more fully described in our charter, the purpose of the audit committee is to assist the Board in its oversight and monitoring of the Company’s financial statements, internal controls and audit matters. We meet each quarter with Marcum LLP and management to review the Company’s interim financial results before the publication of the Company’s quarterly reports. Management’s and independent auditors’ presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent auditors. In accordance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), we have ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent auditors.

In accordance with existing Audit Committee policy and the requirements of the Sarbanes-Oxley Act, all services to be provided by Marcum LLP are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. Pre-approval provided by the full Audit Committee, or a subcommittee thereof, relates to a particular category or group of services and is subject to a specific budget. The Sarbanes-Oxley Act prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest; we have not in recent years obtained any of these services from Marcum LLP and we are able to obtain such services from other service providers at competitive rates.

In addition, we recommend to the Board the ratification of the appointment of the independent auditors and review their proposed audit scope, approach and independence.

We are not professional accountants or auditors and our duties are not intended to duplicate or to certify the activities of management or the independent auditors. It is not the Audit Committee’s duty to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Consequently, the Audit Committee is not providing any professional certification as to the independent auditors’ work or any expert assurance as to the financial statements.

We have reviewed and discussed the Company’s audited financial statements with management and Marcum LLP. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

We also discussed with Marcum LLP other matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, we have received from, and discussed with, Marcum LLP their annual written report on their independence from us and our management, as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with the auditors whether the provision of any non-audit services provided to the Company by them during 2013 were compatible with the auditors’ independence.

Based upon the review and discussions described in this report, we recommended to the Board that the audited consolidated financial statements be included in the 2013 Annual Report for filing with the SEC.

AUDIT COMMITTEE

John H. Bauer (Chair)

Phillip M. Nudelman, Ph.D.

Vartan Gregorian, Ph.D.

Frederick W. Telling, Ph.D.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE SELECTION OF MARCUM LLP AS OUR

INDEPENDENT AUDITORS.

PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Summary

The Company is providing its shareholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables, as well as in the Compensation Discussion and Analysis).

As described more fully in the Compensation Discussion and Analysis of this Proxy Statement, the objectives of our executive compensation program are to allow us to recruit and retain superior talent, to create a direct relationship between executive compensation and performance and to create proper incentives to enhance the value of the Company and reward superior performance.

In furtherance of these objectives, the Company’s executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that the program reinforces shareholder interests by directly linking the compensation we pay our executives to our performance. These features are described in more detail in the Compensation Discussion and Analysis and include the following:

•	Executives’ bonuses under our annual incentive program are principally based on the achievement of specific performance objectives established early in the fiscal year by the Compensation Committee.

•

Vesting of a substantial percentage of executives’ equity awards is contingent on the achievement of specific performance goals established by the Compensation Committee. Our equity incentive program for our named executive officers consists primarily of long-term incentive awards that vest if we achieve specific operational and financial performance goals within a specified time period. These awards and the related performance goals, including certain modifications to the awards and goals approved by the Compensation Committee in January 2014, are discussed in detail below in the Compensation Discussion and Analysis.

•

During the past three years, the Compensation Committee approved arrangements for each of the named executive officers that eliminated any tax gross-up payment for parachute payment taxes under Section 280G of the Internal Revenue Code.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, our Board requests your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2014 proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This vote is an advisory vote only and is not binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Effective in 2014, our policy is to provide shareholders with an opportunity to approve the compensation of the Company’s named executive officers every year at the annual meeting of shareholders. It is expected that the next such vote will occur at the 2015 annual meeting of shareholders.

Vote Required and Board Recommendation

Approval of this Proposal 5 requires the affirmative vote of the holders of a majority of shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 5. Abstentions and broker non-votes will not be counted and will have no effect on the outcome of this Proposal 5.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 6

APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR

APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

Summary

If there are insufficient votes at the time of the Annual Meeting to adopt any of Proposals 1 through 5, the Board may in its discretion seek to, if necessary or appropriate, adjourn the Annual Meeting to solicit additional proxies. In that event, you will be asked to vote only upon this Proposal 6 and not on any other proposals. In this Proposal 6, we are asking the shareholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Annual Meeting. If this Proposal 6 is approved, the Board may in its discretion, if necessary or appropriate, adjourn the Annual Meeting to use the additional time to solicit additional proxies in favor of any of the Proposals. Even if there are a sufficient number of votes at the time of the Annual Meeting to adopt one or more of the Proposals, the Board may in its discretion seek to, if necessary or appropriate, adjourn the Annual Meeting to solicit additional proxies for any of the Proposals for which there are insufficient votes, and the Board may do so without adopting any of the Proposals for which there are sufficient votes at the time of the Annual Meeting.

If it is necessary or appropriate to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned (including publication of a notice of the adjourned meeting in an Italian newspaper), unless the Board fixes a new record date, which it must do if the Annual Meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the adjourned meeting. If the Board determines it is necessary or appropriate to adjourn the Annual Meeting and the record date for the Annual Meeting is changed because (i) the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the adjourned meeting and/or (ii) the Board elects to change the record date, a notice of the adjourned meeting will be given to all shareholders pursuant to applicable U.S. and Italian law. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required and Board Recommendation

Approval of the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies, requires the affirmative vote of the holders of a majority of the shares of our common stock that are voting on this Proposal 6 in person, by telephone or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be counted in the vote required to approve adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR

APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Compensation Process

The Compensation Committee oversees the Board’s responsibilities relating to the compensation of our executive officers. (The individuals who served as our executive officers during fiscal 2013 are listed in the Summary Compensation Table below and referred to herein as our “named executive officers”). In discharging this responsibility, the Compensation Committee evaluates and approves our compensation plans, policies and programs as they affect the named executive officers.

Business Highlights

Fiscal 2013 was a very successful year for us. We achieved several key milestones, including the following:

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We entered into a worldwide license agreement with Baxter to develop and commercialize pacritinib pursuant to which the Company and Baxter will jointly commercialize pacritinib in the United States, and Baxter will commercialization pacritinib for all indications outside the U.S.

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We reached agreement with the FDA on a Special Protocol Assessment for the PERSIST-2 trial for pacritinib, which, together with our ongoing PERSIST-1 trial, is intended to support registration for pacritinib in the U.S. and the E.U.

•

By year-end, we were close to reaching an agreement with Novartis to regain rights to PIXUVRI and Opaxio, providing us with the flexibility to manage these assets within the context of our overall product portfolio strategy, and by early January 2014, we had entered into the definitive agreement transferring such rights back to us.

•

We reached agreement for funding and reimbursement for PIXUVRI from the National Association of Statutory Health Insurance Funds (GKV-Spitzenverband) in Germany, and the National Institute for Health and Care Excellence in England/Wales issued final guidance recommending prescription of PIXUVRI.

With respect to our financial performance, we successfully raised approximately $89 million in funds in fiscal 2013, thereby significantly improving our liquidity and cash position at year-end 2013 as compared to the prior year-end. We raised these funds through a combination of the following: (i) our collaboration with Baxter pursuant to which we received an upfront payment (a portion of which was paid as a licensing fee, and the other portion of which was paid in exchange for an issuance of our equity securities); (ii) the successful negotiation and entry into our senior secured term loan agreement; and (iii) the closing of a registered direct equity offering.

Compensation Structure and Emphasis on Pay-for-Performance

Our executive compensation program embraces a number of features intended to reflect best practices in the market and help ensure that the program reinforces shareholder interests. Such features include the following:

•	Executive bonuses under our annual incentive program are principally based on the achievement of specific performance objectives established early in the fiscal year by the Compensation Committee.

•

Vesting of a substantial percentage of executive equity awards is contingent on the achievement of specific performance goals established by the Compensation Committee. Our equity incentive program for our named executive officers consists primarily of long-term incentive awards that vest if we achieve specific operational and financial performance goals within a specified time period. These awards and the related performance goals, including certain modifications to the awards and goals approved by the Compensation Committee in January 2014, are discussed in detail below.

•

During the past three years, the Compensation Committee approved arrangements for each of the named executive officers that eliminated any tax gross-up payments for taxes under Section 280G of the Internal Revenue Code.

Our executive compensation program is designed to align the compensation of our named executive officers with shareholders’ interests. To create this alignment, we tie a significant portion of such compensation to performance-based vesting criteria, time-based vesting criteria (whereby the awards will generally be forfeited unless the executive remains at the Company for the designated period of time), and/or stock price. Under the program, the portion of compensation guaranteed for any fiscal year represents only a fraction of the total potential compensation. Specifically, 26% of the value of the named executive officers’ aggregate fiscal 2013 annual compensation (reflected in the Summary Compensation Table included herein) was assured in the form of salary and perquisites/miscellaneous compensation (not at-risk pay), whereas 74% of total compensation was “at-risk” compensation, comprised of the following components: (i) performance-based cash incentives; (ii) performance-based equity awards; and (iii) time-based equity awards. The following illustrates such pay mix:

Consistent with our executive compensation program’s emphasis on pay-for-performance discussed below, compensation awarded to the named executive officers for fiscal 2013 reflected both our operational performance and the achievement of significant milestones.

Compensation Objectives and Philosophy

We believe that compensation of our named executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives. Our intent is to align the interests of our shareholders and management by integrating compensation with our short-term and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, we intend to offer a total compensation package competitive with companies in the pharmaceutical industries, taking into account relative company size, performance and to a limited degree geographic location as well as individual responsibilities and performance; however, we believe that it is important to provide executives with performance-based incentives that are tied to key corporate goals critical to our long-term success and viability.

The elements of compensation for the named executive officers include base salaries, annual cash incentives, long-term equity incentives, perquisites, and severance benefits in connection with certain terminations of employment, and additional benefits which are available to most other employees, including a 401(k) plan, employee stock purchase plan, health and welfare programs, and life insurance. In general, base salaries, perquisites and other benefit programs, and severance and other termination benefits are primarily intended to attract and retain highly qualified executives as they provide predictable compensation levels that reward executives for their continued service. Annual cash incentives are primarily intended to motivate executives to achieve specific strategies and operating objectives, while long-term equity incentives are primarily intended to align executives’ long-term interests with those of our shareholders. Executives have substantial portions of their compensation at risk for annual and long-term performance, with the largest portion at risk for the most senior executives.

Compensation Process

As part of its process for determining the compensation for the named executive officers, the Compensation Committee considers competitive market data. As authorized by its charter, the Compensation Committee has engaged Milliman, Inc. (“Milliman”), an independent executive compensation consultant, to review our compensation plans, policies and programs that affect the named executive officers and to provide advice and recommendations on competitive market practices and specific compensation decisions. Milliman has worked directly with the Compensation Committee to assist the Compensation Committee in satisfying its responsibilities and undertakes no projects for management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee’s consultant. To date, Milliman has not undertaken any projects for management or provided any services to us other than its services to the Compensation Committee. The Compensation Committee assessed the independence of Milliman pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Milliman from serving as an independent consultant to the Compensation Committee.

In order to assess competitive market data for executive compensation, the Compensation Committee works with its compensation consultant to develop a peer group of companies with which we compete for executive talent (these may or may not be the same organizations that we compete with directly on a business level). The compensation consultant provides the Compensation Committee with information regarding the executive compensation practices of the peer group of companies, and certain published survey data, which is discussed below in more detail, to help inform the Compensation Committee’s decision-making process.

Milliman assisted the Compensation Committee in developing the peer group used for 2013. The peer group included companies at a similar stage of development in the current or near-term horizon (in terms of products and production) and similar in scope taking into account number of employees, market capitalization, revenues and net income. Following this process, the Compensation Committee selected the following peer group for fiscal 2013 compensation:

Ariad Pharmaceuticals, Inc.

Geron Corp.

Incyte Corp.

Medivation, Inc.

Merrimack Pharmaceuticals, Inc.

Nektar Therapeutics

NPS Pharmaceuticals, Inc.

Peregrine Pharmaceuticals, Inc.

Rigel Pharmaceutical, Inc.

Seattle Genetics, Inc.

Synta Pharmaceuticals Corp.

Vical Incorporated

VIVUS, Inc.

Zogenix, Inc.

In addition to the peer group data, the Compensation Committee reviews market data from published surveys, which are conducted on a position-by-position basis and encompass a broad sample of companies. The published surveys utilized by the Compensation Committee were the Economic Research Institute Executive Compensation Survey and the Radford Biotechnology Executive Compensation Survey.

The Compensation Committee reviews the base salaries and annual cash-incentive compensation of our named executive officers as compared to the respective peer group data and published survey data, with peer group and survey data being equally weighted for purposes of the analysis. With respect to the long-term equity incentive compensation and total compensation for our named executive officers, the Compensation Committee references the peer group data only, as the published survey data is generally only available for cash compensation. The Compensation Committee uses such data to inform its judgment regarding competitive pay levels rather than as definitive or prescriptive norms. The Committee also considers the other factors identified below in making its decisions. As used below, the term “external compensation data” refers to the peer group data and published survey data, collectively.

In addition to consideration of the external compensation data, the Compensation Committee also considers the value of each item of compensation, both separately and in the aggregate, in light of our performance, each named executive officer’s position within the Company, the named executive officer’s performance history and potential for future advancement, and, with respect to long-term equity incentive compensation, the value of existing vested and unvested outstanding equity awards. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation for each executive other than himself. In setting compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to us and our named executive officers, the accounting consequences and the impact on shareholder dilution. The Compensation Committee does not assign a specific weight to these factors and none of these factors by itself will compel a particular compensation decision. Instead, this information is used generally by the Compensation Committee to help inform its decision-making process. Except as otherwise noted, the Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee as well as the input and external compensation data provided by the Compensation Committee’s independent executive compensation consultant.

2013 NEO Pay Mix

The Compensation Committee reviews, considers and approves each of the following elements comprising our named executive officer compensation, as well as all combined elements of compensation:

Component	Short or Long Term	At Risk or Not	Summary
Base Salaries	Short Term	Not At Risk	Fixed pay that is not subject to performance risk.
Annual Cash Incentive Compensation	Short Term	At Risk	Annual cash award that is substantially based on corporate performance.
Long-Term Equity Incentive Compensation	Long Term	At Risk	A significant portion of the annual equity awards is based on corporate performance, while a separate portion is subject to time-based vesting conditions (such that the awards will be forfeited unless the executive remains at the Company for the designated period of time).
Other	Short Term	Not at Risk	Comprised of perquisites and other miscellaneous benefits.

Base Salaries

Base salaries, including merit-based salary increases, for the named executive officers are established based on the scope of their respective responsibilities, competitive market salaries, general levels of market increases in salaries, individual performance, achievement of our corporate and strategic goals and changes in job duties and responsibilities.

The Compensation Committee reviewed the base salaries of the named executive officers for 2013 and determined that, effective October 1, 2013, the base salaries for each of Mr. Bianco and Dr. Singer would be increased by $30,000. In approving these increases, the Compensation Committee took into account that these executives’ base salaries had remained unchanged since they were established in 2005. The Compensation Committee also determined that Dr. Bianco’s base salary would not be increased so that, consistent with our philosophy and his position as Chief Executive Officer, a greater percentage of his overall compensation opportunity would be tied to performance, and that the base salary for Dr. Plunkett and Dr. Benner would not be increased as these levels were negotiated with them on their joining the Company during 2012. Considering resulting base salary levels, the Compensation Committee concluded that the named executive officers’ base salaries generally approximated the market median of the external compensation data and were consistent with our philosophy of providing relatively flat levels of guaranteed cash compensation while emphasizing at-risk compensation. As a result, the named executive officers’ base salaries for fiscal 2013 were as follows: Dr. Bianco, $650,000 (unchanged since 2005), Mr. Bianco, $360,000 ($330,000 prior to October 1, 2013), Dr. Singer, $370,000 ($340,000 prior to October 1, 2013), Dr. Plunkett, $325,000 and Dr. Benner, $380,000. (Dr. Benner’s employment with us terminated in June 2013.)

Annual Cash Incentive Compensation

Overview

Annual cash incentives for our named executive officers are designed to reward performance for achieving key corporate goals, which we believe, in turn, should increase shareholder value. In general, the annual incentive awards for the named executive officers are determined based on achievement of performance objectives established by the Compensation Committee for the fiscal year and an evaluation by the Compensation Committee of the contributions made by individual executives to us during the course of the year, including both realization of performance goals and other notable achievements that may not have been contemplated at the time the original performance goals were established. Although we have adopted the framework for our annual incentive program described below, the Compensation Committee retains discretion under the program to take into account developments in our business and changes in our strategic priorities that occur during the year in determining the amounts to be awarded to our executives.

The Compensation Committee established the 2013 cash incentive program for our named executive officers, including target and maximum bonus opportunities for each executive as well as performance goals that would need to be achieved in order for the executive to receive such bonuses. Both target and maximum bonus opportunities under the program were determined by reference to a percentage of the named executive officer’s base salary. For fiscal 2013 performance, the target and maximum levels were as set forth in the tables below. These bonus levels, which are slightly lower than the market median reflected in the external compensation data, were determined by the Compensation Committee, after consulting with Milliman, to be appropriate based on its subjective assessment of the executive’s position and ability to directly impact our performance, and its focus on placing greater emphasis on our long-term equity incentive compensation. Bonuses under the 2013 cash incentive program were generally subject to a requirement that the executive officer be employed by us on the payment date.

There were three core elements to the 2013 cash incentive program, which together comprised each executive’s cash incentive opportunity: financial performance; drug development; and individual performance. As indicated in the tables below, a portion of each executive’s bonus opportunity was allocated to each of these elements, with the percentage of the total bonus opportunity allocated to a particular element based on the executive’s position and ability to affect the outcome for that particular goal. With the exception of the individual performance element, each element was composed of sub-elements as identified below.

Financial Performance Element

As shown in the table below, the financial performance element of the fiscal 2013 cash incentives was measured based on the following:

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PIXUVRI gross sales (the target bonus level would be achieved if our 2013 gross sales for PIXUVRI were at least $15 million and the maximum level would be achieved if such gross sales were at least $30 million). The establishment of this particular goal assumed, among other things, the receipt of favorable reimbursement decisions by governmental authorities from each applicable European country in the early part of 2013. As discussed below, we did not receive the first favorable determination until the end of 2013.

•

Funds raised other than through the issuance of equity (the target bonus level would be achieved if our 2013 non-equity funds raised were at least $10 million and the maximum level would be achieved if such funds raised were at least $25 million).

•	Whether our independent auditor would not include an explanatory paragraph in its next report on our financial statements regarding the Company’s ability to continue as a “going concern”.

•	Whether we would be able to obtain a determination by CONSOB relieving us of the additional reporting obligations that then required us to report profit and loss items on a monthly basis.

•	Whether we would be able to establish a channel partner(s) for distribution of PIXUVRI in markets outside the E.U. and the U.S. (“PIXUVRI Channel Partners”).

The Compensation Committee selected these particular measures because we believe they are key indicators of Company performance, are easy to track and are routinely communicated to shareholders.

The following table presents the approximate relative weightings of the financial sub-elements for the 2013 cash incentives (with the incentive opportunity for each sub-element being expressed as a percentage of the executive’s base salary). The relative weightings are intended as guidelines, with the Compensation Committee having final authority to determine weightings and the appropriate final bonus amounts.

FINANCIAL COMPONENTS
	PIXUVRI Gross Sales Target / Max.	Non-Equity Funds Raised Target / Max.	Reduced CONSOB Reporting Obligations Target/ Max.	“Going Concern” Target/ Max.	PIXUVRI Channel Partners Target/ Max.
James A. Bianco, M.D.	5% / 20%	5% / 20%	10% / 10%	10% / 10%	0% / 0%
Louis A. Bianco	5% / 20%	5% / 25%	5% / 5%	5% / 5%	5% / 5%
Jack W. Singer, M.D.	5% / 20%	5% / 15%	0% / 0%	0% / 0%	0% / 0%
Matthew Plunkett, Ph.D.	2.5% / 10%	10% / 20%	0% / 0%	10% / 10%	5% / 10%
Steven E. Benner, M.D.	0% / 0%	5% / 15%	0% / 0%	0% / 0%	0% / 0%

In December 2013, the Compensation Committee determined that, of the pre-established financial performance goals, the non-equity funds raise goal, the reduced CONSOB reporting obligations goal, the “going concern” goal and the PIXUVRI Channel Partners goal had been achieved at the maximum levels. Accordingly, the Compensation Committee determined to award each executive the maximum amount allocated to such items. The goal pertaining to PIXUVRI gross sales was not achieved, in part, because, as discussed above, we did not receive our first favorable reimbursement decision until the end of 2013.

Drug Development Element

For the drug development element of the fiscal 2013 cash incentives, if we achieved a particular performance goal established by the Compensation Committee for 2013, the executive would be eligible to receive the portion of his incentive opportunity allocated to that performance goal as reflected in the table below. For 2013, the drug development goals were as follows:

•	Consummation of a collaboration for the development and commercialization of pacritinib (“Pacritinib Partnership”).

•	Termination of a third party’s outstanding option with respect to the development and commercialization of PIXUVRI (“PIXUVRI Option Removal”).

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Attainment of an agreement with the EMA to change the primary endpoint of the Phase 3 PIX-R, or PIX306, post-marketing commitment study of pixantrone-rituximab versus gemcitabine-rituximab for patients with relapsed B-cell non-Hodgkin lymphoma from overall survival to progression-free survival (“PIXUVRI EMA Agreement”).

•	Enrollment for the first pacritinib Phase 3 trial (“Pacritinib Enrollment”).

•	Initiation of a second Phase 3 trial for pacritinib (“Second Pacritinib Phase 3 Initiation”).

The Compensation Committee selected the foregoing particular measures because they were key 2013 developmental goals for the Company.

	DRUG DEVELOPMENT COMPONENTS
	Pacritinib Partnership	PIXUVRI Option Removal	PIXUVRI EMA Agreement	Pacritinib Enrollment	Second Pacritinib Phase 3 Initiation
James A. Bianco, M.D.	10%	20%	20%	0%	0%
Louis A. Bianco	10%	0%	0%	0%	0%
Jack W. Singer, M.D.	0%	0%	20%	10%	0%
Matthew Plunkett, Ph.D.	10%	5%	0%	0%	0%
Steven E. Benner, M.D.	0%	0%	15%	25%	10%

In December 2013, the Compensation Committee determined that the Pacritinib Partnership goal, the PIXUVRI EMA Agreement goal and the Pacritinib Enrollment goal were each satisfied, and that the PIXUVRI Option Removal goal was substantially completed by the end of 2013 (it was, in fact, actually completed in early January 2014). Accordingly, the Compensation Committee awarded the applicable executives the corresponding amounts for those elements reflected in the table above.

Discretionary Element

The individual performance element constituted only a small percentage of each executive’s target bonus, with each executive being eligible to receive up to 10% (or 15% in the case of Dr. Bianco) of his base salary under this element. Any bonus awarded under this element would be determined in the sole discretion of the Compensation Committee based on its subjective assessment of the executive’s performance during the fiscal year and any other factors it deemed appropriate.

The Compensation Committee determined that, based upon the Compensation Committee’s subjective assessment of each executive’s individual contributions during the year, he should receive the aforementioned maximum pre-established amount available under his individual performance element. The key factors in the Compensation Committee’s determination were the executives’ successes in 2013 in reducing costs and expenses below the levels approved by the Board in the annual budget, its subjective assessment of the executives’ performance over their respective duties during the year, and in the case of Dr. Bianco and Dr. Plunkett in particular, the performance of our stock price during the year. In addition, the Compensation Committee awarded Dr. Plunkett an additional discretionary bonus equal to 15% of his base salary in recognition of his concerted efforts and extensive time commitment with respect to the successful completion of the pacritinib collaboration with Baxter. Based on the foregoing, the Compensation Committee determined to award cash incentives for fiscal 2013 to each of the named executive officers in the following amounts (expressed as a percentage of such officer’s base salary as of the time of payout): Dr. Bianco, 105%; Mr. Bianco, 60%; Dr. Singer, 55%; and Dr. Plunkett, 80%. Dr. Benner did not receive any incentive award under the program as he was not employed with us at the time the final incentive amounts were paid.

Long-Term Equity Incentive Compensation

The Compensation Committee awards long-term equity incentive compensation to our executive officers to further align their interests with those of our shareholders, to provide additional incentives to our executive officers to improve the long-term performance of our common stock and achieve our corporate goals and strategic objectives and to retain our executive officers. Although we occasionally grant stock options to executives in certain circumstances (such as the option grants made in December 2013 described below), our current practice is primarily to grant long-term incentive awards to the named executive officers in the form of shares of restricted stock or units payable in stock (or payable in a number of shares, as described below, based on our issued and outstanding shares of common stock on the applicable vesting date). In general, the awards vest over a period of years following the date of grant and may be subject to the achievement within a specified period of critical corporate goals and strategic objectives established by the Compensation Committee. Thus, the awards are designed to link executives’ interests with those of our shareholders, to provide a long-term retention incentive for the vesting period as they generally have value regardless of stock price volatility and, in the case of awards subject to performance-based vesting requirements, to provide further incentives for executives to achieve goals considered important to our success.

In determining the size of our long-term equity incentive awards, the Compensation Committee generally reviews competitive market data for the value of equity awarded to the corresponding officers of our peer companies, the amount of Company equity interests held by each named executive officer as compared to the amounts held in the peer companies by the corresponding officers, the named executive officer’s performance history and/or potential for future responsibility and promotion and the chief executive officer’s recommendations (with respect to executives other than himself). The relative weight given to each of these factors varies from individual to individual at the Compensation Committee’s discretion and adjustments may be made as the Compensation Committee deems reasonable to attract candidates in the competitive environment for highly qualified employees in which we operate.

Performance-Based Awards

Effective January 3, 2012, the Compensation Committee granted equity awards to each of the named executive officers then employed with the Company that would vest upon our achievement of certain performance goals, subject to the goal’s achievement by December 31, 2014. (We refer to these awards as the “Long-Term Performance Awards”). The Compensation Committee believed these awards at the grant levels identified below would provide executives an appropriate level of incentives to help achieve the performance goals noted below so as to maximize and restore shareholder value and to remain with us over a multi-year period. As of December 31, 2013, these awards were scheduled to expire on December 31, 2014 (which was subsequently extended, as discussed below) as to any then unattained performance goals. The Compensation Committee reviews these awards and the related performance goals annually and takes into account in establishing the performance period for the awards that the goals may not all be met within the specified period. Setting shorter performance periods gives the Compensation Committee flexibility to assess the goals in light of changes in our strategic priorities and to make changes in the goals and extend the performance period as it deems appropriate.

On March 21, 2013, the Compensation Committee approved an extension of the performance period for these awards by one year to December 31, 2015, and approved several modifications to the equity award program. The modifications to the equity award program approved by the Compensation Committee in March 2013 were as follows:

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The Pacritinib Phase 3 (defined below) and the Pacritinib Approval (defined below) goals were added, due to the Company’s acquisition in mid-2012 of the product candidate pacritinib. Following the acquisition of pacritinib, the Company established a development program and reallocated a significant portion of its resources to pacritinib, which is currently the Company’s lead product candidate. Accordingly, appropriate corresponding performance goals relating to pacritinib were added to the equity award program.

•	The performance goal related to the approval of a new drug application for PIXUVRI was cancelled, as the Company determined not to pursue FDA approval at that time.

•

The requirement pertaining to the Cash Flow Breakeven (defined below) goal was modified such that the Company would be required to achieve and maintain cash flow breakeven for two consecutive fiscal quarters, rather than only one quarter, over the requisite time period. The Compensation Committee made this change because it believes that any bonuses paid out under this element should be in connection with sustainable operational activities. By increasing the time during which the Company must maintain a cash flow breakeven point, the Compensation Committee intended to minimize the possibility of rewarding executives in the event of an episodic, non-recurring cash inflow item.

•	The Market Cap Goal was reduced from $1.2 billion to $1.0 billion.

•	The Compensation Committee approved awards under the program for Dr. Benner and Dr. Plunkett, who were hired in 2012.

On January 30, 2014, the Compensation Committee approved a further extension of the performance period for these awards by one year to December 31, 2016 and added the two performance goals related to tosedostat reflected below. The Compensation Committee determined to add the tosedostat goals to encourage and support the further development of the compound based on the results of ongoing Phase 2 clinical trials.

With the foregoing modifications, the performance goals for the equity award program, as currently in effect, are as follows:

•	Completion of a Phase 3 trial for tosedostat that satisfies the primary endpoint set forth in the statistical plan then in effect on or before December 31, 2016 (“Tosedostat Phase 3”).

•	Approval of a new drug application or a marketing authorization application for tosedostat on or before December 31, 2016 (“Tosedostat Approval”).

•	Completion of a Phase 3 trial for pacritinib that satisfies the primary endpoint set forth in the statistical plan then in effect on or before December 31, 2016 (“Pacritinib Phase 3”).

•	Approval of a new drug application or a marketing authorization application for pacritinib on or before December 31, 2016 (“Pacritinib Approval”).

•	Approval of a new drug application for Opaxio on or before December 31, 2016 (“Opaxio NDA Approval”).

•

Achievement of fiscal year sales equal to or greater than $50.0 million with respect to any fiscal year beginning on or after January 1, 2012 and ending on or before December 31, 2016 (the “$50M Sales Goal”).

•

Achievement of fiscal year sales equal to or greater than $100.0 million with respect to any fiscal year beginning on or after January 1, 2012 and ending on or before December 31, 2016 (the “$100M Sales Goal”).

•	Achievement of cash flow breakeven for any two consecutive fiscal quarters beginning on or after January 1, 2012 and ending on or before December 31, 2016 (the “Cash Flow Breakeven”).

•

Achievement of earnings per share in any fiscal year beginning on or after January 1, 2012 and ending on or before December 31, 2016 equal to or greater than $0.30 per share of common stock (the “EPS Goal”).

•

Achievement of a market capitalization of $1.0 billion or greater at any time during the period beginning on January 1, 2012 and ending on December 31, 2016 based on the average of the closing prices of the common stock over a period of five consecutive trading days during such period (the “Market Cap Goal”).

In all other respects, the program terms are the same as originally approved by the Compensation Committee.

If one or more of the performance goals of the Long-Term Performance Awards is timely achieved, the number of underlying shares in the aggregate (including the number of shares subject to restricted shares and restricted share units granted to the recipient that vest in connection with the attainment of such performance goal(s)) that will ultimately vest with respect to such award will be determined by multiplying (1) an award percentage corresponding to the particular performance goal by (2) the total number of outstanding shares of our common stock, determined on a non-fully diluted basis, as of the vesting date, subject to the then applicable share limits of our 2007 Equity Plan. For certainty, in the event that sufficient shares are not available under the 2007 Equity Plan at the time of vesting, the Company may, but is not required to, settle the Long-Term Performance Awards in cash or any other asset in lieu thereof. The award percentages corresponding to the various performance goals for each of the named executive officers are set forth in the following table:

	Performance Goals and Applicable Award Percentages
Name(1)	Tosedostat Phase 3	Tosedostat Approval	Pacritinib Phase 3	Pacritinib Approval	Opaxio NDA Approval	$50M Sales Goal	$100M Sales Goal	Cash Flow Breakeven	EPS Goal	Market Cap Goal
James A. Bianco, M.D.	0.281%	0.563%	0.281%	0.563%	0.085%	0.3%	0.6%	0.3%	0.124%	0.75%
Louis A. Bianco	0.114%	0.228%	0.114%	0.228%	0.034%	0.122%	0.243%	0.122%	0.061%	0.305%
Jack W. Singer, M.D.	0.114%	0.228%	0.114%	0.228%	0.034%	0.122%	0.243%	0.122%	0.061%	0.305%
Matthew Plunkett, Ph.D.	0.084%	0.169%	0.084%	0.169%	0.025%	0.09%	0.18%	0.09%	0.037%	0.225%

(1)	Awards granted to Dr. Benner, to the extent not previously vested, terminated upon the termination of his employment during 2013.

A performance goal will not be considered achieved unless and until the date on which the Compensation Committee certifies that is has been achieved, and in each case the goal must be achieved on or before December 31, 2016. If we experience a change in control, and if the award recipient is then still employed by or is providing services to us or one of our subsidiaries, the award recipient will generally be entitled to receive the full award percentage with respect to any performance goal which was not otherwise achieved before the date of the change in control (as though that performance goal had been fully achieved as of the time of the change in control). With respect to the Market Cap Goal, however (to the extent the goal was not otherwise achieved before the date of the change in control), the recipient will receive the full number of shares allocated to the Market Cap Goal only if our market capitalization based on the price per share of our common stock in the change in control transaction (or, if there is no such price in the transaction, the closing price of our common stock on the last trading day preceding the date of the change in control) equals or exceeds $1.0 billion. If our market capitalization is less than $1.0 billion on the date of the change in control, the recipient will not be entitled to receive or retain any of the shares allocated to the Market Cap Goal.

In approving the Long-Term Performance Awards originally effective in January 2012, the Compensation Committee determined that it would be appropriate to grant a portion of each Long-Term Performance Award to

Dr. Bianco, Mr. Bianco and Dr. Singer in the form of restricted shares issued on the effective date of grant and a portion in the form of restricted stock units. The Compensation Committee believed, particularly in light of the current economic environment, that the link between executives’ interests and shareholders’ interests would be further enhanced if the executives held restricted shares (as opposed to a right to receive shares only upon the vesting of the awards), as shares (but not units) have voting rights. These restricted shares will be forfeited back to us should the performance-based vesting requirements described above not be satisfied. In order to ensure that the restricted shares do not provide the executive the right to receive any shares beyond the payout levels described above, any restricted shares that vest in connection with the achievement of a performance goal on or before December 31, 2016 will reduce on a share-for-share basis the number of shares that would otherwise have been delivered under the award percentages indicated in the table above upon achievement of that performance goal. In furtherance of that intent, if the number of shares that would have been delivered under the applicable award percentage on achievement of a performance goal is less than the number of restricted shares that vest on achievement of that performance goal, a number of such restricted shares equal to the difference will be forfeited to us so that the executive retains no more shares related to that particular performance goal than the number of shares that would have otherwise been deliverable with respect to that goal under the applicable award percentage.

The grant levels for the Long-Term Performance Awards granted to each named executive officer were inherently subjective, determined by the Compensation Committee in its discretion taking into account its general assessment of each executive’s overall responsibilities and contributions, the value of total compensation reported by Milliman and the other factors discussed under Long-Term Equity Incentive Compensation above, and to provide a total compensation package (base salary, benefits and perquisites, target bonus and equity award grant date value) that the Compensation Committee believed was reasonable for the position taking into account the performance that would be required to satisfy applicable performance-based vesting requirements.

Time-Based Restricted Stock Awards

On March 21, 2013, the Compensation Committee also approved awards of restricted stock to each of the Company’s named executive officers. Each award vests in three semi-annual installments over 18 months after the date of grant, subject to the executive’s continued employment with the Company through the applicable vesting date. The number of shares subject to each award was calculated as a percentage of the Company’s total outstanding shares on the grant date, with the percentage for Dr. Bianco being 0.90% and the percentage for each of the other named executive officers being 0.27%. The Compensation Committee also expressed its intent that similar grants of restricted stock awards will be made to each of the named executive officers at the beginning of each of 2014 and 2015 at the percentage levels noted above, subject in each case to formal approval by the Compensation Committee. Consistent with the Compensation Committee’s expressed intent, such awards for 2014 were approved by the Compensation Committee in January 2014. In determining the specific level of awards, the Compensation Committee considered the other factors noted above, reviewed data from Milliman on ownership levels in the peer group and considered data with respect to ownership level goals being adopted by boards for executive officers to promote alignment with shareholder interests. The particular award levels were determined by the Compensation Committee in its judgment to be appropriate to both (i) provide an added retention incentive for the executive over the vesting period and (ii) increase the executives’ respective potential ownership interests in the Company, thereby enhancing the alignment of the executives’ interests with those of shareholders.

Options Granted for Achieving Significant Milestone

In recognition of management’s efforts in bringing about the successful completion of the pacritinib collaboration announced in November 2013, the Compensation Committee approved grants of stock options on December 10, 2013 to each of the named executive officers then employed by the Company. Each of these options was 50% vested on the grant date, with the remaining 50% vesting six months after the grant date. The Compensation Committee believed that the collaboration was a key development for the Company and for its lead product candidate, pacritinib, and determined to reward the executives for achieving such an important milestone. The Compensation Committee further determined to structure the new grants as stock options, which have value only if the Company’s stock price increases after the option grant date, to provide an additional incentive to help create value for our shareholders and further align the interests of our executives and our shareholders.

Perquisites and Other Benefits

The named executive officers receive certain perquisites and other benefits provided by or paid for by us, as identified in the footnotes to the “Summary Compensation Table” below. In addition, we maintain executive health programs for the benefit of the named executive officers, and these executives are also entitled to participate in our benefit programs which are available to all of our employees, including our 401(k) and employee stock purchase plans. Certain of our named executive officers occasionally use a chartered aircraft for business related travel (such business purpose is approved in advance by the Chair of the Board). When space was available, certain spouses or other family members accompanied the named executive officers on such trips. In those cases, there was no additional cost to us of having additional passengers on such flights.

The perquisites provided to a particular named executive officer are determined by the Compensation Committee in its judgment and are considered by the Compensation Committee when it makes its subjective assessment of the appropriateness of the executive’s overall compensation arrangements. We provide these perquisites and other benefits as a means of providing additional compensation to our named executive officers to help retain them and, in some cases, to make certain benefits available in a convenient and efficient manner in light of the demands and time constraints imposed on our executives.

Post-Termination Protection and Payments

We have entered into severance agreements with each of the named executive officers. The Compensation Committee believes these agreements are important in attracting and retaining key executive officers and are consistent with competitive practices. Under these agreements, the executive would be entitled to severance benefits in the event of a termination of the executive’s employment by us without cause or by the executive for good reason. We have determined that it is appropriate to provide each named executive officer with severance benefits under these circumstances in light of his position with us and as part of his overall compensation package, and to motivate him to operate in the best interest of the Company, rather than in a manner potentially self-serving to secure employment. The severance benefits for each named executive officer are generally determined as if he continued to remain employed by us for 18 months following his actual termination date (or two years in the case of Dr. Bianco, reflecting his position as Chief Executive Officer). Because we believe that a termination by an executive for good reason (or constructive termination) is conceptually the same as an actual termination by us without cause, we believe it is appropriate to provide severance benefits following such a constructive termination of the executive’s employment. If we experience a change in control, outstanding equity awards that are subject to only time-based vesting requirements, including awards held by our named executive officers, will generally become fully vested if they are not assumed by the successor entity, and our outstanding equity awards that are subject to performance-based vesting requirements will generally become fully vested (subject, in the case of the Market Cap Goal noted above, to the attainment of the applicable goal). The Compensation Committee approved these change in control arrangements in order to offset the uncertainty and disruption that a change in control transaction (or potential transaction) would create during such a critical time for the Company.

During the past three years, the Compensation Committee has approved arrangements with each of the named executive officers that eliminate the executive’s right to be reimbursed for any excise taxes imposed on his severance payments and any other payments under Sections 280G and 4999 of the Internal Revenue Code (generally referred to as “parachute payments”). In March 2011, we entered into a new employment agreement with Dr. Bianco that eliminated the right he had under his prior employment agreement to be reimbursed for any parachute payment excise taxes. We have also entered into award agreements with each of the named executive officers to evidence the Long-Term Performance Awards described above. Each of these agreements provides that the executive will not be entitled to reimbursement for any excise taxes imposed on parachute payments received from us, whether the payment is made pursuant to the executive’s Long-Term Performance Award or another Company plan or agreement.

For more information regarding these severance arrangements, please see “Potential Payments upon Termination or Change in Control” below.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and certain other named executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. The Compensation Committee generally considers the limitations imposed by Section 162(m) among other factors in making its compensation decisions. However, the Compensation Committee reserves the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our named executive officers is reasonable, performance-based and consistent with our goals and the goals of our shareholders.

Risk Considerations

The Compensation Committee has reviewed our compensation programs to determine whether they encourage unnecessary or excessive risk taking and has concluded that they do not. The Compensation Committee believes that the design of our annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure our performance is focused on long-term shareholder value creation and does not encourage the taking of short-term risks at the expense of long-term results. While our performance-based cash bonuses are based on annual results, the amount of such bonuses are generally capped and represent only a portion of each individual’s overall total compensation opportunities. We also generally have discretion to reduce bonus payments (or pay no bonus) based on individual performance and any other factors determined to be appropriate in the circumstances.

The Compensation Committee takes risk into account in establishing and reviewing our executive compensation arrangements and believes that these arrangements do not encourage unnecessary or excessive risk-taking. Base salaries are fixed in amount and thus do not encourage risk-taking. While the Compensation Committee considers the achievement of specific financial and operating performance goals in determining the cash bonuses to be awarded to executives under our cash incentive program, the Compensation Committee determines the actual amount of each executive’s bonus based on multiple Company and individual performance criteria as described above. The Compensation Committee believes that the annual incentive program appropriately balances risk and the desire to focus executives on specific annual goals important to our success, and that it does not encourage unnecessary or excessive risk taking. Finally, a significant portion of the compensation provided to our executive officers is in the form of equity awards that further align executives’ interests with those of shareholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to our stock price, and since grants are generally subject to long-term vesting schedules to help ensure that executives always have significant value tied to long-term stock price performance. In addition, the vesting of awards granted under our long-term incentive program is tied to a number of difference performance objectives, so the program is not overly dependent on any one performance metric.

Say-on-Pay Vote

At our annual meeting of shareholders held in November 2011, shareholders had the opportunity to cast an advisory vote on the compensation paid to our named executive officers as disclosed in the proxy statement. The proposal to approve the executives’ compensation was approved by approximately 77% of the total number of votes actually cast (disregarding abstentions and broker non-votes). The Compensation Committee, which is responsible for designing and administering our executive compensation program, believes this result affirms shareholders’ support of our approach to executive compensation. Accordingly, we continued our approach to executive compensation in 2011, 2012 and 2013, and our emphasis on performance-based compensation in particular, by implementing the long-term equity incentive program for 2012-2016 that is similar in structure to the program we had in effect for 2009-2011. In order to help conform the program to best practices, the Compensation Committee also determined to eliminate the executives’ rights to be reimbursed for parachute payment excise taxes as noted above.

Summary

The Compensation Committee believes that our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of our shareholders. The Compensation Committee believes that the compensation of our executives is both appropriate and responsive to the goal of improving shareholder value.

The following “Compensation Committee Report” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

Compensation Committee Report

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company’s management. Based on this review and discussions, the Compensation Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee:

Frederick W. Telling, Ph.D., Chair

Richard L. Love

Mary O. Mundinger, DrPH

Phillip M. Nudelman, Ph.D.

Compensation Committee Interlocks and Insider Participation

The directors listed at the end of the Compensation Committee Report above were each members of the Compensation Committee during all of fiscal year 2013. No director who served on the Compensation Committee during fiscal year 2013 is or has been an executive officer of the Company or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, any executive officer of which served as a member of the Board or the Compensation Committee during fiscal year 2013.

Summary Compensation Table—Fiscal Years 2011-2013

The following table sets forth information concerning compensation for fiscal years 2011, 2012 and 2013 for services rendered to the Company by the President and Chief Executive Officer, the Executive Vice President, Finance and Administration, and the Company’s two other executive officers, as well as one former executive officer. Collectively, these persons are referred to as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	All Other Compensation ($)(4)	Total($)
James A. Bianco, M.D	2013	650,000	682,500	1,531,763	712,350	351,034	3,927,647
President and Chief Executive Officer(5)	2012	650,000	552,500	1,318,393	—	292,643	2,813,536
	2011	650,000	767,500	2,891,120	—	287,018	4,595,638

Louis A. Bianco	2013	337,500	216,000	493,158	284,940	44,886	1,376,484
Executive Vice President,	2012	330,000	198,500	536,147	—	34,293	1,098,940
Finance and Administration(6)	2011	330,000	242,550	675,836	—	32,928	1,281,314

Jack W. Singer, M.D.	2013	347,500	203,500	493,158	284,940	38,502	1,367,600
Interim Chief Medical Officer and	2012	340,000	203,000	536,147	—	42,579	1,121,726
Executive Vice President, Global Medical Affairs and Translational Medicine(5)(7)	2011	340,000	204,000	649,836	—	44,107	1,237,943

Matthew Plunkett, Ph.D	2013	325,000	260,000	501,854	427,410	9,119	1,523,383
Executive Vice President, Corporate Development	2012	106,041	62,500	153,000	—	—	321,541

Steven E. Benner, M.D.	2013	190,000	—	501,854	—	21,642	713,496
Former Executive Vice President and Chief Medical Officer(8)	2012	210,218	142,000	345,000	—	3,153	700,371

(1)	Please see the Compensation Discussion and Analysis for a description of the cash incentive program for the named executive officers for fiscal 2013.
(2)	The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the grant date fair value computed in accordance with FASB ASC Topic 718 of the stock awards and option awards, respectively, granted to the Company’s named executive officers during fiscal year 2013, provided that, with respect to the amounts included in the “Stock Awards” column relating to the March 21, 2013 modifications of the Long-Term Performance Awards (discussed in Compensation Discussion and Analysis), such amounts reflect the incremental fair value computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance-based conditions. Such modifications are described in more detail in the “Grants of Plan-Based Awards Table” below. These modifications did not apply with respect to Dr. Benner and Dr. Plunkett as they had not yet been awarded any Long-Term Performance Awards as of the time of the modifications.

These amounts in the “Stock Awards” and “Option Awards” columns do not necessarily correspond to the actual cash value that will be recognized by the named executive officers pursuant to these awards. For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see the discussion of equity awards contained in Note 15 (Share-Based Compensation) to the Company’s Consolidated Financial Statements for the fiscal year ended December 31, 2013, included in the Company’s 2013 Annual Report filed with the SEC on March 4, 2014.

(3)	The following table presents the grant date fair value (or, in the case of modified awards, the incremental fair value) of the Long-Term Performance Awards included in the “Stock Awards” column, assuming the probable level of performance is achieved, and, in the alternative, the maximum level of performance is achieved:

Name	Aggregate Grant Date Fair Value or Incremental Fair Value (as applicable) – Based on Probable Outcome ($)	Aggregate Grant Date Fair Value or Incremental Fair Value (as applicable) – Based on Maximum Performance $	Aggregate Grant Date Fair Value or Incremental Fair Value (as applicable) – Based on Probable Outcome ($)	Aggregate Grant Date Fair Value or Incremental Fair Value (as applicable) – Based on Maximum Performance $
	2012		2013
James A. Bianco, M.D.	1,318,393	7,472,740	315,272	3,579,348
Louis A. Bianco	536,147	3,061,916	128,211	1,466,288
Jack W. Singer, M.D.	536,147	3,061,916	128,211	1,466,288
Steven E. Benner, M.D.	N/A	N/A	136,907	1,073,804
Matthew Plunkett, Ph.D.	N/A	N/A	136,907	1,073,804

(4)	The following table provides detail on the amounts reported in the “All Other Compensation” column of the table above for each named executive officer:

Name	Executive Health Benefits ($)	Life Insurance Premiums ($)	401(k) Match ($)	Other Personal Benefits ($)(a)		Separation ($)		Total ($)
James A. Bianco, M.D.	74,652	30,654	—	245,728	(b)	—		351,034
Louis A. Bianco	22,833	9,532	3,825	8,696	(c)	—		44,886
Jack W. Singer, M.D.	30,353	—	3,825	4,325	(d)	—		38,502
Matthew Plunkett, Ph.D.	—	—	3,825	5,294	(e)			9,119
Steven E. Benner, M.D.	—	—	2,850	1,803	(f)	16,990	(g)	21,642

(a)	Certain named executive officers were accompanied by spouses or other family members on trips using chartered aircraft where the use of the chartered aircraft was for business purposes. In those cases, there was no incremental cost to the Company of having additional passengers on the chartered aircraft, and as a result, no amount is reflected in this table with respect to this benefit.
(b)	This amount includes $174,750 for family members’ travel on commercial aircraft, $4,965 for tax preparation fees, $4,987 for health club dues, $60,655 for security expenses, and $371 for miscellaneous expenses.
(c)	This amount includes $3,847 for tax preparation fees, $4,362 for security expenses, and $487 for miscellaneous expenses.
(d)	This amount includes $3,975 for tax preparation fees and $350 for telecommunications expenses.
(e)	This amount includes $3,719 for family travel expenses and $1,575 for personal legal expenses.
(f)	This amount reflects family travel expenses.
(g)	This amount reflects payment for accrued vacation in connection with Dr. Benner’s resignation on June 25, 2013.

(5)	All compensation reflected in this table for Dr. Bianco and Dr. Singer was paid in connection with their respective services as officers of the Company and not in connection with their services as directors of the Company. The Company does not pay director compensation to directors who are also employees of the Company.
(6)	Mr. Bianco also serves as the Company’s Chief Governance Officer.
(7)	Dr. Singer also serves as the Company’s Chief Compliance Officer.
(8)	Dr. Benner resigned as an officer and employee of the Company on June 25, 2013.

Compensation of Named Executive Officers

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to the Company’s named executive officers for the fiscal years indicated above. The primary elements of each named executive officer’s total compensation reported in the table are base salary, an annual bonus and long-term equity incentives consisting of awards of stock options, restricted stock and restricted stock units. Named executive officers also received the other benefits listed in the “All Other Compensation” column of the Summary Compensation Table, as further described in the footnotes to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards table provides information regarding the incentives awarded to the named executive officers in fiscal 2013. The “Outstanding Equity Awards at Fiscal 2013 Year-End” and “Option Exercises and Stock Vested—Fiscal Year 2013” tables provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards. The “Potential Payments upon Termination or Change in Control” section provides information on the benefits the named executive officers may be entitled to receive in connection with certain terminations of their employment and/or a change in control of the Company.

Description of Employment Agreements—Cash Compensation

The Company entered into an employment agreement in March 2011, as amended, with Dr. Bianco that replaced his original employment agreement entered into in 2008. The employment agreement has a two-year term, with automatic one-year renewals unless either party gives notice that the term will not be extended. The agreement provides that Dr. Bianco will receive an initial annualized base salary of $650,000, subject to review by the Compensation Committee. Based on its review, the Compensation Committee may increase (but not reduce) the base salary level. The agreement also provides for annual bonuses for Dr. Bianco with a target annual bonus of at least 50% of his base salary and that his annual bonus may be up to 125% of his base salary if certain “stretch” performance goals established by the Compensation Committee for the applicable year are achieved. The agreement also provides for Dr. Bianco to participate in the Company’s usual benefit programs for senior executives, payment by the Company of disability insurance premiums and premiums for universal life insurance with a coverage amount of not less than $5,000,000 (up to an aggregate annual limit for such premiums of $50,000, subject to adjustment), reimbursement of a certain aspect of his additional executive health benefits up to $30,000 per year, and certain other personal benefits set forth in the agreement.

In July 2012, the Company entered into an offer letter with Dr. Plunkett. The letter does not have a specified term and provides for Dr. Plunkett to receive an initial annualized base salary of $325,000. Dr. Plunkett is eligible to receive an annual discretionary bonus, with a target bonus of 30% of base salary and a maximum bonus of 75% of base salary, and to participate in the benefit programs offered by the Company.

Provisions of each of the foregoing agreements relating to outstanding equity incentive awards, as well as to the post-termination of employment benefits, are discussed below under the applicable sections of this Proxy Statement.

Grants of Plan-Based Awards—Fiscal 2013

The following table presents information regarding the equity awards granted to the named executive officers in fiscal 2013.

Name/Award Type	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock orUnits (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold (#)	Target (#)(1)	Maximum (#)
James A. Bianco, M.D.(3)
Performance Award(4)	3/21/13	—	316,516	—	—	—	—	—
Performance Award(5)	3/21/13	—	634,159	—	—	—	—	—
Performance Award(6)	3/21/13		844,795					315,272
Restricted Stock Award(7)	3/21/13	—	—	—	989,017	—	—	1,216,491
Stock Option(8)	12/10/13	—	—	—		500,000	1.77	712,350

Louis A. Bianco(3)
Performance Award(4)	3/21/13	—	128,409	—	—	—	—	—
Performance Award(5)	3/21/13	—	256,818	—	—	—	—	—
Performance Award(6)	3/21/13		343,550					128,211
Restricted Stock Award(7)	3/21/13	—	—	—	296,705	—	—	364,947
Stock Option(8)	12/10/13	—	—	—		200,000	1.77	284,940

Jack W. Singer(3)
Performance Award(4)	3/21/13	—	128,409	—	—	—	—	—
Performance Award(5)	3/21/13	—	256,818	—	—	—	—	—
Performance Award(6)	3/21/13		343,550					128,211
Restricted Stock Award(7)	3/21/13	—	—	—	296,705	—	—	364,947
Stock Option(8)	12/10/13	—	—	—		200,000	1.77	284,940

Matthew Plunkett, Ph.D.(3)
Performance Award(9)	3/21/13	—	253,438	—	—	—	—	136,907
Performance Award(4)	3/21/13	—	94,617	—	—	—	—
Performance Award(5)	3/21/13	—	190,360	—	—	—	—
Performance Award(10)	3/21/13	—	28,160	—	—	—	—
Performance Award(11)	3/21/13	—	101,375	—	—	—	—
Performance Award(12)	3/21/13	—	202,751	—	—	—	—
Performance Award(13)	3/21/13	—	101,375	—	—	—	—
Performance Award(14)	3/21/13	—	41,677	—	—	—	—
Restricted Stock Award(7)	3/21/13	—	—	—	296,705	—	—	364,947
Stock Option(8)	12/10/13	—	—	—		300,000	1.77	427,410

Steven E. Benner, M.D.(3)
Performance Award(9)	3/21/13	—	253,438	—	—	—	—	136,907
Performance Award(4)	3/21/13	—	94,617	—	—	—	—
Performance Award(5)	3/21/13	—	190,360	—	—	—	—
Performance Award(10)	3/21/13	—	28,160	—	—	—	—
Performance Award(11)	3/21/13	—	101,375	—	—	—	—
Performance Award(12)	3/21/13	—	202,751	—	—	—	—
Performance Award(13)	3/21/13	—	101,375	—	—	—	—
Performance Award(14)	3/21/13	—	41,677	—	—	—	—
Restricted Stock Award(7)	3/21/13	—	—	—	296,705	—	—	364,947

(1)

This column reflects the Long-Term Performance Awards that are subject to achievement by the Company of certain performance goals (identified in the footnotes below) on or before December 31, 2016. As of December 31, 2013, the deadline for achievement of the goals was December 31, 2015, but such deadline was subsequently amended to be December 31, 2016, as discussed in the Compensation Discussion and Analysis. As also described in the Compensation Discussion and Analysis, each of these awards (other than the awards granted to Dr. Benner and Dr. Plunkett) consists of a restricted stock component and a restricted stock unit component. If one or more of the performance goals of the Long-Term Performance Awards is timely achieved, the number of underlying shares in the aggregate (including the number of shares subject to restricted share units and, as applicable, restricted shares) that will ultimately vest with respect to such award will be determined by multiplying (1) an award percentage corresponding to the particular performance goal by (2) the total number of outstanding shares of our common stock, determined on a non-fully diluted basis, as of the vesting date, subject to the then applicable share limits of our 2007 Equity Plan.

For certainty, in the event that sufficient shares are not available under the 2007 Equity Plan at the time of vesting, the Company may, but is not required to, settle the Long-Term Performance Awards in cash or any other asset in lieu thereof. For each award, the “Target” column reflects the number of shares that would vest or be issued under each award upon timely achievement of each performance goal based on the applicable payout percentages and the number of shares of the Company’s common stock issued and outstanding on March 21, 2013, which was the applicable grant date of the awards. However, the actual number of shares issuable for each such award upon any vesting may be different from the number reported in the table, as the actual number will be based on the number of shares of the Company’s common stock outstanding at the time of vesting. The named executive officer does not have the right to vote or dispose of the Long-Term Performance Awards or any other shareholder rights with respect to such awards (except that the portions of such awards granted in restricted stock have voting and dividend rights).
(2)	For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see footnote (3) to the Summary Compensation Table. With respect to long-term incentive plan awards, this column reflects the fair value of such awards based on the probable outcome (as of the grant date, or, if modified, as of the modification date) of the performance-based conditions applicable to the awards, as determined under generally accepted accounting principles.
(3)	As discussed in the Compensation Discussion and Analysis, in March 2013, the Compensation Committee extended the deadline for satisfaction of the performance objectives applicable to the Long-Term Performance Awards for these named executive officers (from December 31, 2014 to December 31, 2015) and approved certain other changes to these awards. In January 2014, the Compensation Committee approved a further extension of such deadline (from December 31, 2015 to December 31, 2016). Except as described in footnote (6) below, such modifications did not result in any grant-date or incremental fair value computed in accordance with FASB ASC Topic 718 and, accordingly, are not reflected in the table.
(4)	The vesting of these awards is subject to the Company’s completion on or before December 31, 2016, of a Phase 3 trial for pacritinib that satisfies the primary endpoint set forth in the statistical plan then in effect.
(5)	The vesting of these awards is subject to the Company’s approval on or before December 31, 2016, of a new drug application or a marketing authorization application for pacritinib.
(6)	The vesting of these awards is subject to the Company’s achievement of a market capitalization of $1.0 billion or greater (based on the average of the closing prices of the Company’s common stock over a period of five consecutive days). These awards were originally granted effective January 3, 2012 and were modified in March 2013 to reduce the market capitalization goal from $1.2 billion to $1.0 billion and extend the term of the award from December 31, 2014 to December 31, 2015. These entries reflect the share number based on a calculation as of the date of modification and the incremental fair value associated with this modification of the award as determined under generally accepted accounting principles.
(7)	These shares vest in three equal semi-annual installments from the date of grant, with the remaining two tranches scheduled to vest on March 21, 2014 and September 21, 2014. Prior to the time the shares become vested, the named executive officer generally does not have the right to dispose of the restricted shares, but does have the right to vote and receive dividends (if any) paid by the Company in respect of the restricted shares.
(8)	These stock options were 50% vested on the date of grant, and 50% vest six months from the date of grant.
(9)	The vesting of these awards is subject to the Company’s achievement on or before December 31, 2016 of a market capitalization of $1.0 billion or greater (based on the average of the closing prices of the Company’s common stock over a period of five consecutive days).
(10)	The vesting of these awards is subject to the Company’s obtaining NDA approval of Opaxio on or before December 31, 2016.
(11)	The vesting of these awards is subject to achievement by the Company of fiscal year sales equal to or greater than $50 million on or before December 31, 2016.
(12)	The vesting of these awards is subject to achievement by the Company of fiscal year sales equal to or greater than $100 million on or before December 31, 2016.
(13)	The vesting of these awards is subject to achievement by the Company of break-even cash flow in any two consecutive fiscal quarters on or before December 31, 2016.
(14)	The vesting of these awards is subject to achievement by the Company of earnings per share results in any fiscal year equal to or greater than $0.30 per share of Company common stock on or before December 31, 2016.

Each of the awards reported in the above table was granted under, and is subject to, the terms of the 2007 Equity Plan, which is administered by the Compensation Committee. The Compensation Committee has authority to interpret the 2007 Equity Plan provisions and make all required determinations under the plan. Awards granted under the 2007 Equity Plan are transferable only under the limited circumstances described under the heading herein entitled “Summary of the 2007 Equity Plan—Limited Transferability of Awards”.

In addition, each named executive officer may be entitled to accelerated vesting of his outstanding equity-based awards upon certain terminations of his employment with the Company and/or a change in control of the Company. The terms of this accelerated vesting are described in this section and in the “Potential Payments Upon a Termination or Change in Control” section below.

Outstanding Equity Awards at Fiscal 2013 Year-End

The following table presents information regarding the outstanding equity awards held by each of the Company’s named executive officers as of December 31, 2013, including the vesting dates for the portions of these awards that had not vested as of that date.

		Option Awards					Stock Awards
Name/Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(1)
James A. Bianco, M.D.
CTI Option	12/14/05	208	—		2,832.00	12/14/15	—		—	—	—
CTI Option	1/18/07	200	—		2,040.00	1/18/17	—		—	—	—
CTI Option	12/27/07	333	—		567.00	12/27/17	—		—	—	—
CTI Option	12/10/13	250,000	250,000	(3)	1.77	12/10/2023	—		—	—	—
CTI Restricted Stock	3/21/13	—	—		—	—	659,344	(4)	1,259,347	—	—
CTI Performance Award(5)	1/3/12	—	—		—	—	—		—	123,682	236,233
CTI Performance Award(6)	1/3/12	—	—		—	—	—		—	1,091,316	2,084,414
CTI Performance Award(7)	1/3/12	—	—		—	—	—		—	436,526	833,765
CTI Performance Award(8)	1/3/12	—	—		—	—	—		—	873,053	1,667,531
CTI Performance Award(9)	1/3/12	—	—		—	—	—		—	436,526	833,765
CTI Performance Award(10)	1/3/12	—	—		—	—	—		—	180,431	344,623
CTI Performance Award(11)	3/21/13	—	—		—	—	—		—	408,880	780,961
CTI Performance Award(12)	3/21/13	—	—		—	—	—		—	819,214	1,564,699

Louis A. Bianco
CTI Option	7/14/05	125	—		3,336.00	7/14/15	—		—	—	—
CTI Option	12/14/05	100	—		2,832.00	12/14/15	—		—	—	—
CTI Option	6/22/06	25	—		1,704.00	6/22/16	—		—	—	—
CTI Option	1/18/07	58	—		2,040.00	1/18/17	—		—	—	—
CTI Option	12/27/07	120	—		567.00	12/27/17	—		—	—	—
CTI Option	12/10/13	100,000	100,000	(3)	1.77	12/10/23	—		—	—	—
CTI Restricted Stock	3/21/13	—	—		—	—	197,803	(4)	377,804	—	—
CTI Performance Award(5)	1/3/12	—	—		—	—	—		—	49,473	94,493
CTI Performance Award(6)	1/3/12	—	—		—	—	—		—	443,802	847,662
CTI Performance Award(7)	1/3/12	—	—		—	—	—		—	177,521	339,065
CTI Performance Award(8)	1/3/12	—	—		—	—	—		—	353,586	675,349
CTI Performance Award(9)	1/3/12	—	—		—	—	—		—	177,521	339,065
CTI Performance Award(10)	1/3/12	—	—		—	—	—		—	88,760	169,532
CTI Performance Award(11)	3/21/13	—	—		—	—	—		—	165,880	316,831
CTI Performance Award(12)	3/21/13	—	—		—	—	—		—	331,760	633,662
Aequus Restricted Stock	2/11/11	—	—		—		100,000	(13)	13,000	—	—

		Option Awards					Stock Awards
Name/Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(1)
Jack W. Singer
CTI Option	7/14/05	125	—		3,336.00	7/14/15	—		—	—	—
CTI Option	12/14/05	100	—		2,832.00	12/14/15	—		—	—	—
CTI Option	6/22/06	25	—		1,704.00	6/22/16	—		—	—	—
CTI Option	1/18/07	58	—		2,040.00	1/18/17	—		—	—	—
CTI Option	12/27/07	120	—		567.00	12/27/17	—		—	—	—
CTI Option	12/10/13	100,000	100,000	(3)	1.77	12/10/23	—		—	—	—
CTI Restricted Stock	3/21/13	—	—		—	—	197,803	(4)	377,804	—	—
CTI Performance Award(5)	1/3/12	—	—		—	—	—		—	49,473	94,493
CTI Performance Award(6)	1/3/12	—	—		—	—	—		—	443,802	847,662
CTI Performance Award(7)	1/3/12	—	—		—	—	—		—	177,521	339,065
CTI Performance Award(8)	1/3/12	—	—		—	—	—		—	353,586	675,349
CTI Performance Award(9)	1/3/12	—	—		—	—	—		—	177,521	339,065
CTI Performance Award(10)	1/3/12	—	—		—	—	—		—	88,760	169,532
CTI Performance Award(11)	3/21/13	—	—		—	—	—		—	165,880	316,831
CTI Performance Award(12)	3/21/13	—	—		—	—	—		—	331,760	633,662

Matthew Plunkett, Ph.D.
CTI Option	12/10/13	150,000	150,000	(3)	1.77	12/10/23	—		—	—	—
CTI Restricted Stock	10/16/12	—	—		—		66,666	(14)	127,332	—	—
CTI Restricted Stock	3/21/13	—	—		—	—	197,803	(4)	377,804	—	—
CTI Performance Award(5)	3/21/13	—	—		—	—	—		—	36,377	69,480
CTI Performance Award(6)	3/21/13	—	—		—	—	—		—	327,395	625,324
CTI Performance Award(7)	3/21/13	—	—		—	—	—		—	130,958	250,130
CTI Performance Award(8)	3/21/13	—	—		—	—	—		—	261,916	500,260
CTI Performance Award(9)	3/21/13	—	—		—	—	—		—	130,958	250,130
CTI Performance Award(10)	3/21/13	—	—		—	—	—		—	53,838	102,831
CTI Performance Award(11)	3/21/13	—	—		—	—	—		—	122,227	233,454
CTI Performance Award(12)	3/21/13	—	—		—	—	—		—	245,910	469,688

(1)	The dollar amounts shown in these columns are determined by multiplying the applicable number of shares or units by $1.91 (the closing price of the Company’s common stock on the last trading day of fiscal 2013) or, in the case of the shares granted by Aequus, by multiplying the applicable number of shares by $0.13 (the fair market value of Aequus’ common stock as of December 31, 2013).
(2)	The entries in this column reflect the Long-Term Performance Awards that are subject to achievement by the Company of certain performance goals (identified in the footnotes below) on or before December 31, 2016. As described in the Compensation Discussion and Analysis above, each of these awards (except for the Long-Term Performance Awards granted to Dr. Plunkett) consists of a restricted stock component and a restricted stock unit component. If one or more of the performance goals of the Long-Term Performance Awards is timely achieved, the number of underlying shares in the aggregate (including the number of shares subject to restricted shares and restricted share units granted to the recipient that vest in connection with the attainment of such performance goal(s)) that will ultimately vest with respect to such award will be determined by multiplying (1) an award percentage corresponding to the particular performance goal by (2) the total number of outstanding shares of our common stock, determined on a non-fully diluted basis, as of the vesting date, subject to the then applicable share limits of our 2007 Equity Plan. For certainty, in the event that sufficient shares are not available under the 2007 Equity Plan at the time of vesting, the Company may, but is not required to, settle the Long-Term Performance Awards in cash or any other asset in lieu thereof. The table above reports the aggregate number of shares that would vest or be issued under each award upon timely achievement of each performance goal based on the applicable payout percentages and the number of shares of the Company’s common stock issued and outstanding on December 31, 2013. However, the actual number of shares issuable for each award upon any vesting may be different from the number reported in the table, as the actual number will be based on the number of shares of the Company’s common stock outstanding at the time of vesting.

(3)	These stock options will vest on June 10, 2014.
(4)	One-half of these shares will vest on each of March 21, 2014 and September 21, 2014.
(5)	The vesting of these awards is subject to the Company’s obtaining NDA approval of Opaxio on or before December 31, 2016.
(6)	The vesting of these awards is subject to the Company’s achievement on or before December 31, 2016 of a market capitalization of $1.0 billion or greater (based on the average of the closing prices of the Company’s common stock over a period of five consecutive days).
(7)	The vesting of these awards is subject to achievement by the Company of fiscal year sales equal to or greater than $50 million on or before December 31, 2016.
(8)	The vesting of these awards is subject to achievement by the Company of fiscal year sales equal to or greater than $100 million on or before December 31, 2016.
(9)	The vesting of these awards is subject to achievement by the Company of break-even cash flow in any two consecutive fiscal quarters before December 31, 2016.
(10)	The vesting of these awards is subject to achievement by the Company of earnings per share results in any fiscal year equal to or greater than $0.30 per share of Company common stock on or before December 31, 2016.
(11)	The vesting of these awards is subject to the Company’s completion of a Phase 3 trial for pacritinib that satisfies the primary endpoint set forth in the statistical plan then in effect on or before December 31, 2016.
(12)	The vesting of these awards is subject to the Company’s obtaining NDA approval or a marketing authorization application for pacritinib on or before December 31, 2016.
(13)	These shares were granted to Mr. Bianco by Aequus and vest as to 50,000 shares on each of February 11, 2014, and February 11, 2015, subject to continued service with Aequus.
(14)	One-half of these shares will vest on each of September 4, 2014, and September 4, 2015, subject to continued service through the applicable vesting date.

Option Exercises and Stock Vested—Fiscal Year 2013

The following table presents information regarding the vesting during fiscal year 2013 of stock awards granted by the Company to the named executive officers. No executive officer exercised any stock options granted by the Company during fiscal 2013.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James A. Bianco, M.D.	—	—	554,423	725,996
Louis A. Bianco	—	—	166,326	217,798
Jack W. Singer, M.D.	—	—	166,326	217,798
Matthew Plunkett, Ph.D.	—	—	132,236	170,518
Steven E. Benner, M.D.	—	—	33,334	42,001

(1)	The dollar amounts shown in this column for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the Company’s common stock on the vesting date.

Potential Payments upon Termination or Change in Control

The following sections describe the benefits that may become payable to the named executive officers in connection with a termination of their employment and/or a change in control of the Company.

Equity Award Provisions

As noted in the “Compensation Discussion and Analysis” above, the Long-Term Performance Awards granted to the named executive officers would generally vest if a change in control of the Company occurs

(subject to certain limitations with respect to the Market Cap Goal as described in the Compensation Discussion and Analysis). Pursuant to our 2007 Equity Plan, all other awards granted under the plan to the named executive officers generally would also vest on a change in control of the Company unless the Compensation Committee provides for the assumption, substitution or other continuation of the award following the transaction. If the Compensation Committee does so provide, the awards would not automatically vest on a change in control of the Company, but would generally become fully vested/exercisable if the award holder’s employment is terminated by the successor corporation or one of its affiliates (other than for misconduct) within 12 months following the change in control (subject to any additional vesting protections provided for pursuant to an employment or severance agreement, as described below.

Dr. Bianco’s Employment Agreement

Pursuant to his employment agreement mentioned above, if Dr. Bianco’s employment is terminated by the Company without cause or if he resigns for good reason (as the terms “cause” and “good reason” are defined in the agreement), he will receive the following severance benefits:

(i)	cash severance equal to two years of his base salary;

(ii)	reimbursement for up to two years by the Company for premiums paid to continue his health insurance under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and that of his eligible spouse and dependents; and

(iii)	continued payment for two years by the Company of premiums to maintain life insurance paid for by the Company at the time of his termination.

In addition, Dr. Bianco would be entitled to accelerated vesting of all of his then-outstanding and unvested stock-based compensation, and his outstanding stock options would remain exercisable for a period of two years following the severance date. In the event of a change in control of the Company, if Dr. Bianco is terminated without cause or resigns for good reason, he will receive cash severance in the form of a lump sum payment equal to two years of his base salary, plus an amount equal to the greater of the average of his three prior years’ bonuses or thirty percent of his base salary, as well as the benefits described in the foregoing clauses (ii) and (iii) above. The agreement further provides that if there is a change in control of the Company during Dr. Bianco’s employment with the Company, all of his then-outstanding and unvested stock-based compensation will fully vest and all outstanding stock options will remain exercisable for a period of two years following Dr. Bianco’s severance date.

Dr. Bianco’s right to receive the severance benefits in the event of any of the aforementioned terminations is conditioned upon his executing a release of claims in favor of the Company and complying with certain restrictive covenants set forth in the agreement. Further, if the Company is required to restate financials due to its material noncompliance with any financial reporting requirement under the U.S. securities laws during any period for which Dr. Bianco was chief executive officer of the Company or Dr. Bianco acts in a manner that would have constituted cause for his termination had he been employed at the time of such act, Dr. Bianco will not be entitled to any severance benefits that have not been paid, and will be required to repay any portion of the severance to the Company that has already been paid. As noted above, Dr. Bianco is not entitled to any tax gross-up payments from the Company under his new employment agreement.

Severance Agreements with Other Named Executive Officers

With respect to the named executive officers currently employed by the Company other than Dr. Bianco, the Company has entered into severance agreements providing that, in the event the executive is discharged from employment by the Company without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement, which definition expressly includes, other than for Mr. Plunkett, a change in control of the Company), he will receive the following severance benefits:

(i)	cash severance equal to 18 months of his base salary;

(ii)	additional cash severance equal to the greater of the average of his three prior years’ bonuses or thirty percent of his base salary;

(iii)	reimbursement for up to 18 months by the Company for COBRA premiums to continue his medical coverage and that of his eligible dependents; and

(iv)	continued payment for up to 18 months by the Company of premiums to maintain life insurance paid for by the Company at the time of his termination.

In addition, the executive would be entitled to accelerated vesting of all of his then-outstanding and unvested stock-based compensation, and, in the case of Mr. Bianco and Dr. Singer, his outstanding stock options would remain exercisable for a period of 21 months following the severance date. Dr. Plunkett’s options would generally remain exercisable for three months following the severance date, but this period could be extended to up to two years if the Company is not then a public company.

The executive’s right to receive the foregoing severance benefits is conditioned upon his executing a release of claims in favor of the Company and not breaching his inventions and proprietary information agreement with the Company. Although the severance agreements for Mr. Bianco and Dr. Singer provide for the executive to be reimbursed for any excise tax imposed under Section 280G of the Internal Revenue Code on these benefits, each of these executives has entered into an agreement with the Company, effective January 3, 2012, that provides he will not be entitled to any such tax reimbursement. These executives’ agreements are included in the award agreement evidencing the executive’s Long-Term Performance Award and applies to taxes imposed under Section 280G on any payments or benefits received from the Company, whether the payment is made pursuant to the executive’s Long-Term Performance Award or another Company plan or agreement. The severance agreement for Dr. Plunkett does not provide for any tax reimbursements.

Quantification of Severance and Change in Control Benefits.

The tables below quantify the benefits that would have been payable to each of the named executive officers if the executive’s employment had terminated under the circumstances described above and/or a change in control of the Company had occurred on December 31, 2013.

Tabular Presentation of Severance Benefits (Outside of Change in Control)

The severance benefits (outside of a change in control) under the agreements with our named executive officers in effect on December 31, 2013 are as follows:

Name(1)	Cash Severance ($)(2)	Continuation of Health/Life Benefits ($)(3)	Equity Acceleration ($)(4)	Totals ($)
James A. Bianco, M.D.	1,300,000	185,781	9,640,337	11,126,118
Louis A. Bianco	759,017	76,652	3,807,462	4,643,131
Jack W. Singer, M.D.	758,500	102,584	3,807,462	4,668,546
Matthew Plunkett, Ph.D.	648,750	40,593	3,027,431	3,716,744

(1)	In connection with the termination of Dr. Benner’s employment on June 25, 2013, he received a cash payout with respect to his accrued vacation in the amount of $16,990 pursuant to the terms of his severance agreement with the Company. He did not receive any other severance benefits in connection with his termination.
(2)	For Dr. Bianco, this amount represents two years of his base salary. For each of the other named executive officers, this amount represents the sum of (i) 18 months of the executive’s base salary and (ii) the greater of the executive’s average annual bonus for the preceding three years or 30% of the executive’s base salary.

(3)	This amount represents the aggregate estimated cost of the premiums that would be charged to continue health coverage for the applicable period pursuant to COBRA for the executive and his eligible dependents (to the extent that such dependents were receiving health benefits as of December 31, 2013). For Dr. Bianco, this amount also includes the cost of continued payment by the Company of his life insurance premiums for two years. For each of the other named executive officers, this amount also includes the cost of continued payment by the Company of their life insurance premiums for 18 months.
(4)	This amount represents the intrinsic value of the unvested portions of the executive’s awards that would have accelerated on a termination of the executive’s employment as described above. For options, this value is calculated by multiplying the amount (if any) by which $1.91 (the closing price of the Company’s common stock on the last trading day of fiscal 2013) exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock awards, this value is calculated by multiplying $1.91 by the number of shares subject to the accelerated portion of the award. As noted above, each executive would have been entitled to full acceleration of his then-outstanding equity awards on such a termination. Dr. Bianco’s stock options would also remain exercisable for two years following his termination, subject to earlier termination at the end of the maximum term of the option or in connection with a change in control of the Company.

Tabular Presentation of Change in Control Benefits

The change in control benefits under the agreements with our named executive officers in effect on December 31, 2013 are as follows:

Name	Change in control—no termination		Termination in connection with a change in control
	($)		($)
James A. Bianco
Cash Benefits(1)	—		1,967,500
Medical/Life Insurance continuation(2)	—		185,781
Equity acceleration(3)	7,555,924		7,555,924

Total	7,555,924		9,709,205

Louis A. Bianco
Cash Benefits(1)	—		759,017
Medical/Life Insurance continuation(2)	—		76,652
Equity acceleration(3)	2,959,801	(4)	2,959,801

Total	2,959,801		3,795,470

Jack W. Singer, M.D.
Cash Benefits(1)	—		758,500
Medical/Life Insurance continuation(2)	—		102,584
Equity acceleration(3)	2,959,801	(4)	2,959,801

Total	2,959,801		3,820,885

Matthew Plunkett, Ph.D.
Cash Benefits(1)	—		648,750
Medical/Life Insurance continuation(2)	—		40,593
Equity acceleration(3)	2,402,108	(4)	2,402,108

Total	2,402,108		3,091,451

(1)	For each of the named executive officers, this amount represents the sum of (i) 18 months of the executive’s base salary (or, in the case of Dr. Bianco, two years of his base salary) and (ii) the greater of the executive’s average annual bonus for the preceding three years or 30% of the executive’s base salary.
(2)	See footnote (3) to the table above.

(3)	See footnote (4) to the table above. Except as expressly provided under the terms of the award, Dr. Bianco would generally be entitled to full acceleration of his outstanding equity awards on a change in control without regard to whether his employment terminates, and each of the other executives would generally be entitled to full acceleration of his outstanding equity awards on a termination of his employment in the circumstances described above. As described in the Compensation Discussion and Analysis, the long-term incentive awards granted to the named executive officers and outstanding on December 31, 2013 would generally vest on a change in control, except that the vesting of a portion of these awards is contingent on the Company’s market capitalization and, if a change in control of the Company occurred, would be determined based on the Company’s market capitalization at the time of the change in control (notwithstanding any acceleration provisions of the executive’s employment or severance agreement). If a change in control had occurred on December 31, 2013, the market capitalization goal under the awards would not have been met, and the portion of the award related to market capitalization would have been cancelled on that date. Accordingly, the values reported in this column are lower than the values reported in the corresponding column of the Severance Benefits (Outside of Change in Control) table above.
(4)	For these executives, the portion of these awards subject to time-based criteria will only automatically vest in connection with a change in control if the Compensation Committee does not provide for the assumption, substitution or other continuation of the award following the transaction. If the Compensation Committee does so provide, the awards would not automatically vest on a change in control, but would generally become fully vested/exercisable if the award holder’s employment is terminated by the successor or its affiliate (other than for misconduct) within 12 months following the change in control.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Table—Fiscal 2013

The following table presents information regarding the compensation earned for fiscal year 2013 by members of the Board who are not also employees of the Company (the “non-employee directors”). The compensation paid to Dr. Bianco and Dr. Singer, who are also employed by the Company, for fiscal year 2013 is presented in the Summary Compensation Table and the related explanatory tables. Dr. Bianco and Dr. Singer are not entitled to receive additional compensation for their services as directors.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(4)	Total ($)
John H. Bauer	90,500	266,694	142,470	499,664
Vartan Gregorian, Ph.D.	96,000	266,694	142,470	505,164
Richard L. Love	92,000	266,694	142,470	501,164
Mary O. Mundinger, DrPH	112,000	266,694	142,470	521,164
Phillip M. Nudelman, Ph.D.	134,500	375,040	213,705	723,245
Frederick W. Telling, Ph.D.(5)	115,750	266,694	142,470	524,914
Reed V. Tuckson, M.D.	71,500	266,694	142,470	480,664

(1)	As Karen Ignagni was appointed as a director effective January 31, 2014, and, as she therefore received no director compensation during 2013, Ms. Ignagni is excluded from this table.
(2)	The amounts reported in the “Fees Earned” column of the table above reflect the amounts earned with respect to fiscal 2013 for the director’s retainer and meeting fees.
(3)	The amounts reported in the “Stock Awards” and “Option Awards” columns of the table above reflect the grant date fair value determined in accordance with FASB ASC Topic 718 of the stock awards and option awards, respectively, granted to the Company’s non-employee directors during fiscal year 2013, provided that, with respect to the amounts included in the “Stock Awards” column that pertain to the modifications of the Long-Term Performance Awards (defined and discussed in Compensation Discussion and Analysis), such amounts reflect the incremental fair value determined in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual cash value that will be recognized by the directors pursuant to the awards. For a discussion of the assumptions and methodologies used to calculate the amounts reported above, please see the discussion of equity awards contained in Note 15 (Share-Based Compensation) to the Company’s Consolidated Financial Statements for the fiscal year ended December 31, 2013, included in the Company’s 2013 Annual Report filed with the SEC on March 4, 2014.

Additional detail pertaining to the awards reflected in the “Stock Awards” and “Option Awards” columns follows:

•

On March 21, 2013, each of the non-employee directors (other than Dr. Nudelman) was granted 109,891 fully-vested shares with a grant-date fair value of $135,166, and Dr. Nudelman was granted 164,836 fully-vested shares with a grant-date fair value of $202,748.

•	The modification date incremental value of the amended performance awards was $31,527 (or $47,291 in the case of Dr. Nudelman’s award), determined in accordance with FASB ASC Topic 718.

•

In accordance with the Company’s Director Compensation Policy, on June 26, 2013, each of the non-employee directors (other than Dr. Nudelman) was granted an annual award of 86,957 fully-vested shares with a grant-date fair value of $100,000, and Dr. Nudelman was granted an annual award 108,696 fully-vested shares with a grant-date fair value of $125,000.

•	On December 10, 2013, in recognition of the successful completion of the pacritinib collaboration, each of the non-employee directors (other than Dr. Nudelman) was granted a stock option for 100,000 shares with a grant-date fair value of $142,470, and Dr. Nudelman was granted a stock option for 150,000 shares with a grant-date fair value of $213,705. One-half of the options were vested upon grant and the remaining one-half will vest six months from the date of grant.

(4)	The table below presents the number of outstanding and unexercised option awards and the number of shares subject to unvested stock awards held by each of the Company’s non-employee directors as of December 31, 2013. This table includes the Long-Term Performance Awards granted to each of the non-employee directors under the Company’s equity grant program and described in more detail under “Non-Employee Director Compensation” below. The table below reflects the aggregate number of shares that would be issued upon timely achievement of all of the performance goals based on the applicable payout percentages for these awards and the number of shares of the Company’s common stock outstanding on December 31, 2013. However, the actual number of shares issuable for each award upon any vesting may be different from the number reported in the table, as the actual number will be based on the number of shares of the Company’s common stock outstanding at the time of vesting.

Director	Number of Shares Subject to Outstanding Options as of 12/31/2013	Number of Unvested Restricted Shares/ Units as of 12/31/2013
John H. Bauer	103,179	519,467
Vartan Gregorian, Ph.D.	103,192	519,467
Richard L. Love	103,180	519,467
Mary O. Mundinger, DrPH	103,203	519,467
Phillip M. Nudelman, Ph.D.	153,210	779,199
Frederick W. Telling, Ph.D.	103,169	519,467
Reed V. Tuckson, M.D.	102,200	520,667

In accordance with the Director Compensation Policy, non-employee director option grants and restricted stock awards, to the extent then outstanding and unvested, become fully vested in the event of a change in control (as such term is defined in the 2007 Equity Plan) that occurs while such non-employee director is a member of the Board.

(5)	For Dr. Telling, the “Fees Earned” column of the table above includes $12,500 fees for his service on the board of directors of Aequus. Dr. Telling did not receive any other compensation in 2013 for his services to Aequus.

Non-Employee Director Compensation Overview

Equity Grants. Under the Company’s Director Compensation Policy, the Company’s non-employee directors receive an annual equity award, as follows: (i) each new non-employee director is granted an award of fully vested shares of the Company’s common stock in connection with joining the Board, with the number of shares to equal $100,000 divided by the closing price of the Company’s common stock on the date of grant of the award; and (ii) in connection with each annual meeting of shareholders, each continuing non-employee director is granted an award of fully vested shares of the Company’s common stock, with the number of shares to equal $100,000 ($125,000 in the case of a non-employee director who is serving as the Chair of the Board) divided by the closing price of the Company’s common stock on the date of grant of the award. Each grant will be rounded to the nearest whole share. In accordance with this policy, each non-employee director received a stock grant in June 2013 as described in note (3) to the table above. The Company’s non-employee directors are also eligible to receive discretionary grants of equity awards under the 2007 Equity Plan from time to time. As noted above, each non-employee director then serving on the Board received a stock grant in March 2013. In approving these grants, the Board expressed its intent that similar grants would be made to the non-employee directors at the beginning of each of fiscal 2014 and 2015, and consistent with this intent, the Board approved stock grants for each non-employee director then serving on the Board in January 2014.

Our Board approved the grant, effective January 3, 2012, to each non-employee director of Long-Term Performance Awards that will be payable in fully vested shares of the Company’s common stock upon the achievement of the performance goals (which are the same as the goals applicable to the Long-Term Performance Awards owned by the named executive officers and discussed in the Compensation Discussion and Analysis), subject to the goal’s achievement by the applicable deadline and further subject to the availability of shares for issuance under the 2007 Equity Plan. As of December 31, 2013, the deadline for achievement was December 31, 2015, and in January 2014, the deadline was extended to December 31, 2016, with vesting in each case being subject to the director’s continued service with the Company. Two new performance goals were added to the program on each of March 21, 2013 and January 30, 2014, as shown below. As with the awards granted to the executives, a portion of each non-employee director’s Long-Term Performance Award was granted in the form of restricted stock and a portion was granted in the form of restricted stock units. If one or more of the performance goals of the Long-Term Performance Awards is timely achieved, the number of underlying shares in the aggregate (including the number of shares subject to restricted shares and restricted share units granted to the recipient that vest in connection with the attainment of such performance goal(s)) that will ultimately vest with respect to such award will be determined by multiplying (i) an award percentage corresponding to the particular performance goal by (ii) the total number of outstanding shares of our common stock, determined on a non-fully diluted basis, as of the vesting date (i.e., the date that the Compensation Committee certifies attainment of the applicable goal), subject to the then applicable share limits of our 2007 Equity Plan. For certainty, in the event that sufficient shares are not available under the 2007 Equity Plan at the time of vesting, the Company may, but is not required to, settle the Long-Term Performance Awards in cash or any other asset in lieu thereof.

The award percentages corresponding to the various performance goals under the Long-Term Performance Awards for each of the non-employee directors as of December 31, 2013 are set forth in the following table:

	Performance Goals(1)(2)(3) and Applicable Award Percentages
	Pacritinib Phase 3(4)	Pacritinib Approval(4)	Opaxio NDA Approval	Market Cap Goal	$50M Sales Goal	$100M Sales Goal	Cash Flow Break Even	EPS Goal
Phillip M. Nudelman, Ph.D.	0.071%	0.141%	0.013%	0.1125%	0.045%	0.09%	0.045%	0.018%
All Other Non-Employee Directors	0.047%	0.094%	0.008%	0.075%	0.03%	0.06%	0.03%	0.013%

(1)	In January 2014, the directors were granted the following additional awards under the Long-Term Performance Awards program:

	Performance Goals and Applicable Award Percentages
	Tosedostat Phase 3	Tosedostat Approval
Phillip M. Nudelman, Ph.D.	0.071%	0.141%
All Other Non-Employee Directors	0.047%	0.094%

(2)	In addition, in January 2014, the Board approved an extension of the deadline for satisfying the goals from December 31, 2015 to December 31, 2016.
(3)	For a discussion of the particular terms of the goals, see the “Performance-Based Awards” section of the Compensation Discussion and Analysis.
(4)	These two goals were added on March 21, 2013.

Retainers and Meeting Fees. Non-employee directors are entitled under the Director Compensation Policy to annual retainers as set forth in the following table:

	Annual Cash Retainer ($)	Meeting Fees ($)
		Board	Committee
Board Member, other than Chairman of the Board	40,000	2,750	—
Chairman of the Board	75,000	2,750	—
Audit Committee Chair	12,500	—	1,250
Non-Chair Audit Committee Members	—	—	1,250
Compensation Committee Chair	12,500	—	1,250
Non-Chair Compensation Committee Member	—	—	1,250
Executive Committee Member	—	—	1,250
Nominating and Governance Committee Chair	12,500	—	1,250
Non-Chair Nominating and Governance Committee Member	—	—	1,250

All non-employee directors are also reimbursed for their reasonable expenses incurred in attending Board meetings and committee meetings, as well as other Board-related travel expenses.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table provides certain information regarding beneficial ownership of our common stock as of February 24, 2014 by each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. The table also provides certain information as of February 24, 2014 regarding beneficial ownership of our common stock and that of Aequus by (i) each of our directors, (ii) each of the named executive officers identified in the Summary Compensation Table and (iii) all directors and executive officers as a group:

	Cell Therapeutics, Inc. Common Stock				Aequus Biopharma, Inc. Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Shares Subject to Convertible Securities(2)	Percentage Ownership(1)	Number of Shares Beneficially Owned(1)		Shares Subject to Convertible Securities(2)	Percentage Ownership(1)
5% or More Shareholders:
Entities affiliated with Baxter International Inc.(3)	15,673,981		—	10.5%	N/A		N/A	N/A
BlackRock, Inc.(4)	8,653,975		—	5.8%	N/A		N/A	N/A
Directors and named executive officers of the Company:(5)
John H. Bauer**	617,346	(6)	53,179	*	—		—	—
Steven E. Benner, M.D.(7)	396,705		—	*	—		—	—
James A. Bianco, M.D.**	3,048,535	(8)	250,741	2.03%	1,000,000		—	4.38%
Louis A. Bianco	1,048,362	(9)	100,428	*	200,000	(20)	—	*
Vartan Gregorian, Ph.D.**	604,129	(10)	53,192	*	—		—	—
Karen Ignagni**(11)	31,348		—	*	—		—	—
Richard L. Love**	602,445	(12)	53,180	*	—		—	—
Mary O. Mundinger, DrPH**	419,538	(13)	53,203	*	—		—	—
Phillip M. Nudelman, Ph.D.**	626,829	(14)	78,210	*	—		—	—
Matthew J. Plunkett, Ph.D.	940,904	(15)	150,000	*	—		—	—
Jack W. Singer, M.D.**	1,195,662	(16)	100,428	*	1,000,000		—	4.38%
Frederick W. Telling, Ph.D.**	526,434	(17)	53,169	*	300,000		—	1.31%
Reed V. Tuckson, M.D.**	588,462	(18)	51,800	*
All directors and executive officers as a group (13 persons)	10,646,699	(19)	997,530	7.07%	2,500,000		—	10.94%

*	Less than 1%.
**	Denotes director of the Company.
(1)	Beneficial ownership generally includes voting or investment power with respect to securities and is calculated based on 149,637,666 shares of our common stock outstanding as of February 24, 2014 and 22,850,000 shares of Aequus’ common stock outstanding as of February 24, 2014. This table is based upon information supplied by officers, directors and other investors including, as to our common stock, information from Schedules 13D, 13G and 13F and Forms 3 and 4 filed with the SEC. Shares of common stock subject to options, warrants or other securities convertible into common stock that are currently exercisable or convertible, or exercisable or convertible within sixty (60) days of February 24, 2014 are deemed outstanding for computing the percentage of the person holding the option, warrant or convertible security but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of stock beneficially owned.
(2)	Shares subject to convertible securities included in this column reflect all options, warrants and convertible debt held by the holder exercisable within sixty (60) days after February 24, 2014. These shares are also included in the column titled “Number of Shares Beneficially Owned.”

(3)	Represents shares of our common stock received by Baxter Healthcare SA, an indirect wholly-owned subsidiary of Baxter International Inc., upon the conversion of 30,000 shares of the Company’s Series 19 Preferred Stock acquired by Baxter Healthcare SA on November 15, 2013. Baxter International Inc., as the ultimate parent of Baxter Healthcare SA, may be deemed to indirectly beneficially own such shares. Baxter Healthcare SA effected the conversion of all of its shares of Series 19 Preferred Stock on November 25, 2013. The address of Baxter Healthcare SA is Thurgauerstrasse 130, Glattpark (Opfikon), Switzerland 8152. The address of Baxter International Inc. is One Baxter Parkway, Deerfield, Illinois 60015.
(4)	The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.
(5)	The address of our current directors and executive officers listed is 3101 Western Avenue, Suite 600, Seattle, Washington 98121.
(6)	Number of shares beneficially owned includes 58,320 shares of unvested restricted stock, all of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below.
(7)	Dr. Benner separated from us effective June 25, 2013.
(8)	Number of shares beneficially owned includes 2,556,558 shares of unvested restricted stock, 583,217 of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below.
(9)	Number of shares beneficially owned includes 828,860 shares of unvested restricted stock, 236,858 of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below. Includes 37 shares held by Mr. Bianco in trust for his children.
(10)	Number of shares beneficially owned includes 58,320 shares of unvested restricted stock, all of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below.
(11)	Ms. Ignagni was appointed to the Board effective January 31, 2014.
(12)	Number of shares beneficially owned includes 58,320 shares of unvested restricted stock, all of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below.
(13)	Number of shares beneficially owned includes 58,320 shares of unvested restricted stock, all of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below.
(14)	Number of shares beneficially owned includes 87,481 shares of unvested restricted stock, all of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below.
(15)	Number of shares beneficially owned includes 658,668 shares of unvested restricted stock.
(16)	Number of shares beneficially owned includes 828,860 shares of unvested restricted stock, 236,858 of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below.
(17)	Number of shares beneficially owned includes 58,320 shares of unvested restricted stock, all of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below.
(18)	Number of shares beneficially owned includes 59,520 shares of unvested restricted stock, 58,320 of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below.
(19)	Number of shares beneficially owned includes 5,311,547 shares of unvested restricted stock for all directors and executive officers as a group, of which 1,494,334 shares are contingent and would vest as described in the above footnotes. Shares beneficially owned include unvested restricted stock which, as described in the Compensation Discussion and Analysis, have contingent vesting terms based on the achievement of the following four performance goals, subject to the goal’s achievement before December 31, 2016, and the individual’s continued employment or service with us: Opaxio NDA Approval, Market Cap Goal, $50M
(20)	Number of shares beneficially owned includes 50,000 shares of unvested restricted stock.

Sales Goal and $100M Sales Goal. In the event that a particular performance goal is achieved prior to December 31, 2016, the following shares of restricted stock would vest as of the date of certification by the Compensation Committee of the achievement of such goal:

Name	Number of Shares of Restricted Stock Granted
	Opaxio NDA Approval	Market Cap Goal	$50M Sales Goal	$100M Sales Goal
James A. Bianco, M.D.	31,741	280,937	112,375	158,164
John H. Bauer	3,174	28,093	11,237	15,816
Louis A. Bianco	12,855	114,248	45,699	64,056
Vartan Gregorian, Ph.D.	3,174	28,093	11,237	15,816
Richard L. Love	3,174	28,093	11,237	15,816
Mary O. Mundinger, DrPH.	3,174	28,093	11,237	15,816
Phillip M. Nudelman, Ph.D.	4,761	42,140	16,856	23,724
Jack W. Singer, M.D.	12,855	114,248	45,699	64,056
Frederick W. Telling, Ph.D.	3,174	28,093	11,237	15,816
Reed V. Tuckson, M.D.	3,174	28,093	11,237	15,816

Equity Compensation Plan Information

The following table sets forth information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing compensation plans as of December 31, 2013, with such plans being the 2007 Equity Plan and the 2007 Employee Stock Purchase Plan, as amended, or the ESPP.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plans Approved by Shareholders	4,518,884	(1)	$3.04	38,631	(2)
Plan Not Approved by Shareholders	—		—	—
Totals	4,518,884		$3.04	38,631

(1)	These shares were subject to options then outstanding under the 2007 Equity Plan. As described in the Compensation Discussion and Analysis above, the Compensation Committee approved the Long-Term Performance Awards under the 2007 Equity Plan that would be payable in fully-vested shares of our common stock upon satisfaction of the performance and other requirements imposed on the award, with a portion of each such award being granted in the form of restricted shares that would vest upon achievement of the related performance goal and the balance of each such award being granted as a contingent right to receive additional shares upon achievement of the performance goal based on our total outstanding shares at the time such goal is achieved. Columns (a) and (b) of this table are presented without giving effect to the Long-Term Performance Awards as (1) the restricted shares subject to these awards were issued and outstanding as of December 31, 2013 and (2) the remaining number of shares that would be issuable in payment of these awards depends on our total issued and outstanding shares at the time of payment and was therefore not determinable as of December 31, 2013.
(2)

Of these shares, no shares were available for issuance under the 2007 Equity Plan, and 38,631 were available for issuance under the ESPP. Our authority to grant new awards under the 1994 Equity Incentive Plan has terminated. This number of shares is presented after giving effect to the Long-Term Performance Awards (based on the number of shares of our common stock issued and outstanding as of December 31, 2013, and assuming the performance goals applicable to these awards were achieved). As of December 31, 2013, 5,575,007 shares of our common stock were available for award grant purposes under the 2007 Equity

Plan (giving effect only to the portion of the Long-Term Performance Awards granted in the form of restricted shares as described in footnote (1) above), and all of these shares would have been used to pay the Long-Term Performance Awards if the performance goals applicable to these awards had been achieved. If the Long-Term Performance Awards become payable and sufficient shares are not available under the 2007 Equity Plan (after reserving sufficient shares to cover the other awards then outstanding under the 2007 Equity Plan), the number of shares payable with respect to the Long-Term Performance Awards will be proportionately reduced such that the share limits of the 2007 Equity Plan will not be exceeded. For certainty, in the event that sufficient shares are not available under the 2007 Equity Plan at the time of vesting, the Company may, but is not required to, settle the Long-Term Performance Awards in cash or any other asset in lieu thereof.

Executive Officers

The following table sets forth certain information with respect to our executive officers as of February 24, 2014:

Name	Age	Position
James A. Bianco, M.D.	57	President and Chief Executive Officer
Louis A. Bianco	61	Executive Vice President, Finance and Administration, and Chief Governance Officer
Matthew J. Plunkett, Ph.D.	42	Executive Vice President, Corporate Development
Jack W. Singer, M.D.	71	Interim Chief Medical Officer, Executive Vice President, Global Medical Affairs and Translational Medicine, and Chief Compliance Officer

For biographical information concerning Dr. James Bianco and Dr. Jack Singer, who are each our directors as well as executive officers, please see the discussion above under Proposal 2.

Mr. Bianco is one of our founders and has been our Executive Vice President, Finance and Administration since February 1, 1992. He has been our Chief Governance Officer since September 18, 2013. He was also a director from our inception in September 1991 to April 1992 and from April 1993 to April 1995. From January 1989 through January 1992, Mr. Bianco was a Vice President at Deutsche Bank Capital Corporation in charge of risk management. Mr. Bianco is a Certified Public Accountant and received his M.B.A. from New York University. Mr. Bianco and Dr. Bianco are brothers.

Dr. Plunkett assumed his role as our Executive Vice President, Corporate Development in September 2012. Prior to joining us, Dr. Plunkett was the Chief Financial Officer of the California Institute for Regenerative Medicine from November 2011 to August 2012. From July 2009 to April 2011, Dr. Plunkett was the Vice President and Chief Financial Officer of iPerian, Inc. From December 2000 to July 2009, Dr. Plunkett held positions at Oppenheimer & Co. and its U.S. predecessor, CIBC World Markets, including serving as Managing Director, Head of West Coast Biotechnology from December 2008 to July 2009, and Executive Director, Head of West Coast Biotechnology from January 2008 to December 2008. He received his B.S. in chemistry from Harvey Mudd College and a Ph.D. in organic chemistry from the University of California, Berkeley.

Related Party Transactions Overview

Pursuant to our Code of Business Conduct and Ethics and the Amended and Restated Charter for the Audit Committee, any potential related party transaction must be fully disclosed to our Chief Financial Officer. Upon review, if the Chief Financial Officer determines that the transaction is material to us, then the Audit Committee must review and approve in writing in advance such related party transaction. Item 404(a) of Regulation S-K requires us to disclose in this Proxy Statement any transaction involving more than $120,000 in which we are a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

Certain Transactions with Related Persons

In May 2007, we formed Aequus, a majority-owned subsidiary of which our ownership was approximately 61% as of December 31, 2013. We entered into a license agreement with Aequus whereby Aequus gained rights to our Genetic Polymer™ technology, which Aequus will continue to develop. The Genetic Polymer technology may speed the manufacture, development and commercialization of follow-on and novel protein-based therapeutics.

In May 2007, we also entered into an agreement to fund Aequus in exchange for a convertible promissory note. The terms of the note provide that (i) interest accrues at a rate of 6% per annum until maturity, (ii) in the event the note balance is not paid on or before the maturity date, interest accrues at a rate of 10% per annum and (iii) prior to maturity, the note is convertible into a number of shares of Aequus equity securities equal to the quotient obtained by dividing (1) the outstanding balance of the note by (2) the price per share of the Aequus equity securities. The note matured and was due and payable in May 2012, although it has not yet been repaid. We are currently in negotiations with Aequus to, among other things, extend the maturity date of the note. In addition, we entered into a services agreement to provide certain administrative and research and development services to Aequus. The amounts charged for these services, if unpaid by Aequus within 30 days, will be considered additional principal advanced under the promissory note. We funded Aequus $1.5 million, $0.6 million and $0.6 million during the years ended December 31, 2013, 2012 and 2011, respectively, including amounts advanced in association with the services agreement. The Aequus note balance, including accrued interest, was approximately $5.8 million and $4.0 million as of December 31, 2013 and 2012, respectively.

Our President and Chief Executive Officer, James A. Bianco, M.D. and our Executive Vice President, Global Medical Affairs and Translational Medicine and Chief Compliance Officer, Jack W. Singer, M.D. are both minority shareholders of Aequus, each owning approximately 4.4% of the equity in Aequus as of December 31, 2013. Both Dr. Bianco and Dr. Singer are members of Aequus’ board of directors. Additionally, Frederick W. Telling, Ph.D., a member of our Board of Directors, owns approximately 1.3% of Aequus as of December 31, 2013, and is also a member of Aequus’ board of directors. In 2013 and 2012, Dr. Telling earned $12,500 and $7,500, respectively, in fees for his service on the board of directors of Aequus. Dr. Telling did not receive any other compensation in 2013 for his services to Aequus. Our Executive Vice President, Finance and Administration, Louis A. Bianco provides certain consulting services to Aequus, including financial guidance business development services.

Corey Masten-Legge, a stepson of James A. Bianco, M.D., is employed as a corporate attorney in our legal department. In 2013, Mr. Masten-Legge received $220,287 in base salary and bonus, $3,304 in 401k Plan matching funds, a grant of 126,083 shares of restricted stock and a grant of stock options for 34,000 shares with grant-date fair values (based on the assumptions used to value equity awards in our financial reporting) of $145,215 and $43,904, respectively.

Beneficial Ownership Reporting Compliance under Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of common stock and our other equity securities. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of this information or written representations from reporting persons that no other reports were required, we believe that, during the 2013 fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners complied with Section 16(a), except that one late report on Form 4 was filed pertaining to a sale by Richard L. Love of shares of the Company’s common stock.

Other Business

As of the date of this Proxy Statement, we know of no other business that will be presented for action at the Annual Meeting.

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov, from which interested persons can electronically access our SEC filings.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning us (including the documents incorporated by reference herein) without charge, by written or telephonic request directed to our secretary at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A. We undertake to provide required copies by first class mail or other equally prompt means within one business day of receipt of such request. If you would like to request documents, please do so by May 1, 2014, in order to receive them before the Annual Meeting.

By Order of the Board of Directors

Louis A. Bianco Executive Vice President, Finance & Administration

Seattle, Washington

March 27, 2014

APPENDIX A

CELL THERAPEUTICS, INC.

2007 EQUITY INCENTIVE PLAN

Effective as of June 20, 2003 and amended and restated as of March 6, 2014

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units and Cash Awards.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.4 “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units or Cash Awards.

2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Cash Award” means the right to receive cash as described in Section 8.

2.9 “Cash Position” means the Company’s level of cash, cash equivalents and securities available-for-sale.

2.10 “Change in Control” means the occurrence of any of the following events:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d 3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(d) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.11 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.12 “Committee” means the Board or a committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.13 “Company” means Cell Therapeutics, Inc., a Washington corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Cell Therapeutics, Inc. and its consolidated subsidiaries.

2.14 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

2.15 “Director” means any individual who is a member of the Board of Directors of the Company.

2.16 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.17 “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

2.18 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.19 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.20 “Fair Market Value” means the last quoted per share selling price for Shares on The NASDAQ Capital Market on the relevant date, or if there were no sales on such date, the closing bid on the relevant date. If there are neither bids nor sales on the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the last market trading day before the relevant date, as determined by the Committee. In any instance where the relevant date falls on a weekend day, a date The NASDAQ Capital Market is closed for trading or any other non-trading day, Fair Market Value shall mean the last quoted per share selling price on the last market trading day before the relevant date. If there are neither bids nor sales on the last market trading day before the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the most recent market trading day before the relevant date. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, Fair Market Value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Committee (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith.

2.21 “Fiscal Year” means the fiscal year of the Company.

2.22 “Freestanding SAR” means a SAR that is granted independently of any Option.

2.23 “Grant Date” means, with respect to an Award, the date that the Award was granted.

2.24 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.25 “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

2.26 “Misconduct” means, at any time within (a) the term of an Option granted hereunder, (b) within one (1) year after a Participant’s Termination of Service, or (c) within one (1) year after exercise of any portion of an Option granted hereunder, whichever is the latest, the commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate), including, but not limited to: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, (c) accepting employment with or serving as a consultant, advisor or in any other capacity to an entity that is in competition with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (d) misuse of any trade or business secrets or confidential, secret, privileged, or non-public information relating to the Company’s (or any Affiliate’s) business or breach of the Company’s Confidentiality Agreement, or (e) participating in a hostile takeover attempt of the Company. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.27 “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

2.28 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.29 “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.30 “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

2.31 “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

2.32 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.33 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.34 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: Annual Revenue, Cash Position, Earnings Per Share, Individual Objectives, Net Income, Operating Cash Flow, Operating Income, Regulatory Approval, Return on Assets, Return on Equity, Return on Sales, Stock Price and Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award.

2.35 “Period of Restriction” means the period during which the transfer of Restricted Stock is subject to restrictions and therefore, the Shares subject to the Restricted Stock grant are subject to a substantial risk of forfeiture. With respect to Restricted Stock granted pursuant to Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.36 “Plan” means the Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.37 “Regulatory Approval” means the approval, or recommendation to approve, of regulatory agencies in the United States or Europe for such drug candidates as specified by the Plan Administrator for purposes of the Award.

2.38 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.39 “Restricted Stock Units” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify such vesting, payment and other terms and conditions as the Committee, in its sole discretion, shall determine.

2.40 “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

2.41 “Return on Equity” means the percentage equal to the Company’s Net Income divided by average shareholder’s equity, determined in accordance with generally accepted accounting principles.

2.42 “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

2.43 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.44 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.45 “Shares” means the shares of common stock of the Company.

2.46 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.47 “Stock Price” means the stock price or market value of a share of the Company’s common stock and any amount determined by reference to such stock price or market value.

2.48 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.49 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

2.50 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability or non-reelection to the Board.

2.51 “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. If the Committee is not the Board then the Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. If the Committee is not the Board, then the Committee shall be comprised solely of Directors who both are (a) “non-employee directors” under Rule 16b-3, and (b) “outside directors” under Section 162(m) of the Code.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate (a) all or any part of its authority and powers under the Plan to one or more Directors, and (b) more limited authority and powers under the Plan to one or more officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for issuance under the Plan shall not exceed 32,522,0361 Shares. Shares issued under the Plan may be either authorized but unissued Shares or treasury Shares. In addition, (a) the maximum number of Shares subject to those Options and SARs that are granted during any calendar year to any individual under this Plan shall be 2,700,000 Shares and (b) the maximum number of Shares which may be subject to Awards (other than Options and SARs) intended to qualify as “performance-based compensation” under Section 162(m) of the Code (including Awards payable in Shares and Awards payable in cash where the amount of cash payable upon or following vesting of the Award is determined with reference to the Fair Market Value of a Share at such time) that are granted to any one individual in any one calendar year shall be 2,700,000 Shares.

4.2 Awards Settled in Cash, Reissue of Awards and Shares. If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for subsequent Awards under the Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or one of its Affiliates to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan. To the extent that Shares are delivered pursuant to the exercise of a SAR or Option granted under the Plan, the number of underlying Shares as to which the exercise related shall be counted against the applicable share limits under Section 4.1, as opposed to only counting the Shares issued. (For purposes of clarity, if a SAR relates to 100,000 Shares and is exercised at a time when the payment due to the Participant is 15,000 Shares, 100,000 Shares shall be charged against the applicable Share limits under Section 4.1 with respect to such exercise.)

4.3 Adjustments in Awards and Authorized Shares. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall in such manner as it may deem equitable, (a) adjust the number and class of Shares (or other securities) that may be delivered under the Plan under Section 4.1, and the number, class, and price of Shares (or other securities) subject to outstanding Awards or (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards or the cash,

[1]	The current aggregate Share limit for the Plan is 21,522,036 Shares. Shareholders are being asked to approve an amendment to the Plan that would increase this aggregate Share limit by an additional 11,000,000 Shares (so that the new aggregate Share limit for the Plan would be 32,522,036 Shares).

securities or property deliverable to the holder of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Shares upon or in respect of such event. The specific adjustments shall be determined by the Committee. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants and Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Committee, in its sole discretion, shall determine the number of Shares subject to each Option.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement, or

(b) If no date for the termination of the Option is set forth in the written Award Agreement (other than reference to Section 5.4.1(c)), (a) the expiration of twelve (12) months from the date of the Participant’s Termination of Service if such Termination of Service is a result of death or Disability, or (b) three (3) months from the date of the Participant’s Termination of Service for any other reason; or

(c) The expiration of ten (10) years from the Grant Date.

5.4.2 Committee Discretion. Subject to the limits of Section 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, including satisfaction of any applicable withholding taxes.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such previously acquired Shares must have been held for the requisite period necessary to avoid a charge to the Company’s earnings for the financial reporting purposes, unless otherwise determined by the Committee), or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, including satisfaction of any applicable withholding taxes, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000. To the extent that the aggregate Fair Market Value exceeds such $100,000 limit, such options shall be treated as nonqualified stock options. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of death or Disability, unless the Award Agreement or the Committee permit later exercise. Notwithstanding the foregoing, to the extent that the post-termination exercise period exceeds the limitations under Section 422 of the Code, the Option will cease to be treated as an Incentive Stock Option and shall be treated as a Nonqualified Stock Option at such time that the applicable time limit is exceeded.

5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4 Expiration; Other Terms. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date. There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant.

6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option.

6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

6.3 Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.5 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.6 Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.7 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised.

6.8 At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to Employees, Directors and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion shall determine the number of Shares to be granted to each Participant.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, purchase price, if any, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Restricted Stock have lapsed.

7.3 Transferability. Except as provided in this Section 7, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals must be established and approved by the Committee during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance Goals shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow such procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying that the Performance Goals were satisfied). In addition, the Committee will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 7.4.2 including the authority to reduce or eliminate Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

7.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5 Dividends and Other Distributions. During the Period of Restriction, Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. In addition, any dividends as to the unvested portion of a Restricted Stock award that is subject to performance-based vesting requirements (or any dividend equivalents as to the unvested portion of a Restricted Stock Unit award that is subject to performance-based vesting requirements) will be subject to termination and forfeiture to the same extent as the corresponding portion of the Award to which they relate.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

CASH AWARDS

Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Participant, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award. The grant or vesting of a Cash Award may be made contingent on the achievement of Performance Goals in accordance with the terms of Section 7.4.2.

SECTION 9

MISCELLANEOUS

9.1 Change in Control.

9.1.1 Generally. In the event of a Change in Control, each Award granted hereunder shall be subject to the following provisions of this Section 9.1 applicable to such Award; provided, however, that in the event such provisions conflict with the express provisions of the applicable Award Agreement as to the Award, the provisions of the Award Agreement shall control as to that Award.

9.1.2 Options and SARs.

(a) The Committee (as constituted immediately prior to the applicable Change in Control) may provide for Options and SARs that are outstanding immediately prior to a Change in Control to be assumed or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation. Unless otherwise provided by the Committee, Options and SARs, to the extent assumed or substituted, shall not become fully exercisable as of the date of the Change in Control. However, in the event that the Committee does not provide for the assumption or substitution of an Option or SAR, or the successor corporation refuses to assume or substitute for the Option or SAR, then such Option or SAR shall become one hundred percent (100%) vested and exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Company shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable (subject to the consummation of the Change in Control) for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.

(b) For the purposes of this Section 9.1.2, the Option or SAR shall be considered assumed if, following the Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee or the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share subject to the Option or SAR, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control.

(c) With respect to Options and SARs that are assumed or substituted for, if within twelve (12) months following the Change in Control the Participant holding any such Options or SARs incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable.

9.1.3 Restricted Stock.

(a) The Committee (as constituted immediately prior to such Change in Control) may provide for any vesting conditions or Company repurchase or reacquisition right with respect to outstanding Restricted Stock held by a Participant to be assigned to the successor corporation or a parent or Subsidiary of the successor corporation. In such case, all vesting conditions and Company repurchase or reacquisition rights with respect to outstanding Restricted Stock held by the Participant, to the extent so assigned, shall not lapse as of the date of the Change in Control. However, in the event that the Committee does not provide for the assumption or substitution of any such vesting conditions or Company repurchase or reacquisition right, or the successor corporation or a parent or Subsidiary of the successor corporation refuses to accept the assignment of any such vesting conditions or Company repurchase or reacquisition right, any such vesting conditions and Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Restricted Stock immediately prior to the Change in Control.

(b) If the vesting conditions or Company repurchase or reacquisition right with respect to Restricted Stock is assigned to the successor corporation and, within twelve (12) months following the Change in Control, the Participant holding such Restricted Stock incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control) will immediately vest and any Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control).

9.1.4 Restricted Stock Unit and Cash Awards.

(a) The Committee (as constituted immediately prior to such Change in Control) may provide for outstanding Restricted Stock Unit and Cash Awards to be assumed or an equivalent award substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In such case, any vesting requirements with respect to such assumed Awards shall continue in effect in accordance with their terms as of the date of the Change in Control. However, in the event that the Committee does not provide for the assumption or substitution of any such Awards, or the successor corporation or a parent or Subsidiary of the successor corporation refuses to assume or substitute for such Awards, such Awards will become fully vested immediately prior to the Change in Control and will be payable in accordance with their terms.

(b) If any Restricted Stock Unit Award or Cash Award is assumed by the successor corporation and, within twelve (12) months following the Change in Control, the Participant holding such Award incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Restricted Stock Unit and Cash Awards will immediately become one hundred percent (100%) vested and payable.

9.2 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion, including rules and procedures that comply with Code Section 409A and the Guidance (as defined below).

9.3 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

9.4 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.5 Limitations on Awards. Subject to the provisions of this Section 9.5, no Participant may be granted Cash Awards intended to qualify as “qualified performance-based compensation” under Code Section 162(m) in any one fiscal year in an aggregate amount of more than $650,000, considered without regard to any Options, SARs or Restricted Stock that may have been granted or awarded to such Participant during the applicable fiscal year. Nothing in this Section 9.5 shall prevent the Committee from making any type of Award authorized for grant under the Plan outside of the Plan. In addition, nothing in this Section 9.5 shall prevent the Committee from granting Awards under the Plan that are not intended to qualify as “qualified performance-based compensation” under Code Section 162(m).

9.6 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Second Amended and Restated Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

9.7 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

9.8 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.9 Limited Transferability of Awards. Subject to Section 7.3, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 9.8. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant and/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

9.10 No Rights as Shareholder. Except to the limited extent provided in Sections 7.6 and 7.7 no Participant (nor any beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

9.11 Tax Matters. Notwithstanding anything to the contrary contained herein, to the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under applicable law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”).

SECTION 10

AMENDMENT, TERMINATION, AND DURATION

10.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award already granted to such Participant; provided that such consent shall not be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension or termination is required or advisable in order for the Company, the Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment. The Board may, but need not, take the tax or accounting consequences to affected Participants into consideration in acting under the preceding sentence. No Award may be granted during any period of suspension or after termination of the Plan. The Company shall obtain shareholder approval if necessary or desirable to comply with applicable laws, rules and regulations, including of any governmental agencies and national securities exchanges. Decisions of the Board shall be final, binding and conclusive. For Awards to continue to be eligible to qualify as “performance-based compensation” under Code Section 162(m), the Company’s shareholders must re-approve the material terms of the Performance Goals included in the Plan by the date of the first shareholder meeting that occurs in the fifth year following the year in which the shareholders most recently approved the Plan under Code Section 162(m).

10.2 Duration of the Plan. The Plan shall be effective as of June 20, 2003, and subject to Section 10.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, no Incentive Stock Option may be granted under the Plan after ten years from the latest date the Company’s shareholders approve the Plan, including any subsequent amendment or restatement of the Plan approved by the Company’s shareholders.

10.3 Prohibition on Repricing. Notwithstanding the foregoing and except for an adjustment pursuant to Section 4.3 or a repricing approved by shareholders, in no case may the Committee (1) amend an outstanding Option or SAR to reduce the exercise price of the Award, (2) cancel, exchange, or surrender an outstanding Option or SAR in exchange for cash or other Awards for the purpose of repricing the Award, or (3) cancel, exchange, or surrender an outstanding Option or SAR in exchange for an option or SAR with an exercise that is less than the exercise of the original Award.

SECTION 11

TAX WITHHOLDING

11.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. If the Committee permits Award Shares to be withheld from the Award to satisfy applicable withholding obligations, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates to the extent the Committee determines such limit is necessary or advisable in light of generally accepted accounting principles.

11.3 Liability for Applicable Taxes. Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social security, payroll tax, payment on account, other tax-related withholding or information reporting (“Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains the Participant’s responsibility and that the Company and or the Employer (a) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of an Award; and (b) do not commit to structure the terms or any aspect of any Award granted hereunder to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver any benefit under the Plan if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

SECTION 12

LEGAL CONSTRUCTION

12.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b 3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Washington.

12.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

[PROXY CARD (face)]

CELL THERAPEUTICS, INC. 3101 WESTERN AVENUE SUITE 600 SEATTLE, WA 98121

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M67878-P47523	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposals:

(1)	To approve an amendment to our Amended and Restated Articles of Incorporation, as amended, to declassify our Board of Directors and provide for an annual election of directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)

If Proposal 1 is approved, to elect the following three directors to the Board of Directors to serve one-year terms, or if Proposal 1 is not approved, to elect the following three Class II directors to serve three-year terms:

01) James A. Bianco, M.D.

02) Karen Ignagni

03) Frederick W. Telling, Ph.D.

		FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. _____________________________

(3)	To approve an amendment to our 2007 Equity Incentive Plan, as amended and restated, to increase the number of shares available for issuance thereunder by 11,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	To ratify the selection of Marcum LLP as our independent auditors for the year ending December 31, 2014.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)	To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of Proposals 1 through 5.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Transact such other business as may properly come before the 2014 Annual Meeting and all adjournments and postponements thereof.

Please sign exactly as your name(s) appear(s) on the stock certificate(s). When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

Our Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

M67879-P47523

Cell Therapeutics, Inc.

Annual Meeting of the Shareholders

May 22, 2014

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder(s) hereby appoint(s) James A. Bianco, M.D. and Phillip M. Nudelman, Ph.D., or either of them, as proxies, with full power of substitution, to represent and vote for, and on behalf of, the shareholder(s), the number of shares of common stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 22, 2014, or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL ITEMS, and, in the proxies’ discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The shareholder(s) direct(s) that this proxy be voted as specified on the reverse side.

[ITALIAN PROXY CARD]

DELEGA DI VOTO

Cell Therapeutics, Inc.

Assemblea Annuale degli Azionisti

22 maggio 2014

La presente delega è proposta per conto del Consiglio di Amministrazione

L’/Gli azionista/i il/i cui nominativo/i compare/compaiono sull’allegata certificazione di partecipazione al sistema di gestione accentrata di Monte Titoli S.p.A., rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008, delega/delegano con la presente James A. Bianco, M.D. e Phillip M. Nudelman, Ph.D., e ciascuno con il potere di nominare propri sostituti, a rappresentarlo/li nell’Assemblea Annuale degli Azionisti di Cell Therapeutics Inc. che si terrà il 22 maggio 2014 ed in ogni successiva convocazione o rinvio della stessa, nonché ad esercitare i diritti di voto connessi alle azioni ordinarie di Cell Therapeutics, Inc. rispetto alle quali il/i sottoscritto/i avrebbe/avrebbero il potere di votare qualora fosse/fossero personalmente presente/i nell’Assemblea Annuale.

La presente delega, debitamente sottoscritta ed inviata congiuntamente alla certificazione rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008, conferisce il potere di votare conformemente alle seguenti istruzioni ricevute dal/i socio/i. NEL CASO IN CUI NON SIA CONTENUTA ALCUNA ISTRUZIONE, LA PRESENTE DELEGA CONFERISCE IL POTERE DI VOTARE “A FAVORE” DI TUTTE LE PROPOSTE e, a discrezione dei soggetti delegati, in ogni altra materia che dovesse essere propriamente presentata in Assemblea o in ogni successiva convocazione o rinvio della stessa.

L’/Gli Azionista/i fornisce/forniscono le seguenti istruzioni di voto:

LA PRESENTE DELEGA DI VOTO È VALIDA UNICAMENTE SE SOTTOSCRITTA E DATATA

Il Consiglio di Amministrazione raccomanda di votare A FAVORE relativamente alle seguenti proposte:

(1)	Approvazione di una modifica dell’Atto Costitutivo, così come modificato, al fine di eliminare le Classi all’interno del Consiglio di Amministrazione della Società e prevedere una elezione annuale degli amministratori.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(2)	Qualora la Proposta 1 sia approvata, nomina per la durata di un anno dei seguenti tre amministratori per il Consiglio di Amministrazione, ovvero, qualora la Proposta 1 non sia approvata, nomina per la durata di tre anni dei seguenti tre amministratori di Classe II:	A FAVORE DI TUTTI ☐	NEGO LA DELEGA PER TUTTI ☐	A FAVORE DI TUTTI ECCETTO ☐	Al fine di negare il conferimento della delega di voto in relazione ad uno o più candidati, si prega di segnare “A favore di tutti eccetto” e indicare il/i numero/i del/i candidato/i sulla linea sottostante.
01) James A. Bianco, M.D
	02) Karen Ignagni				______________________________________
03) Frederick W. Telling, Ph.D.

(3)	Approvazione di una modifica al Piano di Incentivo Azionario 2007 della Società, come modificato e riconfermato, al fine di aumentare di 11.000.000 il relativo numero di azioni emettibili.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(4)	Ratifica della nomina di Marcum LLP quale società di revisione indipendente della Società per l’esercizio che si concluderà il 31 dicembre 2014.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(5)	Approvazione, attraverso un voto a carattere consultivo non vincolante, della remunerazione di determinati dirigenti esecutivi della Società (named executive officers)[1].	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(6)	Approvazione dell’aggiornamento dell’Assemblea Annuale, se necessario o appropriato, al fine di sollecitare ulteriori deleghe qualora vi siano voti insufficienti nel momento in cui l’Assemblea Annuale sia chiamata a deliberare su alcuna delle Proposte da 1 a 5.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

[1]	Così come definiti e identificati ai sensi del punto 402 della Regolamentazione S-K della normativa statunitense in materia di strumenti finanziari.

ISTRUZIONI DI VOTO

(a)	Firmare e datare la presente delega nell’apposito spazio qui sotto.

(b)	Trasmettere SIA la delega firmata SIA la certificazione rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008 (o una copia integrale della stessa) al seguente indirizzo, o per posta o via fax:

Cell Therapeutics, Inc.

Attn: Corporate Secretary

3101 Western Ave., Suite 600

Seattle, WA 98121

FAX: +1 (206) 284-6206

(c)	È NECESSARIO allegare alla presente delega la certificazione rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008 (o una copia integrale della stessa) perché il proprio voto venga computato.

(d)	Scadenza: la delega dovrà essere ricevuta al suddetto indirizzo (per posta o per fax) non più tardi del 21 maggio 2014. Qualora provvediate all’invio della documentazione per posta successivamente al 14 maggio 2014, si consiglia vivamente di inviare la stessa anche via fax al suddetto numero.

Tutte le altre deleghe di voto precedentemente conferite dal sottoscritto in relazione alle azioni ordinarie di Cell Therapeutics, Inc., in base alle quali il sottoscritto avrebbe il potere di votare nell’Assemblea Annuale o in ogni sua ulteriore convocazione o rinvio sono espressamente revocate.

Siete pregati di sottoscrivere la presente delega in modo leggibile, indicando il Vostro nominativo, corrispondente a quello riportato nella certificazione rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008. Qualora l’azione sia cointestata, ciascuno dei cointestatari dovrà sottoscrivere la presente delega. Se si sottoscrive in qualità di procuratore, esecutore, curatore, fiduciario o tutore occorre specificare tale titolo. Le società di capitali, società di persone e associazioni sottoscrivono tramite un legale rappresentante che dovrà indicare tale titolo.

FIRMA (si prega di firmare nell’apposito spazio) _____________  DATA _____________

FIRMA (COINTESTATARI) _____________  DATA _____________

[ITALIAN PROXY CARD (English translation)]

Cell Therapeutics, Inc.

Annual Meeting of the Shareholders

May 22, 2014

This Proxy is Solicited on Behalf of the Board of Directors

The shareholder(s) whose name(s) appear(s) on the enclosed certifications(s) of participation in the Central Depository System of Monte Titoli S.p.A., issued by authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008, hereby appoint(s) James A. Bianco, M.D. and Phillip M. Nudelman, Ph.D., and each of them, as proxies, with full power of substitution, to represent and vote for, and on behalf of, the shareholder(s), the number of shares of common stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 22, 2014, or at any adjournment or postponement thereof.

This proxy, when properly executed and submitted together with your certification issued by the authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL ITEMS and, in the proxies’ discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The shareholder(s) direct(s) that this proxy be voted as follows:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the following proposals:

(1)	To approve an amendment to our Amended and Restated Articles of Incorporation, as amended, to declassify our Board of Directors and provide for an annual election of directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	If Proposal 1 is approved, to elect the following three directors to the Board of Directors to serve one-year terms, or if Proposal 1 is not approved, to elect the following three Class II directors to serve three-year terms:	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01) James A. Bianco, M.D. 02) Karen Ignagni 03) Frederick W. Telling, Ph.D.

(3)	To approve an amendment to our 2007 Equity Incentive Plan, as amended and restated, to increase the number of shares available for issuance thereunder by 11,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	To ratify the selection of Marcum LLP as our independent auditors for the year ending December 31, 2014.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers[1].	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)	To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of Proposals 1 through 5.	FOR ☐	AGAINST ☐	ABSTAIN ☐

[1]	As they are defined and identified according to Item 402 of Regulation S-K under U.S. federal securities regulations.

VOTING INSTRUCTIONS

(a)	Please sign and date this card in the space provided below.

(b)	Please submit BOTH this signed proxy card AND the certification issued by the authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008 (or a complete copy) to the following address either by mail or by fax:

Cell Therapeutics, Inc.

Attn: Corporate Secretary

3101 Western Ave., Suite 600

Seattle, WA 98121

FAX: 00 +1 (206) 284-6206

(c)	You MUST include the certification issued by the authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008 (or a complete copy) together with this proxy card for your vote to be counted.

(d)	Deadline: Your proxy card must be received at the above address (by mail or fax) no later than May 21, 2014. If you are depositing your vote in the mail after May 14, 2014, we recommend that you also submit the papers by fax to the above number.

All other proxies heretofore given by the undersigned to vote shares of stock of Cell Therapeutics Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

Please sign exactly as your name(s) appear(s) on the stock certifications(s) issued by the authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008. When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

SIGNATURE (PLEASE SIGN WITHIN BOX) _____________  DATE _____________

SIGNATURE (JOINT OWNERS) _____________  DATE _____________